A Prospectus relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may any offers to buy be accepted prior to the time this Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or solicitation to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.



     As filed with the Securities and Exchange Commission on May 2, 2001.
                                                      Registration No. 333-52706


               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM SB2-A4

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                        Retractable Technologies, Inc.
                (Name of Small Business Issuer in Its Charter)

              Texas                            3841                     75-2599762
                                               ----
(State or Other Jurisdiction of    (Primary Standard Industrial      (I.R.S. Employer
 Incorporation or Organization)     Classification Code Number)     Identification No.)

         511 Lobo Lane, Little Elm, Texas 75068-0009    (972) 294-1010
         (Address and Telephone Number of Principal Executive Offices)

                  511 Lobo Lane, Little Elm, Texas 75068-0009
    (Address of Principal Place of Business or Intended Place of Business)

                                Thomas J. Shaw
               Chairman, President, and Chief Executive Officer
                                 511 Lobo Lane
                         Little Elm, Texas 75068-0009
                          Telephone:  (972) 294-1010
          (Name, Address, and Telephone Number of Agent for Service)

                                   Copy to:
                             Ralph S. Janvey, Esq.
                            Krage & Janvey, L.L.P.
                            2600 San Jacinto Tower
                            2121 San Jacinto Street
                              Dallas, Texas 75201
                                (214) 969-7500

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Prospectus.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering: [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
     Title of Each       Dollar Amount
  Class of Securities        to be        Proposed Maximum Offering    Proposed Maximum Aggregate        Amount of
   to be Registered       Registered*         Price Per Share **             Offering Price          Registration Fee
----------------------------------------------------------------------------------------------------------------------
     Common Stock        $109,400,250                $15                      $109,400,250              $27,350.07
======================================================================================================================

(*) This amount assumes the sale of 5,293,350 shares by selling security holders.

(**) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act.

                                  PROSPECTUS

                                 _____________

                        RETRACTABLE TECHNOLOGIES, INC.

                       7,293,350 Shares of Common Stock

     Retractable Technologies, Inc., a Texas corporation ("RTI"), hereby offers on a best efforts basis beginning upon effectiveness of this Prospectus for sale up to 2,000,000 shares of its common stock. This Prospectus also covers the offering and sale of up to an additional 5,293,350 shares of common stock by certain selling security holders.

     As of the date of this Prospectus, the shares are being offered directly by RTI without the assistance of an underwriter. However, RTI reserves the right to enter into an agreement with underwriters.

     Prior to the offering there has been no public market for the common stock. The stock has been approved for listing on the American Stock Exchange upon the effective date of this Prospectus.

The securities offered hereby involve a high degree of risk. You should purchase shares only if you can afford the loss of your entire investment. See "RISK
                                                                  ---------
FACTORS" commencing on page 6.
-----------------------------

    These shares have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed on the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.

-------------------------------------------------------------------------------------------------------------------
                                                                                                 Gross Proceeds to
                                                                                   Gross               Selling
                                             Price to Public    Commissions   Proceeds to RTI       Shareholders
-------------------------------------------------------------------------------------------------------------------
Per Share                                      $       15            0          $        15          $        15
-------------------------------------------------------------------------------------------------------------------
Total Minimum Offered by RTI                       30,000            0          $   450,000          $         0
-------------------------------------------------------------------------------------------------------------------
Total Maximum Offered by RTI                    2,000,000            0          $30,000,000          $         0
-------------------------------------------------------------------------------------------------------------------
Total Offered by Selling Shareholders           5,293,350         Unknown       $         0          $79,400,250
===================================================================================================================




                  The Date of this Prospectus is May 2, 2001

                               TABLE OF CONTENTS


                                                                                            PAGE NO.
     Prospectus Summary......................................................................      3

     Risk Factors............................................................................      6

     A Note About Forward-Looking Statements.................................................      8

     Use of Proceeds.........................................................................      8

     Capitalization..........................................................................      8

     Dilution................................................................................      9

     Management's Discussion and Analysis or Plan of Operation...............................     10

     Description of Business.................................................................     14

     Description of Property.................................................................     21

     Management..............................................................................     21

     Executive Compensation..................................................................     25

     Security Ownership of Certain Beneficial Owners and Management..........................     28

     Plan of Distribution....................................................................     28

     Selling Security Holders................................................................     31

     Determination of Offering Price.........................................................     46

     Description of Securities...............................................................     47

     Market for Common Equity and Related Stockholder Matters................................     58

     Certain Relationships and Related Transactions..........................................     59

     Legal Proceedings.......................................................................     59

     Disclosure of Commission Position on Indemnification for Securities Act Liabilities.....     60

     Legal Matters...........................................................................     60

     Accountants.............................................................................     60

     Experts.................................................................................     60

     Where to Find Additional Information....................................................     60

     Financial Statements....................................................................     61

     PART II-INFORMATION NOT REQUIRED IN A PROSPECTUS

     Indemnification of Directors and Officers...............................................     81

     Other Expenses of Issuance and Distribution.............................................     82

     Recent Sales of Unregistered Securities.................................................     82

     Exhibits................................................................................     85

     Undertakings............................................................................     87

     Signatures..............................................................................     88

                               PROSPECTUS SUMMARY
                               ------------------



                                  THE COMPANY

     We design, develop, manufacture, and market patented safety needle devices for the healthcare industry. Our VanishPoint(R) products utilize a unique friction ring mechanism patented by Thomas J. Shaw, our Founder, President, and Chief Executive Officer. VanishPoint(R) products are designed specifically to prevent needlestick injuries and to prevent reuse. The friction ring mechanism permits the automated retraction of the syringe needle into the barrel of the syringe, directly from the patient, after delivery of the medication is completed. The VanishPoint(R) blood collection tube holder utilizes the same mechanism to retract the needle after blood has been drawn from the patient. Closure of an attached end cap on the blood collection tube holder causes the needle to retract directly from the patient into the closed tube holder. Advantages of our products include protection from needlestick injuries, prevention of cross contamination through reuse, and reduction of disposal and other associated costs. Our patented VanishPoint(R) products include 3cc syringes, 1cc tuberculin, insulin, and allergy antigen syringes; 5cc and 10cc syringes; a blood collection tube holder, small tube adapter, a dental syringe, a self retracting IV catheter introducer and a full displacement syringe. We began commercial production of our 3cc VanishPoint(R) syringe in 1997. We began commercial production of the blood collection tube holder in 1998. Initial automated assembly of the 1cc syringe began in the first quarter of 2001.

     We have an exclusive license granted by Thomas J. Shaw for the patent rights for a worldwide exclusive license to manufacture, market, sell, and distribute our products until the expiration of the last of the patents. We cannot sublicense our rights without Mr. Shaw's permission and our license becomes a nonexclusive license in the event we are the subject of a hostile take-over. Our goal is to become a leading provider of automated retraction safety devices.

                                 OUR CUSTOMERS


     The VanishPoint(R) syringe and needle device products are sold to and used by healthcare providers (primarily in the United States with limited sales outside the United States), which include, but are not limited to, acute care hospitals, alternate care facilities, doctors' offices, clinics, emergency centers, surgical centers, convalescent hospitals, Veterans Administration facilities, military organizations, public health facilities, and prisons. Accordingly, we attempt to market our products directly and through distributors to the individual end-users (nurses, doctors, and testing personnel) and their purchaser representatives so that they request their Group Purchasing Organizations ("GPOs") add our products to their list of approved products.

                          DISTRIBUTION OF OUR PRODUCTS


     We distribute our products in the United States and its territories through 8 general line and 20 specialty distributors. We utilize 11 international distributors. We entered into an agreement with Abbott Laboratories whereby Abbott agreed to act as a nonexclusive marketer and distributor of our 1cc, 3cc, 5cc, and 10cc syringes, blood collection tube holders, and small tube adapters to acute care facilities in the United States. The Abbott agreement is for an initial five-year term. We will continue to utilize our current general line and specialty distributors in other market segments, such as primary care and alternate care facilities.

                  DESCRIPTION OF MARKET AND MAJOR COMPETITORS


     The syringe and needle device market is a market dominated by three main competitors. According to the 1998 Theta report (the latest information available), the three leading manufacturers are Becton Dickinson and Company ("B-D") with a market share of approximately 71 percent; Sherwood/Davis & Geck Division of American Home Products Company which was acquired by Tyco International Ltd. ("Sherwood") with approximately 22 percent, and Terumo Medical Corporation ("Terumo") with a market share of approximately 7 percent. We currently have less than 1/4 of 1 percent of the market for syringe and needle devices.

                                  THE OFFERING

Maximum Amount of Shares Offered by RTI:          2,000,000 shares

Minimum Amount of Shares Offered by RTI:          30,000 shares


Shares Offered by Selling Security Holders:       5,293,350 shares

Underwriters:                                     We are offering the shares
                                                  directly, without the
                                                  assistance of an underwriter,
                                                  although we reserve the right
                                                  to enter into an agreement
                                                  with underwriters.

Price Per Share:                                  $15 per share which was based
                                                  substantially upon a valuation
                                                  performed by Business
                                                  Valuation Services, an
                                                  independent valuation company,
                                                  as of December 8, 2000.
                                                  Business Valuation Services
                                                  valued our common stock at
                                                  $14.47 per share.

Termination of Offering:                          The offering will terminate on
                                                  November 2, 2001 (6 months
                                                  after the effective date of
                                                  this

                                         Prospectus) unless RTI, in its sole and
                                         absolute discretion, extends the period
                                         for an additional 90 days.


Escrow of Proceeds from Offering Until
the Minimum Number of Shares Is Sold:    All funds received from investors will
                                         be deposited in a noninterest bearing
                                         escrow account with Texas Bank. Texas
                                         Bank will release the funds to RTI only
                                         after $450,000 (the Minimum Offering
                                         amount) is collected.

Use of Proceeds:                         RTI will receive all proceeds from the
                                         offering less proceeds from the sales
                                         by selling shareholders and less
                                         offering expenses.

                                         The proceeds will be used to fund
                                         general capital needs, including, but
                                         not limited to, those needed for
                                         expansion of manufacturing operations,
                                         working capital, funding research and
                                         development, paying dividends to
                                         preferred shareholders, increasing
                                         sales and marketing efforts, and
                                         funding worldwide patent rights. In the
                                         event we sell the minimum number of
                                         shares, the proceeds will be used to
                                         defray selling expenses.

Risk Factors:                            This offering involves a high degree
                                         of risk (including, but not limited to,
                                         dependence on a single technology, a
                                         history of operating losses, limited
                                         production capacity, less than 1/4 of
                                         1% market share, voting control by two
                                         shareholders, and no underwriter for
                                         this offering as well as immediate
                                         dilution). See "RISK FACTORS" and
                                         "DILUTION" for a more complete
                                         discussion.

Selling Expenses:                        We estimate total selling expenses to
                                         be approximately $471,851
                                         (including those for legal, filing,
                                         accounting, printing, and transfer
                                         agent fees). In the event that selling
                                         agents are retained, we anticipate no
                                         more than 10% of the proceeds from the
                                         offering will be used to pay
                                         commissions. In the event that we enter
                                         into an agreement with underwriters,
                                         this Prospectus will be amended.

Common Stock Outstanding Before
the Offering:                            19,365,850 shares


Common Stock Outstanding After
the Offering:                            19,395,850 shares if the minimum
                                         number of shares is
                                         sold and 21,365,850 shares if the
                                         maximum number of shares is sold.

Symbol:                                  RVP

Exchange Listing:                        Prior to the offering, there has been
                                         no public market for the common stock.
                                         We have been approved (in conjunction
                                         with this offering) to have the common
                                         stock listed on the AMEX upon the
                                         effective date of this Prospectus.


Summary Financial and Operating Data:


The financial data presented below under the captions "BALANCE SHEET DATA" and "STATEMENTS OF OPERATIONS DATA" are derived from our audited financial statements as of and for each of the years ended, December 31, 2000 and 1999. These financial statements have been audited by PricewaterhouseCoopers LLP, independent accountants. It is important that you also read "Selected Financial Data," "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION" and the financial statements for the years ended December 31, 2000 and 1999, the related notes and the report of independent accountants.




                               BALANCE SHEET DATA


                                                       December 31, 2000
                                                       -----------------
           Cash and cash equivalents                   $     3,727,682
           Property, plant, and equipment, net         $    11,902,792
           Intangible assets and deferred charges, net $       529,803
           Long-term debt                              $     7,180,130
           Current portion of long-term debt           $       971,676
           Total stockholders' equity                  $     7,368,902

                         STATEMENTS OF OPERATIONS DATA



                                                  Year                Year
                                                  Ended               Ended
                                               December 31,        December 31,
                                                   2000               1999
                                               ------------       ------------
             Sales, net                        $  9,641,451       $ 3,375,158
             Cost of sales                        8,815,939         2,331,070
             Operating expenses:
                Preproduction manufacturing         627,200         1,837,830
                Other operating expenses         10,643,340         7,448,830
                                               ------------       -----------

                Loss from operations            (10,445,028)       (8,242,572)
                                               ------------       -----------
             Net loss                           (10,444,609)       (8,233,508)
             Preferred stock dividend
             requirements                        (3,719,839)       (2,999,848)
                                               ------------      ------------
             Net loss applicable to
             common stockholders               $(14,164,448)     $(11,233,356)
                                               ============      ============
             Net loss per share (basic and
             diluted)                          $       (.96)      $     (0.80)
                                               ============       ===========
             Weighted average common shares
             outstanding                         14,716,190        14,000,000
                                               ============       ===========


                                  RISK FACTORS
                                  ------------

     YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE INVESTING IN OUR COMMON STOCK.

                         RISKS RELATED TO OUR BUSINESS

BECAUSE WE DEPEND ON A SINGLE TECHNOLOGY, OUR COMPANY'S SUCCESS IS VULNERABLE TO SUPERIOR COMPETING PRODUCTS OR NEW TECHNOLOGIES THAT COULD MAKE OUR PRODUCT OBSOLETE.

     Because we have a narrow focus on a particular product line and technology (retractable needles), we are vulnerable to the development of superior competing products and to changes in technology which could eliminate or reduce the need for our products. If a superior technology is created, the demand for our product could greatly diminish and our stock price would decrease.

OUR PRODUCTS MAY PROVE TOO EXPENSIVE TO MARKET SUCCESSFULLY, WHICH MAY INHIBIT OUR GROWTH AND COULD RESULT IN NET LOSSES.

     The higher purchase price of safety medical products in general, as well as the fact that the initial cost of our safety needles is higher than that of other safety needles, may be an impediment to full market acceptance. Market acceptance of our products will depend in large part upon our ability to demonstrate the operational and safety advantages of our products as well as the cost effectiveness of our products compared to both standard and other safety needle products (after the costs of a needlestick are included in the calculation).

WE HAVE A HISTORY OF OPERATING LOSSES AND A LIMITED OPERATING HISTORY. THERE IS NO GUARANTEE WE WILL HAVE OPERATING GAINS.


     We have experienced net losses of $33,312,256 since we began operations. Since we incorporated in 1994 and operations began in 1997, there is limited operating history for use to project the success of future operations or our ability to obtain net income. See "DESCRIPTION OF BUSINESS."

OUR COMPANY IS CONTROLLED BY TWO SHAREHOLDERS.


     Thomas J. Shaw, our President, and Lillian E. Salerno, a Director, own 57.8% and 14.5%, respectively, of the common stock as of the date of this Prospectus and will continue to own such percentages if the minimum number of
shares is sold through this offering.   These two shareholders will, therefore,
have the ability to direct our operations and financial affairs and to substantially influence the election of members of our Board of Directors. Of the remaining 5,365,850 shares of common stock outstanding as of the date of this Prospectus, Officers and Directors own 72,500 of the shares (less than 1% of all outstanding common stock).


                         RISKS RELATED TO OUR INDUSTRY

BECAUSE WE ARE SIGNIFICANTLY SMALLER THAN THE THREE MAIN COMPETITORS IN THIS INDUSTRY, WE MAY LACK THE FINANCIAL RESOURCES TO CAPTURE INCREASED MARKET SHARE.

     The three leading manufacturers of hypodermic syringes and blood collection products are B-D with a market share of approximately 71 percent, Sherwood with approximately 22 percent, and Terumo with a market share of approximately 7 percent. Forty-two percent of B-D's fiscal 1999 sales were from the sales of injection systems. All three companies offer both standard syringes (a majority of their sales) and a safety syringe alternative. B-D and Sherwood have greater financial resources, larger and more established sales and marketing and distribution organizations and greater market influence, including long-term contracts with GPOs. These competitors may be able to use these resources to improve their products through research and acquisitions or develop new products, which may compete more effectively with our products. If our competitors choose to use their resources to create products superior to ours, we may be unable to sell our products and the ability of our company to continue would be weakened.


WE ARE VULNERABLE TO PRODUCTION DISRUPTIONS BECAUSE CERTAIN PARTS OF OUR PRODUCTS ARE MANUFACTURED BY SINGLE SUPPLIERS.


     There are components of our products that are manufactured by separate single suppliers. We own the molds used by those suppliers to manufacture the component parts of our products and could establish alternative supply arrangements if necessary. However, some of these components have lead times of several months, and changes in suppliers would disrupt production schedules.

WE FACE INHERENT PRODUCT LIABILITY RISKS AS A MANUFACTURER OF SAFETY MEDICAL PRODUCTS. PRODUCT LIABILITY CLAIMS EXCEEDING OUR PRODUCT LIABILITY INSURANCE COVERAGE COULD RESULT IN NET LOSSES BY THE COMPANY.

     As a manufacturer and seller of safety needle products, we face an inherent business risk of exposure to product liability claims in the event of product failure or claim of harm caused by product operation. Product failure could result in injury to the patient or loss of blood and could expose healthcare workers to the risk of bloodborne pathogens. If any of our products prove to be defective, we may be required to recall those products. If a product liability claim is made and damages are in excess of our product liability coverage, our competitive position could be weakened by the amount of money we could be required to pay to compensate those injured by our products. We have products liability coverage with St. Paul Insurance Company covering up to $1,000,000 per occurrence, with coverage up to $2,000,000 in the aggregate. Each claim is subject to a $10,000 deductible. Additionally, we have additional products liability protection under an Umbrella Liability Policy. This policy provides an additional $4,000,000 per occurrence and aggregate limits in the event claims exceed the primary commercial general liability policy limit.


                         RISKS RELATED TO THIS OFFERING

THERE IS NO UNDERWRITER ASSISTING IN THE SALE OF THE SHARES AND, THEREFORE, OUR CHANCES OF SELLING THE MINIMUM NUMBER OF SHARES IS REDUCED.

     Since we are attempting to sell the shares without the aid of an underwriter, our chances of success in selling the minimum number of shares are reduced. We are not experienced in the business of selling shares. We may, therefore, not be able to complete the minimum offering.

THERE IS NO UNDERWRITER ASSISTING IN THE SALE OF THE SHARES AND, THEREFORE, NO ONE IS PERFORMING AN INDEPENDENT DUE DILIGENCE INVESTIGATION ON YOUR BEHALF.

     In addition to providing selling expertise, an underwriter is also required to conduct a "due diligence" evaluation of any company whose securities it underwrites. In this situation, there is no underwriter, and no one is providing due diligence evaluations on your behalf.

IF WE ARE UNABLE TO SELL SUBSTANTIALLY MORE THAN THE MINIMUM NUMBER OF SHARES, THE COMPANY WILL NOT HAVE SUFFICIENT CAPITAL TO FUND EXPANSION OF PRODUCTION CAPACITY.

     We anticipate selling expenses in the amount of approximately $471,851.
If we sell the minimum number of shares, we will receive $450,000. After payment of selling expenses, we will not have any remaining proceeds available to us to expand existing operations. We would need to seek alternate financing to fund expansion of existing production.

THE MARKET PRICE MAY DROP BELOW THE OFFERING PRICE, OR THE SELLING SHAREHOLDERS MAY SELL SHARES BELOW THE OFFERING PRICE, WHICH WOULD RENDER US UNABLE TO SELL SHARES SUCCESSFULLY IN THIS OFFERING.

     We are offering to sell shares at the price on the cover page of this Prospectus, whereas the market price for our stock may vary significantly. Furthermore, the selling shareholders (who, in the aggregate, are offering 5,293,350 shares) may sell their shares at any price they deem acceptable, regardless of the price at which we are offering to sell our shares, and we have no control over the price at which they may sell their shares. If the market price for the shares drops below the offering price, or the selling shareholders decide to sell their shares below our offering price, prospective investors will likely choose to purchase shares from the selling shareholders or on the open market rather than directly from us. If this happens, the amount of financing we receive from this offering will be significantly reduced and we may be unable to sell the minimum number of shares offered under this Prospectus or to raise any funds from this offering. 3,101,500 of the shares offered by the selling shareholders were purchased for $1 per share. 621,100 of the shares offered by the selling shareholders were purchased for $5 per share. 1,570,750 of the shares offered by the selling shareholders were purchased for $10 per share.


FUTURE SALES OF COMMON STOCK NOT FOR SALE UNDER THIS PROSPECTUS MAY CAUSE OUR STOCK PRICE TO DECLINE.


     After the effective date of this Prospectus, there will be 14,072,500 shares of common stock and 3,906,395 shares of preferred stock outstanding which are "restricted securities" as that term is defined by Rule 144 under the Securities Act of 1933, as amended. 14,000,000 of the common shares are subject to lock up agreements limiting sales to no more than 7% within two years of December 5, 2000. Such shares are eligible for public sale only if registered under the Securities Act or if sold in accordance with Rule 144. The timing and amount of sales of common stock that are currently restricted securities could have a depressive effect on the future market price of our common stock.

DILUTION


     Assuming a purchase price of $15, the pro-forma net tangible book value per share of common stock will be $1.72 assuming the maximum number of shares are sold and $.38 assuming the minimum number of shares are sold. Purchasers of shares under this offering shall receive an immediate and substantial dilution of $13.28 or 88.5% of the share price if the maximum number of shares are sold and $14.62 or 97.5% if the minimum number of shares is sold. Accordingly, the more shares we sell under this offering, the less value each share outstanding is worth. See "DILUTION."


                    A NOTE ABOUT FORWARD-LOOKING STATEMENTS
                    ---------------------------------------

     The statements, other than statements of historical fact, included in this Prospectus are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," or "believe." We believe that the expectations reflected in such forward-looking statements are accurate. However, we cannot assure you that such expectations will occur. Our actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the impact of dramatic increases in demand, our ability to quickly increase our production capacity in the event of a dramatic increase in demand, our ability to continue to finance research and development as well as operations and expansion of production through equity and debt financing, as well as sales, and the increased interest of larger market players in providing safety needle devices.


                                USE OF PROCEEDS
                                ---------------

     The net proceeds to us from this offering under the minimum and maximum shares to be sold, is estimated to be $0 and $29,528,149 respectively, after giving effect to the anticipated selling costs and expenses of $471,851 if no selling agents are used payable by us.

     The proceeds from this offering are not allocated to a specific purpose. The general purpose for this offering is to provide capital to us so that we can, among other things, continue to: expand our manufacturing operations, fund research and development, pay dividends to preferred stockholders that may be declared by the Board of Directors, increase sales and marketing efforts, fund selective worldwide patent rights and provide for other general working capital needs. Our Management will have total discretion as to how to allocate the funds received as a result of this offering. We will not receive any proceeds from the sale of the selling security holders' common stock.

     We presently have limited cash and working capital and will be dependent upon the net proceeds from sales of these registered shares for the expansion of our operations. We anticipate that proceeds from the maximum offering, together with the funds generated from operations, will be sufficient to support our operations and planned capital expenditures at least through 2001, without the need for additional financing. If only the minimum offering is completed, the proceeds received will be used to defray selling expenses. In addition, if we experience a change in circumstances or business conditions, we may need additional financing even if the maximum offering is completed.

     Our future liquidity and capital requirements will depend upon numerous factors, including the progress of our actions relating to regulatory matters; costs and timing of expansion of marketing, sales, manufacturing, and product development activities; the extent to which our products gain full market acceptance; and competition. Any additionally required financing may not be available on satisfactory terms, if at all. Future equity financing may result in dilution to the holders of our common and preferred stock. Unless and until our product development and marketing activities are successful and an adequate amount of its products are sold, we will not have enough revenue to cover our operating expenses and we will continue to incur losses.


                                 CAPITALIZATION
                                 --------------

     The following table sets forth the capitalization of RTI as of December 31, 2000, and December 31, 1999, and the pro-forma capitalization of RTI after giving effect to the sale of 2,000,000 shares (the maximum number of shares) and 30,000 shares (the minimum number of shares) offered hereby at public offering price of $15 per share and the application of the gross proceeds (before offering expenses are taken into account) therefrom as described under "USE OF PROCEEDS."

                                                   Maximum Shares Sold

                                        December 31, 1999           December 31, 2000
                                      Actual       Pro Forma      Actual      Pro Forma
Short-Term Debt                   $    463,329  $    463,329  $    971,676  $    971,676
                                  ------------  ------------  ------------  ------------
Long-term Debt                       2,506,335     2,506,335     7,180,130     7,180,130
                                  ------------  ------------  ------------  ------------
Series A                             5,000,000     5,000,000     1,826,500     1,826,500
Series I, Class B                    1,000,000     1,000,000       366,400       366,400
Series II, Class B                   1,000,000     1,000,000       489,250       489,250
Series III, Class B                  1,160,200     1,160,200       158,245       158,245
Series IV, Class B                           -             -     1,066,000     1,066,000
Additional Paid In Capital          23,565,235    53,565,235    36,774,763    66,774,763
Unearned Compensation                 (185,635)     (185,635)            -             -
Accumulated Deficit                (22,852,247)  (22,852,247)  (33,312,256)  (33,312,256)
                                  ------------  ------------  ------------  ------------
Total Stockholders' Equity           8,687,553    38,687,553     7,368,902    37,368,902
                                  ------------  ------------  ------------  ------------
Total Capitalization              $ 11,657,217  $ 41,657,217  $ 15,520,708  $ 45,520,708
                                  ============  ============  ============  ============

                                                    Minimum Shares Sold

                                        December 31, 1999           December 31, 2000
                                      Actual       Pro Forma      Actual      Pro Forma
Short-Term Debt                   $    463,329  $    463,329  $    971,676  $    971,676
                                  ------------  ------------  ------------  ------------
Long-term Debt                       2,506,335     2,506,335     7,180,130     7,180,130
                                  ------------  ------------  ------------  ------------
Series A                             5,000,000     5,000,000     1,826,500     1,826,500
Series I, Class B                    1,000,000     1,000,000       366,400       366,400
Series II, Class B                   1,000,000     1,000,000       489,250       489,250
Series III, Class B                  1,160,200     1,160,200       158,245       158,245
Series IV, Class B                           -             -     1,066,000     1,066,000
Additional Paid In Capital          23,565,235    24,015,235    36,774,763    37,224,763
Unearned Compensation                 (185,635)     (185,635)            -             -
Accumulated Deficit                (22,852,247)  (22,852,247)  (33,312,256)  (33,312,256)
                                  ------------  ------------  ------------  ------------
Total Stockholders' Equity           8,687,553     9,137,553     7,368,902     7,818,902
                                  ------------  ------------  ------------  ------------
Total Capitalization              $ 11,657,217  $ 12,107,217  $ 15,520,708  $ 15,970,708
                                  ============  ============  ============  ============

     The above numbers do not take into account 7,725 shares of preferred stock (convertible into shares of common stock on a one-for-one basis) reserved for issuance upon the exercise of warrants, 1,727,305 shares reserved for issuance upon the exercise of options under any of our three stock option plans, and 500,000 shares of preferred stock (convertible into common stock on a one-for-one basis) reserved for issuance in partial payment of dividends to preferred shareholders. The calculation of total number of shares outstanding and resulting dilution assumes no exercise of rights to purchase additional shares by preferred shareholders. Owners of Series A and Class B Convertible Preferred Stock have the right to purchase common stock not covered by this Prospectus from us at the offering price, based on a formula set out in the appropriate certificate of designation for each of the five classes and series. Assuming that all owners of Series A and Class B Convertible Preferred Stock exercise their additional conversion rights, we would issue 3,906,395 more shares of common stock, for aggregate effective consideration of $20,793,450 which was initially paid for the preferred stock.

                                   DILUTION
                                   --------



     Purchasers of registered shares will suffer immediate and substantial dilution of their per share investments. Prior to the offering, we had 19,365,850 shares of common stock issued and outstanding. Initially, 1,000 shares of common stock were issued to Thomas J. Shaw, our Chief Executive Officer, in exchange for $1,000 value in services rendered in 1994. In April 1995, Mr. Shaw exchanged all 1,000 shares outstanding for 14,000,000 shares of common stock. In May 1996, Mr. Shaw transferred 2,800,000 of the 14,000,000 then issued and outstanding shares of common stock to Lillian E. Salerno, a
Director, in exchange for services rendered.   In September 2000, we issued a
mandatory redemption of 541,500 shares of the Series A Stock. Pursuant to that redemption, 519,500 shares of Series A Stock held by 18 shareholders were converted into 519,500 shares of common stock. In October 2000, we gave all preferred shareholders notice of a registration of common stock for public sale. Pursuant to the rights granted under the various certificates of designation, 624 shareholders converted an aggregate of 4,846,350 shares of preferred stock into 4,846,350 shares of common stock and have given notice of their intent to sell 4,823,850 shares.

     The remaining preferred stock was purchased in private placements for
prices ranging from $1 to $10 per share.   3,151,500 shares of common stock were
purchased by conversion of Series A Stock, which was originally obtained for $1 per share. 633,600 shares of common stock were purchased by conversion of Series I Stock, which was originally obtained for $5 per share. 510,750 shares were purchased by conversion of Series II Stock, which was originally obtained at $10 per share. 1,002,200 shares were purchased by conversion of Series III Stock, which was originally obtained at $10 per share. 67,800 shares were purchased by conversion of Series IV Stock, which was originally obtained at $10 per share.

     We had a net tangible book value of $6,839,099, or approximately $.35 per share of common stock as of December 31, 2000. Net tangible book value per share is equal to the net tangible assets of RTI (total assets less total liabilities and intangible assets), divided by the number of shares outstanding as of December 31, 2000. Without taking into account any changes in net book value of RTI at December 31, 2000, other than to give effect to the sale of common stock hereby (before deduction of the offering expenses), the pro-forma net tangible book value of RTI at December 31, 2000, if the maximum or minimum shares under this offering is sold would have been $36,839,099 and

$7,289,099, respectively. This represents an immediate increase in net book value of $1.37 or $.03 per share should the maximum or minimum number of shares be sold, respectively, of common stock to existing shareholders and an immediate dilution of approximately $13.28 or $14.62, respectively, per share of common stock to new investors purchasing shares in this offering. The following table illustrates the per share dilution to new investors:

                                                                      Maximum Shares Sold      Minimum Shares Sold
                                                                      -------------------      -------------------
     Assumed initial offering price per share of common stock           $15.00   100%             $15.00   100%

     Net tangible book value per share
      as of December 31, 2000                                           $  .35   2.4%             $  .35   2.4%

     Increase in per share attributable to new investors*               $ 1.37   9.1%             $  .03    .2%

     Pro-forma net tangible book value per share after offering*        $ 1.72  11.5%             $  .38   2.5%

     Dilution per share to new investors*                               $13.28  88.5%             $14.62  97.5%

     * This number includes the 5,293,350 shares of common stock held by selling security holders.

     The following table summarizes, on a pro-forma basis as of December 31, 2000, the number of shares of common stock purchased from RTI, the total consideration paid to RTI, and the average price per share of common stock paid by the selling stockholders and by the new investors participating in this offering if the maximum or minimum shares under this offering are sold:

                                       Shares Purchased             Total Consideration     Average Price
                                      Number     Percent           Amount        Percent      Per Share
                                      ------     -------           ------        -------      ---------
     MAXIMUM SHARES SOLD:

     Selling Shareholders           5,293,350     72.6%          N/A                N/A           N/A

     New Investors                  2,000,000     27.4%          $30,000,000       100%           $15

     MINIMUM SHARES SOLD:

     Selling Shareholders           5,293,350     99.4%          N/A                N/A           N/A

     New Investors                     30,000       .6%             $450,000       100%           $15

     Purchases of common stock by owners of preferred stock would have a material impact on dilution suffered initially by persons purchasing registered
shares in this offering.   See "DESCRIPTION OF SECURITIES."

      For an explanation of the shares not included in the foregoing table, see "CAPITALIZATION."

     As noted previously, we intend to offer the registered shares, without use of an underwriter, but reserve the right to employ brokers, dealers and/or underwriters to complete this offering. The calculation of net tangible book value (giving effect to completion of the offering) makes no provision for payment of commissions or other expenses to such persons. Because commissions and expenses, if paid, will total at most 10% of the offering, such payments would have only a slight impact on dilution, which we consider immaterial. If we enter into an agreement with an underwriter this Prospectus will be amended.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
           ---------------------------------------------------------

     Certain statements included by reference in this Prospectus containing the words "believes," "anticipates," "intends," "expects," and similar such words constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Any forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements of RTI to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the impact of dramatic increases in demand, our ability to quickly increase production capacity in the event of a dramatic increase in demand, our ability to continue to finance research and development as well as operations and expansion of production through equity and debt financing, as well as sales, and the increased interest of larger market players in providing safety needle devices. Given these uncertainties, undue reliance should not be placed on forward-looking statements.

HISTORICAL SOURCES OF LIQUIDITY

     We have historically funded operations primarily from proceeds from private placements and bank loans. We were capitalized with over $42,000,000 raised from five separate private placement offerings. As of September 30, 1995, we sold 5,000,000 shares of Series A Stock at $1 per share, for an aggregate of $5,000,000. As of October 31, 1996, we sold 1,000,000 shares of Series I Class B Stock at $5 per share for an aggregate of $5,000,000. As of January 31, 1998, we sold 1,000,000 shares of Series II Class B Stock at $10 per share for an aggregate of $10,000,000. As of September 30, 1999, we sold 1,160,200 shares of Series III Class B Stock at $10 per share for an aggregate of $11,602,000. Finally, as of May 4, 2000, we sold 1,133,800 shares of Series IV Class B Stock at $10 per share for an aggregate of $11,338,000. We obtained $1,200,000, $710,000, and $2,000,000 in 1996, 1997, and 2000, respectively, from bank loans.
Additionally, we received a Small Business Administration loan of $1,000,000 in 1996 to pay for portions of automated assembly equipment, multi-cavity molds, and other equipment. Furthermore, we borrowed $3,000,000 in August 2000 and $2,000,000 in December 2000 under our Credit Agreement with Abbott.

SELECTED FINANCIAL DATA

     The following selected financial data for fiscal years ended December 31, 2000 and 1999, is derived from financial statements, which were audited by independent accountants. The data should be read in conjunction with the audited financial statements and selected notes and the following discussion of results of operations.

                      CONDENSED STATEMENTS OF OPERATIONS

                                                           Year Ended December 31
                                                           ----------------------
                                                       2000                      1999
                                                       ----                      ----
Sales, net                                         $  9,641,451               $ 3,375,158
Cost of sales                                         8,815,939                 2,331,070
                                                   ------------               -----------
     Gross margin                                       825,512                 1,044,088
                                                   ------------               -----------
Operating Expenses
Preproduction manufacturing                             627,200                 1,837,830
Sales and marketing                                   4,955,456                 3,742,779
Research and development                                899,149                   842,062
General and administrative                            4,788,735                 2,863,989
                                                   ------------              ------------
     Total operating expenses                        11,270,540                 9,286,660
                                                   ------------              ------------
     Loss from operations                           (10,445,028)               (8,242,572)
     Interest income (expense), net                         419                     9,064
                                                   ------------              ------------
Net Loss                                            (10,444,609)               (8,233,508)
Preferred stock dividend requirement                 (3,719,839)               (2,999,848)
                                                   ------------              ------------
Net loss applicable to common stockholders         $(14,164,448)             $(11,233,356)
                                                   ============              ============
Loss per share (basic and diluted)                 $       (.96)             $       (.80)
                                                   ============              ============
Weighted average common shares outstanding           14,716,190                14,000,000



     The following discussion contains trend information and other forward-looking statements that involve a number of risks and uncertainties. Our actual future results could differ materially from our historical results of operations and those discussed in the forward-looking statements. All period references are to our fiscal year ended December 2000 or 1999. Variances have been rounded to the nearest one thousand dollars.

                           Comparison of Year Ended
              December 31, 2000, and Year Ended December 31, 1999

     Net sales were $9,641,451 and $3,375,158 for the years ended December 31, 2000, and December 31, 1999, respectively. The increase of $6,266,293, or 186%, was due principally to increased production capacity. Sales under the Abbott agreement accounted for more than half of the revenues during the year 2000. Sales to other distributors in 2000 increased 36 percent compared to 1999. Syringe revenues increased $4,348,820 or 147% and blood collection tube holder revenues increased $1,917,473 or 459%.

     Cost of sales increased from $2,331,070 in 1999 to $8,815,939 in 2000, or an increase of 278%. Of the variable costs, labor costs increased $2,660,000, material costs increased $2,600,000, and royalty costs were up $350,000. Repair and maintenance expense increased $305,000, depreciation increased $197,000, consulting increased $74,000, and travel increased $59,000. As we completed development stage activities in the second quarter of 2000 we no longer classify any manufacturing costs as preproduction manufacturing expense.

     Preproduction manufacturing expenses decreased from $1,837,830 in 1999 to $627,200 in 2000, or $1,210,630. Preproduction labor decreased by approximately $730,000, depreciation decreased by $199,000, and supplies decreased $151,000 from the year 1999 compared to the year 2000. The decreases were due to decreased production time attributable to mold and piece part validations.

     Research and development expense increased from $842,062 in 1999 to $899,149 in 2000. An increase in travel ($18,000) and engineering supplies ($79,000) was partially offset by a decrease in consulting expenses ($62,000).

     Sales and marketing expenses increased 32 percent to $4,955,456 in 2000 from $3,742,779 in 1999, an increase of $1,212,677. As a percentage of revenues, sales and marketing expenses decreased from 111 percent to 51 percent. Marketing fees to distributors increased

$1,980,000 due to the increase in revenues. Travel expenses decreased $152,000. Advertising and marketing samples decreased by about $160,000 in 2000 compared to 1999. Consulting expenses increased $151,440 as a result of our international marketing efforts.

     General and administrative costs increased $1,924,746 or 67 percent, from 1999 to 2000. Additional personnel increased salary expenses by $474,000.
Legal and accounting fees increased by $316,000, principally due to the filing requirements we have as a publicly reporting company. Compensation attributable to non-employee stock options increased $767,000 and was expensed as incurred in 2000. In prior years this expense was amortized over a longer vesting period. Travel expenses increased $90,000. Office expenses increased $90,000 and recruiting expense increased $40,000 in 2000 compared to the year 1999.

     Interest income increased by $82,167 or 67% due to higher invested cash balances. Interest expense net increased $90,812 or 80% due to higher outstanding debt. The increase in interest expense was offset by an increase in capitalized interest.

     Net cash used by operating activities was $8,281,126 in 2000. The principal reason for the use of cash was a net loss of $10,444,609; offset by non-cash expenses of depreciation and amortization of $938,570; stock option compensation of $811,670; and allowances for doubtful accounts of $68,379.

     Principal changes in working capital were increases in inventories of $897,674, increases in accounts receivable of $1,794,207, increases in accounts payable of $1,024,192, and increases in marketing fees payable of $1,598,546. All of these increases were due to increases in production and sales volumes.

     Net cash used by investing activities was principally due to additions to property, plant, and equipment of $2,687,464. Additions included approximately $1,800,000 of equipment for the 1cc product line, $135,000 for computers and office equipment, and $274,000 in capitalized interest. The Company sold $600,000 in restricted certificates of deposit to reduce debt.

     Net cash provided by financing activities consists of $11,338,000 obtained from the sale of Series IV Class B Stock, $5,000,000 of loan proceeds from Abbott, and $2,000,000 from loans from 1st International Bank.

     Cash used by financing activities are principally repayments of debt of $1,817,858; including $1,150,789 to pay off Western Bank and $200,000 paid to Legacy Bank. The Company also paid dividends of $2,971,976 to its Series A Preferred Stock holders.


                           Comparison of Year Ended
              December 31, 1999, and Year Ended December 31, 1998

     Net sales were $3,375,158 and $845,559 for the years ended December 31, 1999, and December 31, 1998, respectively. The increase of $2,529,599, or 300%, was principally due to increased sales of $1,879,599 to customers with distribution in California. The increase was a result of the safe needle legislation in California.

     Cost of sales increased from $765,448 in 1998 to $2,331,070 in 1999, or an increase of 205%. As a percentage of revenue, cost of sales decreased from 91% in 1998, to 69% in 1999. The improvement is due to achieving higher production volumes while some costs remained relatively fixed. Material costs increased $939,000, and labor costs increased $289,000 from 1998 to 1999 due principally to increased sales volume.

     Preproduction costs increased from $1,004,828 to $1,837,830.   Increases
were due to validation of new equipment and piece parts to fulfill the need for increased production volumes. Preproduction labor increased $585,000 and material costs were up $94,000 from 1998 to 1999.

     Sales and marketing expenses increased 143% to $3,742,779 in 1999 from $1,539,822 in 1998 but decreased as a percentage of revenue from 182% to 111%. The increase in expenses is principally due to the increased effort to market VanishPoint(R) products in California, including retaining a marketing company that provided contract sales representatives to supplement the marketing effort. The expense in 1999 for contract sales representatives was $462,000. Additionally, RTI began paying marketing fees in 1999. This represents $604,000 of the increase. There was no comparable expense in 1998 for outside contract sales representatives or marketing fees in 1998. Additional staffing costs were approximately $540,000. Travel and entertainment expense increased $216,000.

     Research and development costs increased, primarily in staffing, as more resources were committed to the 1cc syringe.

     General and administrative costs increased 18% due to increases in staffing and consulting services, offset somewhat by decreases in legal fees.

     Interest income decreased due to lower average outstanding cash balances.

     Interest expense decreased due to lower outstanding debt and more interest being capitalized.

     Net cash used by operating activities was $6,664,724 in 1999. The principal reason for the use of cash was a net loss of $8,233,508; offset by non-cash expenses of depreciation and amortization of $950,471; and stock option compensation of $104,122.

     Principal changes in working capital were increases in accounts receivable of $509,668, increases in accounts payable of $485,958, and increases in marketing fees payable of $338,526. These increases were due to increased production and sales volumes.

     Net cash used by investing activities was primarily due to additions to property, plant, and equipment of $1,960,609, including capitalized interest of $168,939. Equipment purchases were primarily for the 3cc product line.

     Net cash provided by financing activities consists of $8,584,000 obtained from the sale of Series III Class B Stock. Cash used by financing activities are repayments of debt of $442,762, and $458,686 in commissions and other expenses related to preferred stock issuances.


LIQUIDITY AND FUTURE CAPITAL REQUIREMENTS

     We believe we will be able to sustain operations for our existing products without additional financing. We believe that we will achieve our breakeven point in the year 2001. To the extent we use all of our cash resources, we will be required to obtain additional funds, if available, through additional borrowing or equity financing. There can be no assurance that such capital will be available on acceptable terms. If we are unable to obtain sufficient financing, we may be unable to implement our long-term plan of operation. We anticipate strengthening our capital structure over the next four years by increasing capital through debt and equity offerings, improving profitability, and participating in joint ventures or licensing arrangements, where possible, to accelerate the manufacture and distribution of our products.

     We currently produce products at a rate in excess of 30 million 3cc syringes and 10 million blood collection tube holders annually. In order to ramp up production to meet the expected demand for safe needle devices, we raised a little over $18 million in debt and equity funds in 2000. We obtained these funds from: (1) two loans given by 1st International Bank totaling $2,000,000, (2) a loan of $5,000,000 from Abbott, and (3) the sale of $11,338,000 of our Series IV Class B Stock. We obtained $2,000,000 of the $18,000,000, from 1st International Bank in the form of two loans. The loan for $1,500,000 from 1st International Bank matures on February 18, 2005. Monthly payments are based on a twenty-year amortization and the loan bears interest at prime plus 1%. The $500,000 loan, also from 1st International Bank, matured on February 18, 2001 with only interest being paid monthly. This loan was renewed in February 2001 for a one year term. Interest is prime plus 1%.

     We obtained $5,000,000 of the $18,000,000 as a result of an agreement with Abbott. On May 4, 2000, we entered into a National Marketing and Distribution Agreement with Abbott for an initial five-year term. Pursuant to the Abbott agreement, Abbott agreed to act as a non-exclusive marketer and distributor of our 1cc, 3cc, 5cc, and 10cc syringes, blood collection tube holders, and small tube adapters to acute care facilities in the United States. As part of the consideration for the Abbott agreement, Abbott agreed to make periodic loans to us prior to June 30, 2005, in increments of $1,000,000 in an aggregate amount of up to $5,000,000 at an interest rate of prime plus one percent with any and all amounts lent to be due and payable on June 30, 2005. Accounts receivable from Abbott and contracts where Abbott is the account debtor secure any loans made. Payments due to us from Abbott under the Abbott agreement, and certain equipment already owned by us also serve as collateral for the loans granted by Abbott. We have borrowed $5 million under the Abbott agreement. Pursuant to the Abbott agreement, we gave Abbott the right, at its option, to convert any and all principal amounts owed into common stock at a price of $10 per share. Abbott also holds registration rights with respect to the shares of common stock issued upon conversion of any principal amount of the loan. As part of the consideration paid to us under the Abbott agreement, Abbott purchased $5 million of Series IV Stock under the same terms and conditions as all other investors in the Series IV Stock offering. We expect to fund future expansion through a combination of debt, a public offering, and internally generated funds. Capital needs are expected to require an additional $87 million over the next five years for expansion of production discussed in greater detail in Material Commitments for Expenditures below.
   -------------------------------------

We obtained the remainder of the $18,000,000 from the sale of $11,338,000 of our Series IV Stock, including the shares purchased by Abbott.

Internal Sources of Liquidity and Anticipated Trends in Sales
-------------------------------------------------------------

     The increase in sales is primarily due to legislation requiring safety needles, which has been passed in 18 states. Demand for safety products is increasing in the United States and internationally. The National Institute for Occupational Safety and Health ("NIOSH") issued a safety alert calling on employers to adopt safer needles to reduce needlestick injuries. The Federal Occupational Safety and Health Administration ("OSHA") issued a Compliance Directive which instructs OSHA inspectors to cite employers who fail to evaluate and buy safety needle devices. The Service Employees International Union ("SEIU") has taken a proactive stance with regard to promoting the use of automated retraction needle devices in member hospitals and by participating in federal and state legislation protests. Due to recent legislation, the California Occupational Safety and Health Administration ("Cal OSHA") mandates that healthcare employers provide their workers with safe needle devices. In addition, 17 other states have adopted, and numerous states have introduced, legislation containing language similar to that passed in California, and federal legislation was signed into law on November 6, 2000. The recognition for the urgency of safe needle devices in parts of Europe and Africa has echoed the United States model. In France, England, Germany, and Italy, organized healthcare worker unions have taken action to force hospitals and government agencies to place safety as a priority. France has led Western Europe in its recognition of safety and has implemented VanishPoint/(R)/ blood collection tube holders in several hospitals and clinical laboratories.
    Also, as a result of the Abbott agreement, sales have increased. Demand could also dramatically increase in the event we are successful in our antitrust suit, but we have not based any of our financing plans on a positive result from that suit. See "LEGAL PROCEEDINGS." We are also ramping up our production and continuing to introduce new products. We anticipate being able to sell all the products that we are able to produce.

External Sources of Liquidity
-----------------------------

     We have obtained several loans over the past four years, which have, together with proceeds from sales of equities, enabled us to pursue development and production of our products.

     In January 1996, we obtained two loans from Western Bank & Trust in the principal amount of $1,200,000 for the purpose of financing construction improvements and the purchase of manufacturing equipment, which matures on October 24, 2001. One loan was in the amount of $800,000 and one loan in the amount of $400,000. The larger note carried interest at a rate of prime, as defined by The Wall Street Journal, plus 1 percent adjustable annually, while
           -----------------------
the smaller loan carried interest at a rate of CD rate plus 2 percent. The loans were secured by land, building, and equipment and by a certificate of deposit in the amount of $400,000 to be released upon achievement of certain financial ratios (with interest payable at the certificate of deposit rate plus 2 percent). Thomas J. Shaw, our President and Chief Executive Officer, and Suzanne
M. August, his wife, guaranteed these loans. The $800,000 loan was paid off in February 2000 with funds provided by a loan from 1st International Bank. The $400,000 loan was paid in 2000 by the certificate of deposit, which had been held as collateral.

     In July 1996, we obtained a United States Small Business Administration note payable to Texas Bank in the principal amount of $1,000,000, which matures on July 1, 2003. The note is payable monthly at an annual interest rate of prime plus 1.5 percent adjustable quarterly. The loan is collateralized by manufacturing equipment and guaranteed by Thomas J. Shaw, our President and Chief Executive Officer, and Suzanne M. August, his wife. This loan is in good standing. We have agreed not to make any distribution upon our capital stock, purchase any of our capital stock, or merge without prior written consent. Such permission was obtained where necessary.

     In April 1997, we obtained a loan from Legacy Bank of Texas (formerly Plano Bank & Trust) in the principal amount of $710,000 at an interest rate of prime plus 1 percent (adjustable daily) for reimbursement for the purchase of equipment, which matures on July 10, 2004. The loan is collateralized by certain machinery and equipment, a certificate of deposit in the amount of $200,000, and restrictions on the transfer of certain patents. This certificate of deposit was applied to the loan balance in 2000. The loan is (continuously and without limit) guaranteed by Thomas J. Shaw, the President and Chief Executive Officer. At December 31, 2000 we were in noncompliance with certain debt to equity ratios. Legacy Bank provided us with a waiver of this covenant for December 31, 2000, through January 1, 2002. This loan is otherwise in good standing.

     In February 2000, we obtained loans of $2 million through the 1st International Bank. The proceeds from these loans were used to pay off the Western Bank loan and also for working capital purposes. $1,500,000 of the loan is secured by a lien on the land, building, and building improvements and matures on February 18, 2005. The remaining $500,000 is secured by our accounts receivable and matured on February 18, 2001. This note was renewed for a one year term in February 2001. Both loans are guaranteed by a continuing guaranty by Thomas J. Shaw, the President and Chief Executive Officer. The interest rate on both loans is the prime rate, as defined in The Wall Street Journal, plus 1
                                               -----------------------
percent.  This loan is in good standing.

     In May 2000, we entered into an agreement with Abbott. As part of the consideration for the Abbott agreement, Abbott agreed to make periodic loans prior to June 30, 2005, in increments of $1,000,000 in an aggregate amount of up to $5,000,000 at an interest rate of prime plus 1 percent with any and all amounts lent to be due and payable on June 30, 2005. We borrowed $3 million in August 2000 and $2 million in December 2000 under the Abbott agreement. At December 31, 2000 we were not in compliance with certain debt to equity ratios. Abbott provided us with a waiver of this covenant for December 31, 2000, through June 30, 2001. We believe we will be in compliance with this covenant subsequent to June 30, 2001. The loan is otherwise in good standing.

     At December 31, 2000 we were not in compliance with certain debt to equity ratios under a capital lease agreement. We received a waiver of this covenant at December 31, 2000 and amended the covenants in the agreement. We believe we will be in compliance with the amended covenants in 2001.

Material Commitments for Expenditures
-------------------------------------

     We anticipate capital expenditures in the amount of $87 million over the next five years for the purpose of expanding capacity by adding equipment and additional space (for 14 assembly lines for syringe production and 5 lines for blood collection tube holder production), expanding the current building by an additional 60,000 square feet, constructing a 15,000 square foot warehouse, and constructing another facility for additional assembly, equipment, and warehousing needs in order to meet our target production of syringes and blood collection tube holders by 2005. We need this capital to fund equipment and facilities expansion for additional 1cc, 3cc, and blood collection tube holders, as well as equipment to manufacture 5cc and 10cc syringes. The equipment will include machinery for assembly, packaging, and molds. This production target equates to our obtaining 6 percent of the United States' 6.6 billion-unit syringe annual market and less than 1 percent of the world's 24 billion-unit annual syringe market. We obtained $18 million in a combination of debt and equity financing in 2000 and expect to raise $60 million through equity and debt financing over a period of time. We anticipate other funding requirements to be paid from debt or operations.

     Management anticipates $25,000,000; $17,000,000; and $16,000,000 in capital expenditures for the manufacturing facility, equipment, and machinery in fiscal 2001, 2002, and 2003, respectively. $2,687,464 of the estimated $3,500,000 in expenditures expected in 2000 were made.

     We are in the process of purchasing additional automated blood collection tube holder equipment. We have increased capacity by outsourcing the molding of certain sub-components of our products. We have entered into an oral agreement with Anura Plastic Engineering Corporation ("APEC") for the provision of additional molding capacity for both parts and warehousing space in California. We have also outsourced assembly of the sub-components of our 5cc and 10cc syringes. We are also pursuing licensing agreements and/or joint venture agreements for the provision of manufacturing services.

                     ASSUMPTIONS ABOUT FUTURE PERFORMANCE
                  CONTAINED IN BVS VALUATION OF COMMON STOCK

     Management priced this offering at $15 per share substantially based on a valuation of our common stock at $14.47 per share as of December 8, 2000, provided by BVS. As explained in greater detail under "PLAN OF DISTRIBUTION" BVS utilized two methods of valuation. BVS relied primarily on a discounted cash flow analysis (of future expected income streams) supported by the market approach to value. In summary, BVS valued the stock by making estimates regarding pricing, product sales, and production capacity over the next 10 years and then discounted those cash flows into their present value to determine the valuation of RTI on a per share basis as of December 8, 2000.

These assumptions included the following:

     1) Prices of RTI's products would decrease by 5% every year after year 7 as a result of increasing competition;

     2)  RTI would only sell products currently existing and being manufactured;

     3)  RTI's production capacity would be as predicted by Management.

     4)  Long term inflation would be a flat rate of 2.7 percent every year;

     5) That the total market would be as predicted by Theta. These assumptions include that syringe growth rates would equal 6% per year that the hospital market would grow by 4% per year and that the blood collection tube holder market would grow by 3% per year.

     6) RTI's international sales would account for a certain percentage of the non-Abbott sales revenues. BVS assumed that international sales would account for 2% in year 2, 5% in year 3, 8% in year 4 and 10% of non-Abbott sales in year five and from then on;

     7) That RTI's percentage of the United States syringe market would be 1.67% for the first year; 3.81% in year 2; 5.14% in year 3; 6% in year 4; and 6.5% from year 5 onward.

     8) That RTI's percentage of the United States blood collection tube holder market would grow from .39% in year 1; to 2.54% in year 2; 3.43% in year 3; 4% in year 4; 5% in year 5 and 6% from then on.

     Generally, BVS' assumptions were reasonable although conservative. For example, due to the immense size of the syringe market and the obvious need for the world to be protected against needlestick injuries, we do not believe that prices will decrease after the seventh year as demand for safe needle products will continue to exceed supply.

     For purposes of BVS' valuation, we understand why they only used products currently being manufactured as the basis for future sales. However we currently have additional patents for other products including the winged IV, the dental syringe, and the catheter introducer that could be manufactured in commercial quantities during the forecast period. We expect that these products would be profitable and add to the value of the company.

     The sales projections included in the BVS valuation for year 1 are greater than our sales projection. Provided we are able to raise capital for additional facilities and equipment, we believe the sales projections included in the BVS valuation through 2005 are reasonable.

     The inflation rate used by BVS is acceptable to the Company.

     We agree with the overall growth of the United States syringe market as projected by Theta. However, we believe the market segment for safe syringes will increase at a faster rate than the total syringe market.

     We believe that international sales will grow at a greater rate than the projections due to potential joint ventures or licensing agreements which would add production capacity. We have not included the effect of such transactions in our projections.

     BVS' assumption for our share of the United States market for syringes and blood collection tube holders is reasonable.

                            DESCRIPTION OF BUSINESS
                            -----------------------

BUSINESS DEVELOPMENT

General Description
-------------------

     We design, develop, manufacture, and market innovative patented safety needle devices for the healthcare industry. Our VanishPoint(R) products utilize a unique friction ring mechanism patented by Thomas J. Shaw, our Founder, President, and Chief Executive Officer. VanishPoint(R) products are designed specifically to prevent needlestick injuries and to prevent reuse. The friction ring mechanism permits the automated retraction of the syringe needle into the barrel of the syringe, directly from the patient, after delivery of the medication is completed. The VanishPoint(R) blood collection tube holder utilizes the same mechanism to retract the needle after blood has been drawn from the patient. Closure of an attached end cap of the blood collection tube holder causes the needle to retract directly from the patient into the closed tube holder. Advantages of our products include protection from needlestick injuries, prevention of cross contamination through reuse, and reduction of disposal and other associated costs. We have an exclusive license from Thomas J. Shaw, our President and Chief Executive Officer, for the patent rights for our safety needle products.

     We and Thomas J. Shaw entered into a Technology License Agreement dated effective as of the 23rd day of June 1995, whereby Mr. Shaw granted us a worldwide exclusive license to manufacture, market, sell and distribute 'Licensed Products' and 'Improvements' without right to sublicense until the expiration of the last to expire of the last 'Licensed Patents' unless sooner terminated under certain conditions. 'Licensed Products', 'Improvements' and 'Licensed Patents' are all terms that are extensively defined in the Technology License Agreement which is incorporated herein to this Prospectus by reference as indicated in the Exhibit Index. In exchange, we paid Mr. Shaw a $500,000 initial licensing fee and a 5 percent royalty on gross sales after returns of 'Licensed Products'. See Patents and Proprietary Rights for a more detailed
                     ----------------------------------
discussion. Our goal is to become a leading provider of automated retraction safety devices.

     We began commercial production of our 3cc VanishPoint(R) syringe in 1997. Our additional patented VanishPoint(R) products include 1cc tuberculin, insulin, and allergy antigen syringes; 5cc and 10cc syringes; a blood collection tube holder, small tube adapter, a dental syringe, a self retracting IV catheter introducer and a full displacement syringe. We manufacture 3cc syringes and blood collection tube holders with automated assembly. We began commercial production of the blood collection tube holder in the fourth quarter of 1998. We began automated assembly of the 1cc syringe in the first quarter of 2001. 5cc and 10cc syringes are being manufactured in lesser quantities utilizing semi-automated equipment. We submitted a pre-market notification and received 510(k) clearance from the FDA (which is granted automatically upon the filing of the requisite paperwork) for the 1cc, 3cc, 5cc, and 10cc syringes and the blood collection tube holder and small tube holder adapter. After submitting all requisite documentation, the clearance to market products is granted. This clearance allows us to put products into interstate commerce for commercial distribution.

Development of RTI
------------------

     While owning and operating Checkmate Engineering, a sole proprietorship, Thomas J. Shaw, our President and Chief Executive Officer, developed and patented the idea and early prototypes of the syringe that were to become the VanishPoint(R) safety syringe. On May 9, 1994, RTI was incorporated in Texas to design, develop, manufacture, and market medical safety devices for the healthcare industry. In April 1995, Mr. Shaw, who owned all 1,000 of the then issued and outstanding shares of the common stock, exchanged all 1,000 shares then outstanding for 14,000,000 shares of common stock. In May 1996, Mr. Shaw transferred 2,800,000 shares of the 14,000,000 then issued and outstanding common stock to Lillian E. Salerno, a Director.

     In 1996, we purchased assets and hired personnel from Checkmate Engineering. We had limited production and no sales in 1996, but focused our attention on general and administrative activities including implementing additional quality control procedures, developing a human resource department, and obtaining an Order of Substantial Equivalence from the FDA allowing us to manufacture and sell the blood collection tube holder, 5cc, 10cc, and 1cc VanishPoint(R) syringes. In 1997, we began selling products to emergency medical service centers, federal prison systems, homecare facilities, small hospitals, and Veterans Administration hospitals. During the second half of 1997, we took delivery of our 3cc automated assembly equipment and began automated assembly. Production molds for the 5cc and 10cc syringes and the blood collection tube holder were ordered in 1997. A prototype mold for the 1cc syringe was ordered and received in 1997. Automated assembly equipment for the blood collection tube holder was ordered at the end of 1997 and installed in July 1998. We began commercial production of the blood collection tube holder in 1998. In the fourth quarter of 2000, we received our 1cc syringe assembly equipment. We began limited production of the lcc in the first quarter of 2001.

     We received our ISO 9001 Certificate in July 1998, and the VanishPoint(R) syringe received its CE Mark Certificate on July 31, 1998. ISO 9001 standard is a model created by the International Organization for Standardization ("ISO"), an international agency consisting of almost 100 member countries that provides guidance in the development and implementation of an effective quality management system through a series of five international standards. This model is used by organizations to certify their quality system from initial design and development of a desired product or service through production, installation, and servicing. The CE mark allows us to sell our products in Europe. In 1999, we focused our development on improvement of manufacturing processes, continuation of design and development of the manufacturing process for the 1cc syringe, and conceptual design of additional safe needle products utilizing automated retraction technology.

     On May 4, 2000, we entered into an agreement with Abbott for an initial five-year term. Furthermore, we have agreed to the formation of a new product team, consisting of key personnel from both companies, which will develop new safety products that incorporate our patented, proprietary technology.

     We have not been involved in any bankruptcy or similar proceedings and have not merged or consolidated a significant amount of assets other than in the ordinary course of business except as discussed above.

BUSINESS OF ISSUER
------------------

Principal Products
------------------

     Our products with pre-market notification to the FDA include 1cc tuberculin, insulin, and allergy antigen VanishPoint(R) syringes; 3cc, 5cc, and 10cc VanishPoint(R) syringes; and the VanishPoint(R) blood collection tube holder and small tube adapter. In October 1999, ECRI (formerly known as the Emergency Care Research Institute), a recognized authority in evaluating medical devices, awarded the VanishPoint(R) syringe and blood collection tube holder its highest possible rating. The VanishPoint(R) blood collection tube holder received Risk and Insurance magazine's 1997 "Top of the Line" Award for excellence.

     Our 1cc VanishPoint(R) tuberculin, insulin, and allergy antigen syringes are being produced in various needle lengths and gauges and packaging styles. We began automated assembly of 1cc syringes in the first quarter of 2001 and expect them to be available in commercial quantities in the first half of 2001. The 3cc VanishPoint(R) syringe reached the market in the first quarter of 1997. It is available in various needle lengths and gauges. The 5cc and 10cc VanishPoint(R) syringes are being produced in various needle lengths and gauges and are currently being sold in limited quantities. Sales of the VanishPoint(R) blood collection tube holder and a small tube adapter for use with small sample collection tubes began in the third quarter of 1998.

     The manufacture and sale of medical devices entails an inherent risk of liability in the event of product failure or claim of harm caused by the product's operation. In March, 1998, the Journal of Healthcare Safety, Compliance and Infection Control published a survey of 26 medical facilities having used a total of 86,000 3cc syringes, during which no needlestick injuries from using the VanishPoint(R) syringes were reported. See "RISK FACTORS" on page 6.

Industry Overview
-----------------

     The VanishPoint(R) syringe and needle device products are sold to and used by healthcare providers (primarily in the United States with limited sales outside the United States), which include, but are not limited to, acute care hospitals, alternate care facilities, doctors' offices, clinics, emergency centers, surgical centers, convalescent hospitals, Veterans Administration facilities, military organizations, public health facilities, and prisons.

     Based on the most recent (1998) report from Theta Corporation, a publisher of comprehensive market research reports on the medical device, diagnostic, biotech, and pharmaceutical industries, the number of unit sales of disposable hypodermic needles and syringes for 1997 (the latest information available) was
6.6 billion in the United States alone, with $1 billion in projected sales. According to Theta estimates, 94 percent of the 1997 United States syringe market was made up of standard syringes at an average price of $.11 per unit, and 6 percent was safety syringes at an average price of $.30 per unit. Of the
6.6 billion syringes sold in 1997, 4.3 billion were purchased by hospitals and
2.3 billion were purchased by alternate care facilities. The alternate care market includes 1 billion units for retail customers who use primarily 1cc allergy antigen and insulin syringes, 600 million units for physicians' offices- -which use a mixture of all types of syringes, and 700 million units for extended care facilities. According to market leader B-D, approximately 20 percent of the United States market has converted to safety-engineered products and, according to their projections, 85 percent of the market will be converted within the next few years. Theta projections at that time indicated that by 2001, 75 percent of syringes sold in the United States would be safety syringes and 25 percent would be standard with estimated pricing resulting in revenues of $1.35 billion.

     Blood collection devices are used (most often by phlebotomists and laboratory technicians) to collect samples of blood from patients for diagnostic procedures. An evacuated vacuum tube used to contain the drawn blood is inserted into the tube holder, which is a plastic device with a needle attached that is designed for that purpose. Because the hollow-bore needles used for blood collection are filled with patients' blood, and because insertion of the needle into a patient's vein often requires several attempts, the ratio of needlestick injuries to number of units used is higher for blood collection tube holders than for syringes, and the risk of infection is greater. Consequently, some blood collection tube holders now incorporate safety features similar to those used in syringes. Industry resources indicate that annually there are 800
million medical procedures conducted to collect blood specimens.   Based on
Theta's 1998 report, the number of unit sales of blood collection tubes for 1997 was 1.3 billion in the United States alone, with $170 million in projected sales.

     The syringe and needle device market is a market in transition. The nature of the products comprising the market is changing from standard to safety devices. The impetus for the change to safety devices is the risk that is carried with each needlestick injury which includes the transmission of over 20 bloodborne pathogens, including the human immunodeficiency virus ("HIV," which causes AIDS), hepatitis B, and hepatitis C. Because of the occupational and public health hazards posed by conventional disposable syringes, public health policy makers and the following domestic organizations and government agencies are involved, or are becoming involved, in the current effort to get more effective safety needle products to healthcare workers:

          National Institute of Occupational Safety and Health issued a safety alert calling on employers to adopt safer needles to reduce needlestick injuries. The federal agency is a division of the Centers for Disease Control and Prevention. In its alert, "Preventing Needlestick Injuries in Health Care Settings," the National Institute of Occupational Safety and Health provides the latest scientific information available about the risk of needlestick injuries. This alert adds momentum to the growing safety movement and supports the rules issued by OSHA, on November 5, 1999.

          OSHA issued a Compliance Directive, which instructs OSHA inspectors to cite employers who fail to evaluate and buy the safety needle devices available on the market. The directive states that where engineering controls will reduce employee exposure either by removing, eliminating, or isolating the hazard, they must be used. OSHA has published a revised Blood Borne Pathogens Standard.

          The Service Employees International Union ("SEIU") has taken a proactive stance with regard to promoting the use of automated retraction needle devices in member hospitals. Events, including introduction of state and federal legislation and protests by SEIU members at San Francisco General Hospital, attest to the type of support from the community that the safety products and VanishPoint(R) product line, in particular, attract. Members of the SEIU have specifically requested VanishPoint(R) products in order to make their members aware of the availability of VanishPoint(R) technology and the need for it at other facilities with union membership. Unionized healthcare workers provide healthcare staffing for 12.5 percent of United States hospital facilities.

          Under California's groundbreaking legislation, Cal OSHA mandates healthcare employers to provide their workers with safe needle devices. This action was taken in response to events that transpired at San Francisco General Hospital and pressure from the SEIU and various federal, state, and local elected officials in California who demanded change. Our representatives served on the Advisory Committee for developing the amendments. California was the first state to successfully pass legislation mandating the use of safety needle products. The 1998 California legislation, directed Cal OSHA to amend California's bloodborne pathogens standard. This regulation requires the use of needle products that effectively eliminate or reduce injury rates. Employers are also required to create and maintain a log of all needlestick injuries by the type of device and the manufacturer's brand. Noncompliance with this Cal OSHA standard can result in misdemeanor and/or felony charges that carry penalties of up to three years in prison and fines up to $250,000.

          Eighteen states have now enacted safety needle laws. California, Tennessee, Maryland, Texas, New Jersey, Ohio, West Virginia, Minnesota, Maine, Georgia, New Hampshire, Iowa, Alaska, Connecticut, Oklahoma, Massachusetts, New York and Arkansas have all enacted safety needle laws. In addition, numerous states have introduced legislation containing language similar to that passed in California. Federal legislation was signed into law on November 6, 2000, by President Clinton.



Marketing and Distribution
--------------------------

     The vast majority of decisions relating to the purchase of medical supplies are made by the purchaser representatives of the various healthcare organizations rather than the end-users of the product (nurses, doctors, and testing personnel). Furthermore, many of these organizations have entered into agreements with group purchasing organizations ("GPOs") which contract for the purchase of supplies on behalf of their member organizations in order to obtain the lowest possible prices. The GPOs individually negotiate prices with manufacturers of medical devices and supplies and thus their healthcare provider members are only able to select their medical supplies and equipment from a list of pre-negotiated suppliers. According to "The Role of Group Purchasing Organizations in the US Health Care System," a report prepared by Muse & Associates for the Health Industry Group Purchasing Association ("HIGPA"), the potential hospital marketplace for medical/surgical equipment and supplies in 1998 and 1999 was $32.8 billion and $34.1 billion, respectively. HIGPA and other industry representatives estimate that 80 percent of these hospital expenditures were channeled through GPOs. The reluctance to purchase products outside GPO contracts is due in part to the exclusivity of the contracts.

     Accordingly, we market our products to the individual end-users (nurses, doctors, and testing personnel) and their purchaser representatives so that they request their GPOs add our products to their list of available products.

     We distribute our products in the United States and its territories through 8 general line and 20 specialty distributors. We utilize 11 international distributors. We entered into an agreement with Abbott whereby Abbott agreed to act as a nonexclusive marketer and distributor of our 1cc, 3cc, 5cc, and 10cc syringes, blood collection tube holders, and small tube adapters to acute care facilities in the United States. The Abbott agreement is for an initial five-year term. We will continue to utilize our current general line and specialty distributors in other market segments, such as primary care and alternate care facilities.

     We have developed a national direct marketing network in order to market our products to health care customers and their purchaser representatives of approximately 15 employees located across Texas, Georgia, California, Tennessee, New Jersey, Wisconsin, and Arizona. We employ this marketing force of product specialists and nurses who are strategically placed in order to take full advantage of emerging legislation concerning safety products in healthcare. Our marketers make calls on target markets and segments that are high volume users of syringes and blood collection tube holders. Our marketers penetrate all of the departments that affect the decision-making process for safety products, including the purchasing agents. They also call on alternate care sites and talk directly with the decision-makers of the facility. We employ registered nurses who educate healthcare providers and healthcare workers through accredited continuing education units for in-service training, exhibits at related trade shows, and publications of relevant articles in trade journals and magazines. These nurses provide clinical support to customers. In addition to marketing our products, the network demonstrates the safety and cost effectiveness of the VanishPoint(R) automated retraction products to customers. We provide to healthcare facilities, through our own representatives, cost analysis software developed by Arthur Andersen LLP which, after entry of data for their particular facility, provides healthcare professionals an analysis of the cost savings provided by using VanishPoint(R) syringes compared to the costs of standard syringes.

     We have nonexclusive distribution agreements with 7 organizations for the distribution of our products in: Western Europe, Japan, Australia, Mexico, Canada, France, Germany, Switzerland, Belgium, Netherlands, Luxembourg, Tanzania, Uganda, Zimbabwe, Botswana, Namibia, Mozambique, Angola, Zaire, Kenya, Nigeria, Mauritius, and Madagascar. In addition, we have 4 exclusive distribution agreements for the distribution of our products in Puerto Rico, South Africa, United States Virgin Islands, British Virgin Islands, Antigua, Barbados, St. Martin, Cuba, Ireland, the Dominican Republic, Saudi Arabia, Syria, Iraq, Turkey, Iran, Pakistan, Kuwait, Morocco, Algeria, Tunisia, Egypt, Sudan, Afghanistan, Oman, Yemen and the United Arab Emirates. Sales to foreign markets are limited at this time, as the marketing efforts are in their early stages. The total population of Western Europe exceeds 310 million, and the recognition for the urgency of safe needle devices in parts of Europe has echoed the United States model. In France, England, Germany, and Italy, organized healthcare worker unions have taken action to force hospitals and government agencies to place safety as a priority. France has led Western Europe in its recognition of safety and has implemented VanishPoint(R) blood collection tube holders in several hospitals and clinical laboratories.

     Key components of our strategy to increase our market share are to: (a) continue marketing emphasis in states that have implemented safe needle legislation; (b) continue to add Veterans Administration facilities, health departments, emergency medical services, federal prisons, and home healthcare facilities as customers; (c) educate healthcare providers, insurers, healthcare workers, government agencies, government officials, and the general public on the reduction of risk and the cost effectiveness afforded by our VanishPoint(R) products; (d) supply product through Group Purchasing Organizations and Integrated Delivery Networks; (e) explore possibilities for future licensing agreements and joint venture agreements for the manufacture and distribution of safety products in the United States and abroad; (f) offer a full product line on existing products; (g) introduce new products; and (h) continue to increase international sales, particularly in Europe, where safety legislation appears to be moving parallel to the United States, with a one to two year lag time.

     Several factors could materially affect the marketability of our products. Demand could be dramatically increased by current legislation encouraging the use of safety syringes. Demand could also be increased if we were successful in the antitrust lawsuit we have filed against B-D and others. See "LEGAL PROCEEDINGS." Marketability of our products would depend, in part, on our ability to meet a dramatic and sudden increase in demand and on our ability to quickly find additional production capacity through licensing agreements and joint ventures, the purchase of appropriate facilities, or manufacturing and storage services. We have increased shifts on the 3cc and blood collection tube holders assembly lines. We are improving machine performance and planning an expansion of our modular facility in order to increase production. Additionally, the 1cc assembly equipment was delivered in the fourth quarter of 2000.

Status of Publicly Announced New Products
-----------------------------------------

     We have received FDA pre-market notification, which allows these products to be put into interstate commerce, for the 1cc tuberculin, insulin, and allergy antigens syringes and began producing them in the first quarter of 2001. We have received patents for the application of automated retraction to dental syringes, winged IV's, and catheter introducers. We anticipate introducing these products in the near future.

Competition
-----------

     According to Theta's 1998 report, the leading manufacturers of hypodermic syringes and blood collection products are B-D, with a market share of approximately 71 percent, Sherwood, with a market share of approximately 22 percent, and Terumo, with a market share of approximately 7 percent.

     Founded in 1897, B-D is headquartered in New Jersey. B-D's medical device division accounts for approximately $1.9 billion, or 56 percent, of B-D's total fiscal 1999 sales. The injection systems segment accounts for 42 percent of B-D's fiscal 1999 device division sales. B-D currently manufactures the SafetyLok, a syringe that utilizes a tubular plastic sheath that must be manually slid over the needle after an injection, and the SafetyGlide, a syringe, which utilizes a hinged lever to cover the needle tip. B-D also manufactures a safety blood collection tube holder that utilizes the SafetyLok sheath. B-D's "Vacutainer(R)" blood collection tube holder is commonly used as industry jargon to refer to blood collection tube holders in general.

     Sherwood was acquired by Tyco International Ltd., a company headquartered in Bermuda. Sherwood manufactures the Monoject(R), a safety syringe that utilizes a sheath similar to the B-D SafetyLok syringe, but currently does not manufacture a safety blood collection tube holder.

     Founded in 1974, Terumo was the first company to sell disposable syringes in Japan. Today Terumo manufacturers standard syringes and blood collection tube holders, operates internationally, and has sales in some 120 countries.

     Both B-D's and Sherwood's safety syringes require the use of two hands and several extra steps to activate the tubular plastic shield which must be slid and locked into place to protect the needle. In contrast, use of the VanishPoint(R) syringe is identical to that of a standard syringe until the end of an injection, when the automated retraction mechanism retracts the needle directly from the patient safely into the barrel of the syringe. This allows both hands to remain safely out of harm's way.

     B-D and Sherwood have greater financial resources, larger and more established sales and marketing and distribution organizations, and greater market influence, including the long-term contracts with GPOs described earlier. These competitors may be able to use these resources to improve their products through research or acquisitions or develop new products, which may compete more effectively with our products. Based on the licensing agreement B-D has entered into with Med-Design, it is possible that B-D may in the future attempt to manufacture retractable needle products. Med-Design asserts patent rights to manufacture a line of retractable needle products.

     In addition to B-D and Sherwood, there are companies that manufacture needlestick injury prevention products that our products will compete against for market share. Among those companies are: Bio-Plexus, Inc. ("Bio-Plexus"), Smiths Industries Medical Systems ("SIMS"), and New Medical Technologies, Inc. ("NMT"). Bio-Plexus utilizes a recessed internal hollow blunt safety technology where the internal blunt is advanced and locked into place beyond the sharp outer tip of the needle. SIMS utilizes a patented sheath whereupon completion of the procedure, the healthcare worker presses the sheath against a hard surface to lock the needle into the sheath. NMT manufactures a syringe that utilizes automated retraction of the used needle within the barrel of the syringe. NMT currently manufactures and makes commercially available one syringe size in limited needle lengths.

     Other events that are having an impact on our competitiveness include class action lawsuits by healthcare workers and our decision to pursue our claims for damages against B-D and Sherwood, among others. Class action suits on behalf of healthcare workers have been filed in several states against B-D and Sherwood, et al. The success of such lawsuits could, obviously, be materially beneficial to any company that provides a safer alternative technology to the standard needle products, which cause as many as 800,000 reported needlestick injuries each year. We have filed a lawsuit to pursue claims for damage for antitrust violations against B-D; Tyco International (U.S.), Inc.; Tyco Healthcare Group, L.P.; Novation, LLC; VHA, Inc.; Premier, Inc.; and Premier Purchasing Partners, L.P. See "LEGAL PROCEEDINGS."

     Our competitive strengths include that the VanishPoint(R) syringe is the only safety syringe given the highest possible rating by ECRI (formerly Emergency Care Research Institute). Our blood collection tube holder is one of only two safety products given the highest possible rating. Our products also have an advantage because minimal training and changes to practitioners' normal routines are required. Use of our products also prevents unfortunate and improper reuse.

     Our competitive weaknesses include our current lack of market share (less than 1/4 of 1 percent) because three well-established companies control most of the market. Our competitive position is also weakened by our higher initial price per unit and the method that providers use for making purchasing decisions. Our products are initially more expensive. However, the price per unit is competitive or even lower than the competition once all the costs incurred during the life cycle of a syringe are considered. Such life cycle costs include disposal costs, testing and treatment costs for needlestick injuries, and treatment for contracted illnesses through needlestick injuries.

Dependence Upon Key Suppliers
-----------------------------

     We purchase most of our product components from single suppliers, including needle adhesives, and packaging materials. There are multiple sources of these materials. We own the molds that are used to manufacture the plastic components of our products. Changes in suppliers such as Magor Molds (mold supplier), Sortimat Technology GmBHd Co. ("Sortimat") (assembly machine supplier), Nissho Corporation (needle supplier), Multivac, Inc. (packaging supplier), and/or Sterigenics (sterilization company) could disrupt production schedules. We have begun buying needles from a second source, ISPG. In addition, shortages may occur from some suppliers, creating delays or reductions in product shipments, which could have a material adverse effect on our operating results. Further, delays in filling orders could cause problems with customers, resulting in a permanent loss in sales.

Dependence on Certain Customers
-------------------------------

     Sales from the first half of fiscal 1999 to the second half increased 261 percent due to increased sales in California principally due to the safe needle law, which went into effect July 1, 1999. Purchases made by California customers during this period did not appreciably increase for locations outside California. Abbott accounted for the majority of sales of our products to acute care end-user facilities in the second half of 2000.

     Significant acute care and nonacute care facilities using VanishPoint(R) products include: Scripps Healthcare System, Riverside Memorial Hospital, Mississippi Department of Health, and California Department of Health.

Manufacturing
-------------

     We currently manufacture our 1cc, 3cc, 5cc, and 10cc VanishPoint(R) syringes and the VanishPoint(R) blood collection tube holder and small tube adapter in a controlled environment in Little Elm, Texas. We have an agreement with NYPRO Precision Assemblies, a California corporation, to provide subassembly services for the 5cc and 10cc syringes. We have also outsourced molding to Anura Plastic, also a California company. The size of the facility in Little Elm, Texas, is 22,500 square feet, with 18,000 square feet dedicated to production. The facility was designed to be modular so that, as new product lines are added or duplicate production lines are built, it can be expanded to house this new equipment without disrupting production. Assembly of the 3cc syringe uses a fully automated process, developed by Sortimat, a leading equipment manufacturer, with a manufacturing capacity of approximately 3 1/2 million units per month. The automated blood collection tube holder assembly has the manufacturing capacity of approximately 1 million units per month.

     All components of our products, except needles, can be produced at our Little Elm manufacturing facility. Currently, in order to increase production capacity, we are outsourcing some of the molding and assembly processes. Technologically advanced molding machines, using a combination of hot-runner and cold-runner molds (depending primarily on the size of the part being molded) produce the molded parts for VanishPoint(R) products. We own all of the molds we use. Cold runner molds have a lower initial purchase price and require less maintenance than hot runner molds. Furthermore, hot runner molds are not suitable for all molded parts. These additional costs must be evaluated against the cost of the scrap material to justify purchasing higher priced molds. Cold runner molds receive the material directly from the heated barrel on the molding machine. The molten plastic is injected into the back of the mold through a sprue and flows through channels called runners through the mold to the cavities that form the part. A sprue is the part of the scrap the runners are attached to. The molten material runs through a central point and then continues through small channels to fill the cavities of the mold. The material left in the central entry point is called a sprue and the material left in the smaller channels is called a runner. When the molten material is cooled, the runners are attached to the sprue and both are discarded during the manufacturing process. The finished molded component is sent to the assembly line. The sprue and runners are discarded during the manufacturing process. The cold runner mold, itself, is not scrapped. Because of the increased complexity of hot runner molds, they tend to have a higher initial cost as well as higher maintenance cost.

     When the cooling time is complete, the mold opens and the parts and runner are ejected. Semi-hot runner molds receive the molten material similar to cold runner molds. The difference is the mold has a manifold inside that the material is injected into, then to individual hot tips that feed a smaller runner system that feed the cavities. This type of system creates less scrap than a conventional cold runner system. Hot runner molds are similar to semi-hot molds with the exception that all the cavities are fed with the material through individual hot tips which results in no scrap at all.

     We purchase the needles used in VanishPoint(R) products from Nissho Corporation, one of the world's larger suppliers and ISPG, a United States supplier. We wind the retraction springs in-house using a high-grade stainless steel spring wire. All parts are tested for biocompatibility and radiation tolerance. After automated assembly, products are sealed in blister packages, boxed and sent out for sterilization at one of two outside radiation facilities. Our packaging equipment was manufactured by MultiVac, Inc., a leading packaging machine manufacturer. We also have an automated assembly process for manufacturing our blood collection tube holders.

     We have limited experience in manufacturing the VanishPoint(R) product line in commercial quantities. Manufacturers often encounter difficulties in scaling up production of new products, including problems involving production yields, quality control and assurance, component supply and shortages of qualified personnel, compliance with FDA regulations, and the need for further FDA pre-market notification of new manufacturing processes. Difficulties encountered by us in manufacturing scaleup could have a material adverse effect on our business, financial condition, and results of operations. Our manufacture of retractable medical devices relies on sophisticated and intricate processes. While we devote substantial time and expense to continuous refinement of our manufacturing processes and quality control and testing throughout the manufacturing process, you should recognize that numerous factors, including machinery calibration, product engineering, employee training, and training of the end user will impact the usefulness and acceptance of the devices we make and market. In 2000 we received isolated reports of needle separation from end users; these incidences were limited to a small number of 3cc syringes with small gauge needles. RTI responded to these reports by performing investigations on all relevant manufacturing processes and involved components. In addition, we voluntarily removed potentially affected lots of syringes from the market. The FDA has reviewed our removal process and has classified it as a Class II recall which requires no further action. A Class II recall is defined as a "temporary or medically reversible adverse health consequence," in which the "probability of serious adverse health consequence is remote." The cost of the recalled product was not material to us, and we expect no further activity in this matter.

Production Capacity
-------------------

     We are currently operating at a production rate in excess of 30 million syringes and 10 million blood collection tube holders annually. Currently, market demand for safety needle devices outpaces our production capacity. We have increased the number of operating shifts and improved machine performance relating to the 3cc syringe and blood collection tube holders. We have increased production capacity for our 5cc and 10cc syringes by outsourcing the subassembly for these products. We have outsourced molding to provide better operating efficiencies. Other methods we are currently reviewing to increase capacity include: joint ventures with manufacturers of medical equipment, the expansion of our current manufacturing facility, short-term mobile buildings to hold inventory, and the outsourcing of production and subassembly of subcomponents. We have executed an agreement with NYPRO Precision Assemblies, Inc., a California corporation, for the provision of subassembly services for components of the 5cc and 10cc syringes, which will enable us to increase our current manufacturing capacity. We are considering licensing and/or sublicensing of our patent rights, as well as joint ventures to achieve additional production. Our current facilities have been augmented by an outsourcing agreement with Anura Plastic which provides us with additional molding capacity for parts and warehousing space in California. Our long-term plans include ordering additional assembly equipment and building an additional manufacturing facility.

Patents and Proprietary Rights
------------------------------

     Thomas J. Shaw and RTI entered into a Technology License Agreement dated effective as of the 23/rd/ day of June, 1995, whereby Mr. Shaw granted us "... a worldwide exclusive license and right under the 'Licensed Patents' and 'Information,' to manufacture, market, sell and distribute 'Licensed Products' and 'Improvements' without right to sublicense and subject to such nonexclusive rights as may be possessed by the Federal Government..." 'Licensed Patents', 'Information', 'Licensed Products', and 'Improvements' are all defined extensively in the Technology License Agreement which is incorporated into this Prospectus by reference in the Exhibit Index. We may enter into licensing arrangements with Mr. Shaw's written approval of the terms and conditions of the licensing agreement. The 'Licensed Products' include all retractable syringes and retractable fluid sampling devices and components thereof, assembled or unassembled, which comprise an invention described in 'Licensed Patents', and improvements thereof including any and all 'Products' which employ the inventive concept disclosed or claimed in the 'Licensed Patents'.

     In exchange, we paid Mr. Shaw a $500,000 initial licensing fee which was fully paid in 1997. Furthermore, we agreed to pay a 5 percent royalty on gross sales after returns. The license terminates upon expiration of the last licensed patents unless sooner terminated under certain circumstances. The licensing fee and royalties have been paid in accordance with this agreement.

     We have the right and obligation to obtain protection of the invention and have full and complete control over prosecution of patent properties. The license unilaterally changes to a nonexclusive license in the event of a hostile takeover. Also, if Mr. Shaw involuntarily loses control of RTI, the license becomes a nonexclusive license and a right to information.

     We have sought foreign patent protection through the Patent Cooperation Treaty, and have filed applications for regional and national patent protection in selective countries. These regional patents include Western Europe and Africa. In addition, we have filed applications for national patents in selective countries where we believe the VanishPoint(R) syringe can be utilized most.

     We hold 17 United States patents related to our automated retraction technology, including patents for dental syringes, catheter introducers, winged IV sets, syringes, and blood collection tube holders. In addition, we have multiple applications for patents currently pending.

     We have also registered the following trade names and trademarks:
VanishPoint(R), RT with a circle mark, and the Spiral Logo used in packaging our products. We also have applications pending for trademark protection for new VanishPoint(R) logos and the phrase "the new standard for safety," and color-coded spots on the ends of our syringes.

     There are currently no patent infringement claims pending against the VanishPoint(R) retraction technology. We have decided, on the advice of patent counsel, not to purchase patent insurance because it would require inappropriate disclosure of information that is currently proprietary and confidential.

     Pursuant to the terms of a loan from Legacy Bank (formerly Plano Bank & Trust) in the amount of $710,000, we have agreed to a negative pledge on (an agreement not to engage in) the sale of patents without prior written permission.

Reliance on Patents, Licenses, and Protection of Proprietary Technology
-----------------------------------------------------------------------

     Our success will depend on our ability to protect our intellectual property and maintain the proprietary nature of our technology through a combination of patents and other intellectual property arrangements. These patents should be sufficient to protect the design of our current and proposed products. Litigation, either to enforce our patent rights or defend from patent infringement suits, would be expensive and would divert our resources from other planned uses. Any adverse outcome in such litigation could have an adverse effect on us. In addition, patent applications filed in foreign countries and patents granted in such countries are subject to laws which differ from those in the United States. Patent protection in such countries may be different from patent protection provided by United States laws and may not be favorable to us.

Regulatory Status and Effect of Regulation
------------------------------------------

     We and our products are regulated by the FDA. The syringe is a Class II medical device which requires assurance by the manufacturer that the device is safe and effective and that it meets certain performance standards. The FDA issued its "Order of Substantial Equivalence" declaring the VanishPoint(R) syringe products to be substantially equivalent to a legally marketed predicate device (i.e., granted us permission to market our safety syringes in interstate commerce) for the 3cc VanishPoint(R) syringe in December 1995; for the 5cc and 10cc VanishPoint(R) syringes in May 1997; for the 1cc allergy and insulin syringes in November 1997; for the 1cc VanishPoint(R) tuberculin syringe in February 1998; and for the VanishPoint(R) blood collection tube holder and small tube adapter in August 1997.

     In addition to pre-market notification (which results in obtaining the right to put products into interstate commerce), we must register with the FDA on an annual basis and provide the FDA with a list of commercially distributed products. Texas has similar registration requirements. The FDA is required to inspect all medical device manufacturing facilities at least once every two years to determine the extent to which they are complying with Quality System Regulation. The most recent inspection occurred in April 2000, after which the auditor determined "No Action Indicated."

     TUV Essen, a subsidiary of RWTUV Germany, certified our quality system for ISO 9001. Since the original certification in 1997, we have undergone annual surveillance audits with no major noncompliances noted. In addition, the VanishPoint(R) product line was certified for a CE Mark. The CE Mark authorizes us to sell in 18 different countries.

Government Funding of Research and Right to License
---------------------------------------------------

     Thomas J. Shaw developed his initial version of a safety syringe with the aid of grants by the National Institute of Drug Abuse, a subsidiary of the National Institutes of Health. As a result, the federal government has the right, where the public interest justifies it, to disperse the technology to multiple manufacturers so that the safety syringe can be made widely available to the public. However, the funding was only used to develop and patent the earlier syringe design as of 1991. That syringe was a bulkier, less effective, and more expensive version of the current product. Accordingly and on the advice of counsel, Management believes that the risk of the government demanding manufacture of this alternative product is minimal.

Research and Development
------------------------

     We spent $763,690, $842,062, and $899,149 in fiscal 1998, 1999, and 2000 respectively, on research and development, primarily on development of prototype molds and manufacturing processes for the following products: 1cc syringe, 3cc, 5cc syringe, 10cc syringe, and a blood collection tube holder. Prior to May, 2000, our ongoing research and development activities were performed by an internal research and development staff. This team of engineers developed automated line assembly for the syringe and blood collection tube holder and established processes to meet regulatory requirements. Pursuant to the Abbott agreement entered into between us and Abbott, a new product team, made up of no fewer than two representatives each from Abbott and RTI, has been established for the purpose of developing new products utilizing the automated retraction technology. Products currently in development include the winged butterfly IV, the catheter introducer, and the dental syringe. Possible future products include all needle medical devices to which the automated retraction mechanism can be applied.

Environmental Compliance
------------------------

     We believe that we do not incur material costs in connection with compliance with environmental laws. RTI is considered a Conditionally Exempt Small Quantity Generator because we generate less than 100 kilograms (220 lbs.) of hazardous waste per month. Therefore we are exempt from the reporting requirements set forth by the Texas Natural Resource Conservation Commission. The waste that is generated at our facility is primarily made up of flammable liquids, and is sent for fuel blending by Safety Kleen. This fuel blending process completely destroys our waste and satisfies our "cradle-to-grave" responsibility.

     Other non-hazardous production waste includes clean polypropylene regrind that is sold to Penn Tex Plastics for recycling. RTI also grinds dirty plastics, syringes, and needles for disposal by Waste Management. All other non-hazardous waste produced is considered municipal solid waste (MSW) and is sent to a sanitary landfill by Waste Management.

     RTI also produces small amounts of regulated biohazardous waste from contaminated sharps and laboratory wastes. This waste is sent for incineration by American 3CI.

Employees
---------

     As of March 31, 2001, we had 213 full-time employees and two independently contracted consultants. Of the 213 full-time employees, approximately five persons were engaged in research and development activities, 127 persons were engaged in manufacturing and engineering, 38 persons were engaged in quality assurance and regulatory affairs, 18 persons were engaged in sales and marketing, 21 persons were engaged in general and administrative functions, and four persons in facilities. No employees are covered by collective bargaining agreements. We are dependent upon a number of key Management and technical personnel, and the loss of services of one or more key employees could have a material adverse effect on us. Our President and Chief Executive Officer, Thomas
J. Shaw, has an employment contract. In addition to Mr. Shaw's employment contract, we have an employment contract with Phillip Zweig, Director of Communications. We have entered into two consulting agreements with independent contractors. The agreements are with companies that are controlled separately by Lillian E. Salerno and Marwan Saker, two Directors. See "EMPLOYMENT AGREEMENTS" and "INDEPENDENT CONSULTING AGREEMENTS" for more details.


                            DESCRIPTION OF PROPERTY
                            -----------------------

     Our 22,500 square foot headquarters is located on 35 acres, which we own, overlooking Lake Lewisville in Little Elm, Texas. The building is a modular portion of a larger planned building for which the engineering design has been finalized. The headquarters are in good condition and house our administrative offices and manufacturing facility. Our current expansion plans do not include going outside the 35 acres on which the headquarters is located. We anticipate that any future development of facilities beyond that 35 acres will be in areas closer to the east and west coast customer base. The land and building on which the headquarters is located are the subject of a lien by 1st International Bank as collateral on payment of a loan in the amount of $1,500,000.

     We also lease Suites 618, 620, and 622 S. Mill Street, Lewisville, Texas, as well as storage stalls located at 102 E. Purnell, Lewisville, Texas, from Mill Street Enterprises, a sole proprietorship owned by Lillian E. Salerno, a Director. This lease is for 4,365 square feet of office space in good condition. The storage facility is used to store office documents. The lease is for five years commencing July 1, 1997, and ending June 30, 2002, at a monthly rate of $1,900. An additional lease has been signed for 628 Mill Street for a one-year period commencing April 1, 2000. The monthly rate is $1,000. This property is used exclusively for general office and marketing purposes. We do not hold any real estate or related securities for investment purposes.

     In the opinion of Management, all the properties and equipment are suitable for their intended use and are adequately covered by an insurance policy which lists Textron, Fleet Capital, Texas Bank, 1st International Bank, and Legacy Bank as the loss payees.

     We plan to expand the headquarters by 60,000 square feet and build a 15,000 square foot warehouse and related intrastructure in fiscal 2001 at an approximate cost of $11,000,000 for additional manufacturing space as well as office space. This expanded facility will be capable of accommodating six syringe assembly lines and two blood collection tube holder lines. Over the next 2 years we anticipate building a 100,000 square foot facility at an approximate cost of $12 million which will be utilized for housing an additional eight syringe assembly lines and three blood collection tube holder assembly lines. Management plans to finance the expansion by raising up to $60 million through debt and public equity offerings.

                                  MANAGEMENT
                                  ----------

     The following table sets forth information concerning our Directors, executive officers, and certain of our significant employees as of the date of this Prospectus. Our Board of Directors consists of a total of nine members, four members of which are Class 1 Directors which serve for an initial one-year term and five of which are Class 2 Directors which serve for two-year terms. Upon the expiration of the Class 1 Directors' current term, the term of office of the Class 1 Directors will be for two years.

                                                                                                    Term as
Name                   Age  Position                                                                Director Expires
----                   ---  --------                                                                ----------------
EXECUTIVES
Thomas J. Shaw          50  Chairman, President, Chief Executive Officer, and Class 2 Director            2002
Steven R. Wisner        44  Executive Vice President, Engineering & Production and Class 2                2002
                            Director
Lawrence G. Salerno     41  Director of Operations                                                         N/A
James A. Hoover         53  Production Manager                                                             N/A
Russell B. Kuhlman      47  Vice President, New Markets and Class 1 Director                              2001
Kathryn M. Duesman      38  Director of Clinical Services                                                  N/A
Douglas W. Cowan        57  Chief Financial Officer, Treasurer, and Class 2 Director                      2002
Michele M. Larios       34  Director of Legal and Legislative Policy and Secretary                         N/A

                                                                      Term as
Name                     Age  Position                                Director Expires
----                     ---  --------                                ----------------
OUTSIDE DIRECTORS
Lillian E. Salerno        40  Class 1 Director                              2001
Jimmie Shiu, M.D.         65  Class 1 Director                              2001
Clarence Zierhut          72  Class 2 Director                              2002
Marwan Saker              45  Class 2 Director                              2002
Edith A. Zagona           50  Class 1 Director                              2001

SIGNIFICANT EMPLOYEES
Phillip L. Zweig          54  Communications Director                       N/A
Peter B. Hegi             27  Product Development Manager                   N/A
Judy Ni Zhu               42  Senior Research Design Engineer               N/A
S. Kristie Haddox         30  Quality Assurance Manager                     N/A
Stephen C. Bezner         50  Director of Accounting                        N/A
Weldon Evans              59  Manager of Manufacturing Engineering          N/A
-------------------------------------------------------------------------------

EXECUTIVES

     Thomas J. Shaw, the Founder of RTI, has served as Chairman of the Board, President, Chief Executive Officer, and as a Director since RTI's inception. In addition to his duties overseeing the management of the company, he continues to lead our design team in product development of other medical safety devices that utilize his unique patented friction ring technology. Mr. Shaw has 20 years of experience in industrial product design and has developed several solutions to complicated mechanical engineering challenges. He has been granted multiple patents and has additional patents pending. Mr. Shaw received a Bachelor of Science in Civil Engineering from the University of Arizona and a Master of Science in Accounting from the University of North Texas.

     Steven R. Wisner joined us in October 1999 as Executive Vice President, Engineering and Production and as a Director. Mr. Wisner's responsibilities include the management of engineering, production, regulatory affairs, quality assurance, and human resources. Mr. Wisner has 23 years of experience in product design and development. Before joining us, Mr. Wisner was the Director of Operations for Flextronics International in Richardson, Texas, an electronic manufacturing services company, from May 1998 to October 1999, where he had complete responsibility for taking product ideas from the concept stage through full design and into the manufacturing process. Mr. Wisner worked as Design Services Manager at Altatron Technologies, an electronic manufacturing service company, from August 1997 to May 1998, and as Director of Engineering with Responsive Terminal Systems, a medical reporting device manufacturing company, from 1984 to 1997. While working at Texas Instruments, a leading electronics manufacturing company, from 1982 to 1984, Mr. Wisner was the team leader of a product development that successfully integrated several thousand personal computers into the worldwide Texas Instruments data network. As a project leader with Mostek Corporation, a semiconductor manufacturing company, from 1980 to 1982, he oversaw the development of automated manufacturing control systems for semiconductor assembly. Mr. Wisner began his engineering career with Rockwell-Collins, an avionics division of Rockwell International, in 1977, where he was involved in the design of flight navigation equipment, including the first GPS (Global Positioning System). Mr. Wisner holds a Bachelor of Science in Computer Engineering from Iowa State University.

     Lawrence G. Salerno has served as Director of Operations for us since 1995 and is responsible for the manufacture of all VanishPoint(R) products, as well as all product development and process development projects. Mr. Salerno is our Management Representative, assuring that the Quality Systems are established and implemented according to ISO 9001, MDD, and FDA mandated standards. In addition, he supervised all aspects of the construction of our new facilities in Little Elm, Texas. Prior to joining us, Mr. Salerno worked for Checkmate Engineering, an engineering firm, from 1991 to 1995 and was responsible for engineering site design and supervision of structural engineering products. Mr. Salerno is the brother of Lillian E. Salerno.

     James A. Hoover joined us in February 1996 and is our Production Manager. He is responsible for supervision of the production of our products. Mr. Hoover has also developed and implemented FDA required procedures and has been involved in the FDA inspection process. Mr. Hoover joined us after working for Sherwood for 26 years. During his tenure with Sherwood, a medical device manufacturing company, he gained hands-on experience in all aspects of the medical device manufacturing process. Mr. Hoover began his career with Sherwood as a materials handler and worked his way up through a series of positions with added responsibilities to his final position there as Production Manager of Off-Line Molding, Operating Room/Critical Care. In this capacity, he managed several departments, ran several product lines, and hired and supervised over 200 employees. While at Sherwood, he also gained experience with one of the country's first safety syringes, the Monoject(R).

     Russell B. Kuhlman joined us in February 1997 and is our Vice President, New Markets and Director. Mr. Kuhlman is responsible for developing new markets and product training for our sales organization, as well as distribution. Mr. Kuhlman's efforts with us have resulted in bringing onboard Specialty Distributors, influencing legislation, and educating influential healthcare representatives about the benefits of the VanishPoint(R) product line. Mr. Kuhlman is respected throughout the industry and is a main contributor to the safety effort in this country. He has a sales background in the medical service industry that includes his most recent work for Bio-Plexus, a medical device manufacturing company, from 1994 to 1997, where he developed strategic marketing plans for new safety products. Prior to his work there, Mr. Kuhlman worked as Director of Sales and Marketing for Winfield Medical, Inc., a medical device manufacturing company, from 1989 to 1994, where he launched several new products, developed strategic sales territories, and was the trainer for Sales and Regional Managers. Mr. Kuhlman also worked for B-D Vacutainer(R) Systems, a medical products company, in the Houston Territory from 1980 to 1989, where he was recognized as the National Sales Representative for the year 1987. Mr. Kuhlman holds a Bachelor of Science in Finance from the University of Tennessee.

     Kathryn M. Duesman, RN, joined us in 1996 as the Director of Clinical Services and provides clinical expertise on existing VanishPoint(R) products as well as those in development. She has assisted in the development of training and marketing materials. Ms. Duesman has also contributed to the design of two new products. Ms. Duesman is well recognized as one of the key authorities on the prevention of needlestick injuries and has spoken and been published on this issue. In 1996, Ms. Duesman served as a Registered Nurse ("RN") at Denton Community

Hospital. From 1995 to part of 1996, Ms. Duesman served as a RN at Pilot Point Home Health, an agency for home healthcare. From 1992 to 1995, Ms. Duesman served as a RN for Denton Community Hospital. Ms. Duesman is a 1985 graduate of Texas Woman's University with a Bachelor of Science in Nursing.

     Douglas W. Cowan is our Chief Financial Officer, Treasurer, and a Director. He is responsible for the financial, accounting, and forecasting functions of RTI. Prior to joining us in 1999, Mr. Cowan served as a consultant to us and other companies from 1996 to 1999 on various accounting and other business matters. Before becoming a consultant, he served as the Chief Financial Officer of Wedge-Dialog Company, an oil field services company, from 1995 to 1996. In addition, Mr. Cowan served in various capacities, including Vice President and Controller at El Paso Natural Gas Company, an interstate pipeline company.
After leaving El Paso Natural Gas, Mr. Cowan formed a public accounting practice that provided tax and accounting services, as well as litigation support. Mr. Cowan has a Bachelor of Business Administration from Texas Technological College. He is a CPA licensed in Texas.

     Michele M. Larios joined us in February 1998 as an attorney, and now serves as the Director of Legal and Legislative Policy and as Secretary of RTI. Ms. Larios is responsible for the legal and legislative functions of RTI. In addition to working on legal matters and with outside counsel, Ms. Larios works with legislators on pertinent issues and relevant legislation. Prior to joining us, Ms. Larios served as the Legal Analyst for Applied Risk Management Inc., a third party claims administration company, from 1995 through 1997. Ms. Larios received a Bachelor of Arts in Political Science from Saint Mary's College in Moraga, California, and a Juris Doctorate from Pepperdine University School of Law in Malibu, California.

OUTSIDE DIRECTORS

     Lillian E. Salerno has served on the Board of Directors since 1996. Ms. Salerno began serving as a consultant to us effective June 1, 2000. Her responsibilities include the development of foreign marketing, distribution, and licensing agreements, principally in Europe. Previously, Ms. Salerno served us since RTI's inception in a variety of positions. She most recently served as our Executive Vice President, Sales and Marketing. Prior to RTI's incorporation, Ms. Salerno was an attorney with a growing private law practice while she served as a consultant, administrator of grants, and legal consultant to Checkmate Engineering, an engineering firm. Ms. Salerno assisted with the start-up of RTI. Ms. Salerno received a Bachelor of Arts from the University of Texas at Austin, a Master of Arts from the University of North Texas, and a Juris Doctorate from Southern Methodist University School of Law. Ms. Salerno is the sister of Lawrence G. Salerno.

     Jimmie Shiu, M.D. has served on our Board of Directors since 1996. Prior to retirement in 1998, Dr. Shiu was in private practice as a Board Certified Otolaryngologist at Presbyterian Hospital in Dallas for 31 years. Although retired from private practice, Dr. Shiu continues to serve as a clinical professor for the Department of Otolaryngology at the University of Texas Southwestern Medical Center at Dallas. He has served on the Board of Trustees of Presbyterian Healthcare Foundation of Dallas since 1996 and the Board of Directors of MOTO1, Inc. since 1999. Dr. Shiu completed his undergraduate work at Abilene Christian University and received his medical degree from University of Texas Southwestern Medical Center at Dallas, Texas.

     Clarence Zierhut has served on our Board of Directors since April 1996. Since 1955, Mr. Zierhut has operated an industrial design firm, Zierhut Design now Origin Design, that develops new products from concept through final prototypes. During his professional career, Mr. Zierhut has created over 3,000 product designs for more than 350 companies worldwide, in virtually every field of manufacturing, and has won many international awards for design excellence. His clients have included Johnson & Johnson, Abbott, Gould, and McDonnell Douglas. He received a Bachelor of Arts from Art Center College of Design in Los Angeles, California.

     Marwan Saker joined our Board of Directors in June 2000. Since 1983, Mr. Saker has served as Chief Executive Officer of Sovana, Inc., an export management company. As a representative for United States companies seeking distribution, licensing, and franchising in the Middle East, Europe, and North Africa, Mr. Saker was instrumental in developing successful partnerships in more than 15 countries. He offices in Dallas, Texas.

     Edith A. Zagona, Ph.D. joined our Board of Directors as a Director in August 2000. Dr. Zagona has conducted water resources research at the University of Colorado's Center for Advanced Decision Support for Water and Environmental Systems since 1988. She has led the development of RiverWare, a commercially available water basin management software modeling tool that is widely used by leading water management agencies. She received a Bachelor of Arts in Philosophy and a Bachelor of Science in Civil Engineering at the University of Arizona, a Master of Science in Civil Engineering, emphasis in hydraulics, from Colorado State University, and a Ph.D. in Civil Engineering from the University of Colorado at Boulder with an emphasis in automation in water resources management.

SIGNIFICANT EMPLOYEES

     Phillip L. Zweig joined us in December 1999 as Communications Director.
Mr. Zweig is a prize winning financial journalist who has worked as a staff reporter at The American Banker, The Wall Street Journal, and Bloomberg Business News and other media organizations. From 1993 to 1998, he served as Corporate Finance Editor at Business Week where he wrote a major article on RTI. Before joining us, he worked as a freelance financial writer and editorial consultant. His clients included Andersen Consulting and Boston Consulting Group. Mr. Zweig received a Bachelor of Arts in Behavioral Psychology from Hamilton College and a Master of Business Administration from the Baruch College Graduate School of Business.

     Peter B. Hegi joined us in August 1996 and is our Product Development Manager. His responsibilities include development of new products from conception through production implementation supporting production in the manufacturing of products and managing continual production improvement efforts. This process includes design input and control, manufacturing feasibility, and FDA pre-market notification of the product. Product Development also assists in continually improving existing devices. He has created product and component specifications for the blood collection tube holder, 5cc syringe, and 10cc syringe. Mr. Hegi is a 1996 Mechanical Engineering graduate of Stanford University, where he was a member of Tau Beta Pi National Engineering Honor Society. His new product development responsibilities include establishing device design requirements and controls, determining product manufacturing feasibility, and assisting in the preparation of device documentation for FDA 510(k) Submission. FDA 510(k) Submissions are summaries, submitted under section 513(i) of the Federal Food, Drug, and Cosmetic Act, of the safety and effectiveness information contained in a pre-market notification submission (document required to be filed by persons desiring to introduce into interstate commerce a device intended for human use) upon which a determination of substantial equivalence can be based ("510[k] Submission"). He has assisted in the development of the VanishPoint(R) blood collection tube holder and the 1cc, 3cc, 5cc, and 10cc VanishPoint(R) syringe product lines.

     Judy Ni Zhu has served as a Senior Research Design Engineer since joining us in 1995. Her primary focus is on new product development and improvement of current products. Prior to joining us, Ms. Zhu worked with Checkmate Engineering, an engineering firm, as a design engineer on the original 3cc syringe and other SBIR grant projects. Ms. Zhu received her Bachelor of Science from Northwest Polytechnic University in Xian, China, and her Master of Engineering from University of Texas at Arlington. Ms. Zhu has assisted in design modifications for the 3cc syringe, which have maximized both product reliability and production efficiency. She also designed and developed a manual needle assembly machine and an automatic lubricating and capping system for the 3cc syringe and developed and assisted in the design of automated blood collection tube holder assembly equipment. Ms. Zhu has collaborated with Ms. Duesman and Mr. Shaw in the filing of several patent applications. Prior to joining Checkmate Engineering in 1991, Ms. Zhu worked for Shenyang Airplane Corporation, an airplane design company, in Shenyang, China, where she was responsible for airplane control system design and its stress computation and analysis. Ms. Zhu also worked for Mactronix, Inc., an assembly equipment manufacturing semiconductor company, in Dallas, Texas, where she was responsible for the design, modification, and production drawing of an automatic wafer transfer system.

     S. Kristie Haddox joined us in July 1996, is our Quality Assurance ("QA") Manager and is responsible for QA testing, document control, and validation.
She formerly worked as Quality Assurance Validation Scientist at Alcon Laboratories, a pharmaceutical and medical device manufacturing company, in Fort Worth, Texas, from 1995 to 1996. Ms. Haddox holds a Bachelor of Science degree from Texas A&M University and is a member of the American Society for Quality Control.

     Stephen C. Bezner joined us in March 2000 as the Director of Accounting. He is responsible for keeping personnel, systems, and procedures in place to produce an orderly and timely accounting of all business activities. Prior to his employment with us, Mr. Bezner served as Vice President Finance for CBI Laboratories, a public subsidiary of Thermo Electron Corporation, an electronic equipment manufacturing company, from 1992 to 2000. Mr. Bezner has 24 years' experience in accounting management and cost accounting, all of which were for manufacturing operations of public companies. Previous employers include Overhead Door Corporation and Texas Instruments. He has a Bachelor of Science Degree from the University of Texas at Dallas.

     Weldon G. Evans joined us in October, 2000 as Manager of Manufacturing Engineering. His responsibilities include the support of new product development and current production, as well as the creation of new and improved manufacturing processes. Prior to joining us he served as a senior project engineer with B-D, a medical technology company, since 1974. He received a Bachelor of Science degree in Mechanical Engineering and a Master of Science degree in Engineering Administration from Southern Methodist University. Mr. Evans is a member of Pi Tau Sigma National Honorary Mechanical Engineering Society and the American Society of Mechanical Engineering.

COMMITTEES OF DIRECTORS

     The Board of Directors has the following committees:

          Committee Members
          -----------------

          Executive Committee
               Thomas J. Shaw
               Steven R. Wisner
               Dr. Jimmie Shiu

          Audit Committee
               Clarence Zierhut
               Marwan Saker
               Dr. Jimmie Shiu

          Compensation and Benefits Committee
               Thomas J. Shaw
               Lillian E. Salerno
               Douglas W. Cowan

     The Executive Committee possesses and may exercise all the powers and authority of the Board of Directors in the control and management of the business and affairs of RTI during intervals between regular meetings of the Board of Directors. These powers are limited as follows: the committee cannot fill any of its vacancies, the committee does not have the power to declare dividends, amend Bylaws, elect or remove any Officer or Director, to submit to shareholders actions that require approval of shareholders, amend any resolution of the Board of Directors, to act on matters assigned to other committees, to create or fill any vacancies on the Board of Directors, to authorize distributions or to issue shares.

     The Audit Committee assists the Board of Directors in monitoring the integrity of the financial statements, our compliance with securities regulations and the independence and performance of our auditors.

     The Compensation and Benefits Committee recommends to the Board of Directors the compensation of Officers and significant employees and the granting of stock options.

FAMILY RELATIONSHIPS

     There are no family relationships among the above persons except as set forth above.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     None of the above persons or any business in which such person was an executive officer have been involved in a bankruptcy petition, been subject to a criminal proceeding (excluding traffic violations and other minor offenses), been subject to any order enjoining or suspending their involvement in any type of business, or been found to have violated a securities law.

DIRECTORSHIPS IN OTHER COMPANIES

     No Directors hold Directorships in reporting companies other than as set forth above.

                            EXECUTIVE COMPENSATION
                            ----------------------

     The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of the Chief Executive Officer and each other executive officer whose total cash compensation exceeded $100,000 for any of the past three fiscal years:

                          SUMMARY COMPENSATION TABLE

                                   Annual Compensation                         Long-Term Compensation
                                   -------------------                         ----------------------
                                                                            Awards                Payout(s)
                                                                   -----------------------   -------------------
                                                          Other    Restricted   Securities               All
                                                         Annual       Stock     Underlying    LTIP      Other
Name and Principal                                       Compen-     Award(s)    Options/    Payouts    Compen-
     Position                Year  Salary($)  Bonus($)  sation($)      ($)        SARs(#)      ($)     sation($)
------------------           ----  ---------  --------  ---------  ----------   ----------   -------   ---------
Thomas J. Shaw,              1998   125,000         0          0            0           0          0           0
President and CEO            1999   162,019         0
                             2000   198,084         0

Lillian E. Salerno,          1998    90,000         0          0            0           0          0           0
Former Executive             1999   143,461         0
Vice President,              2000    60,946         0
Sales & Marketing

Edward S. Aarons,            1998         0         0          0            0           0          0           0
Former Director              1999   108,598         0                              25,000
of Sales                     2000         0         0                                   0

Douglas W. Cowan,            1998         0         0          0            0           0          0           0
Chief Financial              1999    78,768         0                              25,000
Officer and Treasurer        2000   130,818         0                              25,000

Russell B Kuhlman,           1998    85,577         0          0            0       7,500          0           0
Vice President, New          1999    94,327     1,000                              15,600
Markets                      2000   102,411     3,000                              10,000

Steven R. Wisner,            1998         0         0          0            0           0          0           0
Executive Vice               1999    20,944         0                             150,000
President, Engineering       2000   137,023         0                              15,000
and Production

     In 1998, Mr. Shaw should have received a raise under the terms of his Employment Agreement. However, the 1998 portion of his raise in the amount of $12,019 was paid in 1999. Officers, Directors, and significant employees hold options exercisable for the purchase of 57,000; 110,000; 261,200; 169,575, and 166,075 shares of common stock in the years 1999, 2000, 2001, 2002, and 2003, respectively. To date, no options or long-term incentive plan awards have been issued to Mr. Shaw or Ms. Salerno, the controlling common stockholders. Former Directors were granted options in 2000 as follows: Allen Cheesman, 38,100; John
H. Wilson, III, 5,000; F. John Deuschle, III, 5,000; Bob Stathopulos, 5,000; and Joe Reeder, 25,000. Options granted to Messrs. Wilson and Deuschle terminated as a result of their departure from the Board of Directors. The Board of Directors subsequently issued options for the purchase of 5,000 shares of common stock of RTI to each. Mr. Stathopulos' options terminated as a result of his no longer providing services to RTI.

                             Option/SAR Grants in Last Fiscal Year
                                     (Individual Grants)
-----------------------------------------------------------------------------------------
Name                     Number of       Percent of total      Exercise or   Expiration
                        Securities     options/SARs granted     base price      date
                        Underlying    to employees in fiscal      ($/Sh)
                       Options/SARs            year
                        granted (#)
-----------------------------------------------------------------------------------------
Douglas W. Cowan          25,000               5.43%                10          2010

Russell B. Kuhlman        10,000               2.17%                10          2010

Steven R. Wisner          15,000               3.26%                10          2010

     Officers, Directors, and significant employees hold stock options for the purchase of common stock exercisable beginning in the year indicated below and for three subsequent years:

1999 Plan Nonqualified Stock Options ("NQSOs")         1999      2000      2001     2002      2003
Steven R. Wisner                                                          65,000   65,000     5,000
Lawrence G. Salerno                                                        5,150              2,000
James A. Hoover                                                            3,150
Kathryn M. Duesman                                                         5,300              5,000
Douglas W. Cowan                                                           2,500    2,500    15,000
Jimmie Shiu, M.D.                                                         25,000
Clarence Zierhut                                                          10,000
Edith Zagona                                                               5,000
Michele M. Larios                                                          7,700             15,000
Marwan Saker                                                               5,000   30,500    30,500
Phillip L. Zweig                                               20,000     10,000
                                                    -----------------------------------------------
                                                          0    20,000    143,800   98,000    72,500
                                                    ===============================================

1999 Plan Incentive Stock Options ("ISOs")              1999      2000      2001    2002      2003
Steven R. Wisner                                                          10,000   10,000    10,000
Lawrence G. Salerno                                                        2,500    7,650    10,000
James A. Hoover                                                            2,500    5,650     8,000
Russell B. Kuhlman                                                         7,800    7,800    10,000
Kathryn M. Duesman                                                         2,500    7,800    10,000
Douglas W. Cowan                                                          10,000   10,000    10,000
Michele M. Larios                                                                   7,700    10,000
Peter B. Hegi                                                              3,800    3,800     8,100
Judy Ni Zhu                                                                3,350    3,350     7,000
S. Kristie Haddox                                                          3,950    3,950     6,600
Stephen C. Bezner                                                                   3,875     3,875
                                                    -----------------------------------------------
                                                          0         0     46,400   71,575    93,575
                                                    ===============================================

1996 Plan NQSOs                                       1999      2000      2001     2002      2003
Steven R. Wisner                                      2,500
Lawrence G. Salerno                                   5,000    15,000
James A. Hoover                                       5,000    14,000
Russell B. Kuhlman                                    7,500    10,000
Kathryn M. Duesman                                    1,500    10,000
Jimmie Shiu, M.D.                                    15,000    15,000     15,000
Clarence Zierhut                                     10,000     5,000      1,000
Peter B. Hegi                                         1,500     7,000
Judy Ni Zhu                                           7,500    10,000
S. Kristie Haddox                                     1,500     4,000
                                                    -----------------------------------------------
                                                     57,000    90,000     16,000        0         0
                                                    ===============================================

1996 Plan ISOs                                       1999   2000    2001    2002   2003
Lawrence G. Salerno                                                 7,500
James A. Hoover                                                     7,500
Russell B. Kuhlman                                                  7,500
Kathryn M. Duesman                                                  7,500
Michele M. Larios                                                  10,000
Peter B. Hegi                                                       5,000
Judy Ni Zhu                                                         5,000
S. Kristie Haddox                                                   5,000
                                                    -----------------------------------
                                                        0      0   55,000      0      0
                                                    ===================================




COMPENSATION OF DIRECTORS

     We pay each non-employee Director a meeting fee of $250 for each Board meeting attended and have granted to each Director (except Mr. Shaw and Ms. Salerno) stock options for common stock each year. We do not pay any additional amounts for committee participation or special assignment.

EMPLOYMENT AGREEMENTS

     There are no other employment agreements in place involving other Officers or Directors, except as set forth below:

Thomas J. Shaw
--------------

     We have a written employment agreement with Thomas J. Shaw, our President and Chief Executive Officer, for an initial period of three years ending September 2002 with an automatic and continuous renewal for consecutive two-year periods. The agreement is terminable either by us or Thomas J. Shaw upon 30 days' written notice. The agreement provides for an annual salary of at least $150,000 with an annual salary increase equal to no less than the percentage increase in the Consumer Price Index during the previous calendar year. Thomas
J. Shaw's salary shall be reviewed by the Board of Directors each January, which shall make such increases as it considers appropriate. Thomas J. Shaw is also entitled to participate in all executive bonuses as the Board of Directors, in its sole discretion, shall determine.

     Under the Employment Agreement, we will also provide certain fringe benefits, including, but not limited to, participation in pension plans, profit-sharing plans, employee stock ownership plans, stock appreciation rights, hospitalization and health insurance, disability and life insurance, paid vacation, and sick leave. We also reimburse him for any reasonable and necessary business expenses, including travel and entertainment expenses, necessary to carry on his duties. Pursuant to the employment agreement, we have agreed to indemnify Thomas J. Shaw for all legal expenses and liabilities incurred with any proceeding involving him by reason of his being an Officer or agent. We have further agreed to pay reasonable attorney fees and expenses in the event that, in Thomas J. Shaw's sole judgment, he needs to retain counsel or otherwise expend his personal funds for his defense.

     Thomas J. Shaw has agreed to a one-year non-compete, not to hire or attempt to hire employees for one year and to not make known our customers or accounts or to call on or solicit our accounts or customers in the event of termination of his employment for one year unless the termination is without cause or pursuant to a change of control of RTI. Furthermore, Mr. Shaw has the right to resign in the event that there is a change in control which is defined as a change in the majority of Directors within any twelve month period without 2/3 approval of the shares outstanding and entitled to vote, or a merger where less than 50 percent of the outstanding stock survives and a majority of the Board of Directors remains, or the sale of substantially all of our assets, or any other person acquires more than 50 percent of the voting capital. Mr. Shaw retained the right to participate in other businesses as long as they do not compete with us and so long as he devotes the necessary working time to the company.

Phillip L. Zweig
----------------

     We entered into an employment agreement with Phillip L. Zweig, our Communications Director, on December 21, 2000 which expires on June 12, 2001. Mr. Zweig's duties include obtaining and authoring favorable coverage of RTI and issues important to us in local and national media outlets throughout the United States. Mr. Zweig may from time to time engage in writing for publication articles unrelated to the business of RTI. Mr. Zweig also agreed not to write articles about us for independent publications and shall not provide any services relating to marketing strategy, healthcare policy, publicity, or media coverage, or any other services in the United States to any manufacturer of needle products, healthcare group purchasing organizations, or any individual or business entity that is in direct competition with our business during his employment and for three years hereafter. In exchange, we agreed to pay Mr. Zweig a bi-weekly salary of $4,615 and to grant Mr. Zweig options for the purchase of 10,000 shares of our common stock under the 1999 Stock Option Plan. We also agreed to pay reasonable travel, entertainment, and related expenses as well as to provide Mr. Zweig with standard benefits. Mr. Zweig shall be considered for bonuses on the same terms as other management employees. This contract may be terminated by either party with thirty days written notice.

INDEPENDENT CONSULTING AGREEMENTS

Lillian E. Salerno, d/b/a MediTrade International
-------------------------------------------------

     We entered into a consulting agreement with Lillian E. Salerno, d/b/a MediTrade International on June 1, 2000. The contract was amended on August 23, 2000 and now expires on May 31, 2001. Ms. Salerno has agreed to establish contacts with major European entities to develop marketing and distribution channels as well as licensing agreements. Ms. Salerno will be paid $16,667 per month and reimbursed for business expenses incurred on behalf of RTI, not to exceed $5,000 per month without prior approval for the term of the contract.

International Export and Consulting
-----------------------------------

       We entered into a Consulting Agreement on March 15, 2000, with International Export and Consulting where International Export and Consulting agreed to advise us with respect to selection of an international distribution network, potential strategic partners, and future licensing for VanishPoint(R) technology in the Middle East which terminates no later than June 1, 2001. International Export and Consulting further agreed that during the term of this agreement and for a period of two years thereafter, it would not perform any services which would utilize any 'Confidential Information' of RTI nor perform any services for any of RTI's competitors. In exchange, we agreed to pay a consulting fee in the amount of $2,000 a month for ten months as well as issue nonqualified stock options ("NQSOs") for 61,000 shares of our common stock at an exercise price of $10 per share upon successful completion of a distribution agreement with Sovana, Inc. Marwan Saker, a principal in International Export and Consulting, is a Director.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
        --------------------------------------------------------------

       The following table sets forth certain information regarding the beneficial ownership of the capital stock as of the date of this Prospectus (excluding exercisable options) for (a) each person known by us to own beneficially 5 percent or more of the voting capital stock, and (b) each Director and executive officer (earning in excess of $100,000 annually) who owns capital stock. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to his or her shares.

                                   Name and Address of                Amount and Nature of     Percent of
  Title of Class                   Beneficial Owner                   Beneficial Owner         Class/(1)/
-------------------------------------------------------------------------------------------------------------
  Common Stock
-------------------------------------------------------------------------------------------------------------
     As a Group                    Officers and Directors
                                   511 Lobo Lane, P.O. Box 9
                                   Little Elm, TX 75068-0009                  14,062,500          72.6%

     As Individuals                Thomas J. Shaw                             11,200,000          57.8%
                                   Lillian E. Salerno                          2,800,000          14.5%
                                   Edith A. Zagona/(2)/                           50,000       Less than 1%

                                   Jimmie Shiu                                    10,000       Less than 1%
                                   Steve Wisner                                    2,500       Less than 1%
-------------------------------------------------------------------------------------------------------------
  Series A Stock
-------------------------------------------------------------------------------------------------------------
     As a Group                    Officers and Directors
                                   511 Lobo Lane, P.O. Box 9
                                   Little Elm, TX 75068-0009                     150,000           8.2%

     As Individuals                Jimmie Shiu                                   150,000           8.2%
-------------------------------------------------------------------------------------------------------------
  Series I-IV Class B Stock
-------------------------------------------------------------------------------------------------------------
     As a Group                    Officers and Directors
                                   511 Lobo Lane, P.O. Box 9
                                   Little Elm, TX 75068-0009                      40,000           1.9%

     As Individuals                Thomas J. Shaw                                  5,000       Less than 1%
                                   Marwan Saker/(3)/                              30,000           1.4%
                                   Edith A. Zagona/(2)/                            5,000       Less than 1%

/(1)/ The percentages of each class are based on 19,365,850 shares of common stock, 1,826,500 shares of Series A Stock, and 2,079,895 shares of Series I through IV Class B Stock outstanding as of the date of this Prospectus.

/(2)/ The 50,000 shares of common stock and the 5,000 shares of Class B Stock are held in joint tenancy with Dr. Zagona's husband.

/(3)/ The 30,000 shares are beneficially held as follows: 14,500 shares by My Investments and 15,500 shares by Saker Investments, which are companies controlled by Mr. Saker.

       There are no arrangements the operation of which would result in a change in control of RTI.

                             PLAN OF DISTRIBUTION
                             --------------------

       We intend to offer and sell shares directly to the public through the following Executive Officers: Thomas J. Shaw, Steven R. Wisner, Douglas W. Cowan and Michele M. Larios. None of those Executive Officers will be paid any commission, or any form of compensation related, directly or indirectly, to such sales efforts. Each Executive Officer: 1) primarily performs substantial duties for us otherwise than in sales of shares, 2) was not a broker or dealer or an associated person of a broker or dealer within the preceding 12 months (before the date of the Prospectus), and
3) will not participate in selling an offering of shares for us more than once every 12 months. As of the date of this Prospectus, the shares are being offered directly by us on a best efforts basis beginning promptly upon the effectiveness of this Prospectus without the assistance of an underwriter. However, we reserve the right to enter into an agreement with underwriters. We will receive all proceeds from the offering, less proceeds from the sales by selling shareholders and less offering expenses. We have reserved the ability to retain and pay brokers and dealers registered with the National Association of Securities Dealers, Inc. ("NASD") to assist in placing these shares. If we permit NASD-registered brokers or dealers to offer and sell those registered shares offered by us, they may do so only by timely delivery of a Prospectus, and we will pay or reimburse the brokers or dealers with sales concessions (e.g., fees, expenses, and commissions) not to exceed 10% of the aggregate purchase price of shares sold by such persons.

     Offers to sell, and subscriptions to purchase the registered shares will be made entirely by this Prospectus. We will not employ or offer compensation to finders or other non-NASD registered persons, and will disclaim any responsibility for statements made by persons not authorized as our agents, or not contained in this Prospectus.

     We cannot give any assurance that any of the shares will be sold. The termination date for this offering is 6 months from the effective date of this Prospectus on November 2, 2001 (unless extended 90 days in our discretion). We have until 6 months plus 90 days (if the offer is extended by RTI) after the effective date of this Prospectus to sell the minimum number of shares. All subscription payments must be sent to us along with a separate document indicating the name, address and social security number of the subscriber(s), and the number of shares for which subscription is being made. Payments must be by check made payable to "Retractable Technologies, Inc. Escrow Account." We will then send the subscription payments, no later than noon of the next business day following receipt, to an escrow account maintained by Texas Bank. Texas Bank is only acting as escrow agent in connection with this offering and has made no investigation of us or this offering nor makes any recommendation concerning this offering. Texas Bank will hold all subscription payments pending the sale of $450,000 worth of the shares (the minimum number of shares). If the minimum number of shares is not sold by the termination date, the monies previously deposited into escrow will be withdrawn for the purpose of refunding subscription payments to subscribers. Subscribers will not earn interest on the funds held in escrow and will not have use or right to return of such funds during the escrow period, which may last as long as 9 months.

    Purchases of shares by affiliates must be for investment purposes only.

PRICING OF THE OFFERING

     Although Management has successfully sold over $42,000,000 in shares of preferred stock through private placement offerings, it has no experience or other qualifications in valuing its stock for public sale. Management priced its stock at $15 per share in substantial reliance upon the BVS valuation of $14.47 per share as of December 8, 2000. BVS is an independent valuation company and is not licensed or regulated by the National Association of Securities Dealers (the "NASD"). However, Management felt that it could price its stock 53 cents higher because BVS' valuation was conservative in that it: 1) did not fully consider sales or projected sales outside of the United States, 2) did not fully consider information regarding orders in excess of those initially projected under the agreement with Abbott and other information obtained after September 30, 2000,
3) did not fully consider the potential for expanding capacity and sales through Joint Ventures and/or licensing agreements and 4) Management believes (contrary to the assumptions contained in the BVS' valuation analysis) that product prices will hold as the demand for safety increases with the addition of safety mandated legislation in other states. BVS also did not specifically consider potential sales of three newly developed products including the patented dental syringe, winged IV, and catheter introducer. Finally, BVS assumed a growth of 2.7% (the same as their predicted rate for inflation) for our company 10 years in the future in its valuation of the company as a going concern.

     BVS maintained that its conservative estimates regarding sales outside the United States was proper because RTI's historical sales outside the United States were de minimus. BVS did not fully consider the excessive orders by Abbott Laboratories because such orders were not required under the schedules attached to the Abbott (distribution) agreement and so might not increase the total number of products ordered by Abbott beyond that to which they were already contractually bound. BVS did not fully consider the potential for expanding capacity through joint ventures and licensing agreements because this potential is speculative. Further, BVS' valuation assumes that prices will decrease over time as competition increases. Additionally, BVS assumed that new products would not reach the market until after year ten of the forecast. We believe we will be manufacturing commercial quantities of new products before the end of year ten. We currently have patents for products that are capable of being manufactured and sold during the first ten years covering the projections. These products include the winged IV, the dental syringe, and the catheter introducer.

BVS VALUATION REPORT

                 Nature, Scope and Purpose of Valuation Report
                ----------------------------------------------

     BVS reviewed company forecasts and forecasts made as part of the agreement with Abbott. BVS also reviewed detailed forecasts regarding the costs of goods sold and capacity. BVS considered these forecasts in combination with industry data as defined by the eleven comparable companies used in BVS' market approach, The Risk Management Association, Theta Reports, and other sources. As BVS' cover letter indicates, BVS' analysis involved no fewer than 15 other procedures. In addition, BVS' discounted cash flow analysis includes a ten year forecast developed by BVS.

     BVS' analysis included but was not limited to reviewing our audited and unaudited financials through September 30, 2000, interviews with Management, reviewing financial forecasts through 2005, reviewing our business plan dated November 1999, and reviewing the Abbott agreement. BVS also reviewed our public filings including the Form 10SB as amended, reviewed the August 1998 report on the disposable medical supplies industry by Theta Corporation, and a review of a November 1995 report on the "dynamic medical disposable markets" published by Frost & Sullivan. BVS further reviewed various information regarding accidental needlesticks, safety syringes and safety syringe legislation and regulation.
BVS further reviewed the October 1999 issue of Health Services published by ECRI which contained an evaluation of needlestick prevention devices. Finally, BVS reviewed information relating to companies comparable to RTI and merger/acquisition transactions involving companies comparable to us.

                    Limitations on the Scope of BVS' Report
                    ---------------------------------------

     BVS' analysis was limited by the following facts:

     1. Cash flow analysis by its very nature is speculative, the assumptions underlying the analysis may not occur;

     2. RTI has a limited operating history with a history of operating losses on which projections could be based;

     3. RTI's growth and ultimate success assume rapid increases in productive capacity, obtaining substantial additional financing and widespread market adoption and acceptance of RTI's products. BVS' report assumes these events occur;

     4. RTI's historical revenues have been at levels substantially below the revenue levels required in the future to realize the values suggested in BVS' appraisal. BVS' report assumes these revenues increase to sufficient levels; and

     5. The valuation is based on the assumption that the common shares are freely and widely traded on a public exchange with sufficient float and investor interest to offer liquidity to investors. The actual share prices may vary considerably from BVS' valuation.

     Finally, BVS' analysis relies on the following assumptions:

     6. The title to all assets was good and free of liens unless otherwise stated in the report;

     7.   RTI's management is competent with respect to the business;

     8.   The information furnished by Management was reliable;

     9. That RTI is in compliance with all applicable federal, state, and local regulations; and

     10. All required licenses, certificates of occupancy, consents, etc. have been or can be obtained.

                      Primary Analysis Method Used by BVS
                      -----------------------------------

     BVS analyzed eleven publicly traded companies and six transactions (mergers or acquisitions) involving comparable companies. BVS' report contains an extensive analysis that compares and contrasts the comparable companies to RTI.

     As provided in BVS' Valuation Conclusion, BVS formulated a valuation conclusion for our common equity based primarily on the results of the income approach supported by the market approach to value. There are basically three ways to value a company: the cost method, the market method, and the income method. The cost method is more appropriate for evaluating the value of tangible assets. Because RTI's major assets consist of its patents, this method was not used.

     BVS utilized the income method to build a discounted cash flow model to determine the fair market value of our stock. Additionally, BVS reviewed the information and data relating to publicly traded companies with similar operations to that of RTI contemporaneous with the valuation date. BVS also reviewed transaction data (regarding mergers and acquisitions) involving companies with similar operations to those of RTI. However, that data was inconclusive and so, the income model supported by the market approach was most heavily relied upon to generate the evaluation.

          EFFECT OF SALE OF 5,293,350 SHARES BY SELLING SHAREHOLDERS
                      ON THE PRICE OF SHARES SOLD BY RTI

     RTI is currently not trading on the Over-The-Counter Bulletin Board (the "OTCBB") and there is no current public market for any of RTI's stock. RTI has been approved to list its common stock on the American Stock Exchange simultaneously with the effective date of the Prospectus. Although 5,293,350 shares of common stock are being offered by selling shareholders, RTI believes that the risk of a significant downward pressure on the stock price once the common stock is listed (and, accordingly, the "artificial impact" on the market) will be minimized for several reasons. First, the common stock was valued at $14.47 per share by BVS, an independent valuation company, as recently as December 8, 2000. Accordingly, it is unlikely that shareholders will sell their shares for prices that are much, if any, below that set by an objective third party valuation.

     Indeed, RTI believes that the stock price might actually incur upward pressure in that the assumptions underlying BVS' report were conservative in nature. BVS assumed that product prices would decrease over time. However, the recent passage of federal legislation and the passage of safety legislation in multiple states (currently in effect in 18 states) could possibly cause an increase in demand for safety products. In RTI's opinion, the fact that there are very few such products available in commercial quantities, the fact that RTI's syringe is the only safety syringe given the highest rating possible and the fact that its blood collection tube holder is one of two products given the highest possible rating make it likely that prices will at least remain steady if not increase.

     Furthermore, BVS did not take into account any significant international sales (BVS assumed that international sales would account for approximately 8% of sales by year 10). While sales outside the United States have been limited, they have been made and non-exclusive distribution agreements are in place for distribution to Western Europe, Japan, Australia, Mexico, Canada, France, Germany, Switzerland, Belgium, Netherlands, Luxembourg, Tanzania, Uganda, Zimbabwe, Botswana, Namibia, Mozambique, Angola, Zaire, Kenya, Nigeria, Mauritius, and Madagascar. In addition, exclusive distribution agreements are in place for the distribution of its products in Puerto Rico, South Africa, United States Virgin Islands, British Virgin Islands, Antigua, Barbados, St. Martin, Cuba, Ireland, the Dominican Republic, Saudi Arabia, Syria, Iraq, Turkey, Iran, Pakistan, Kuwait, Morocco, Algeria, Tunisia, Egypt, Sudan, Afghanistan, Oman, Yemen and the United Arab Emirates. Demand for safety products in these countries has followed the United States model with an approximate two-year time lag.

     Additionally, BVS assumed that new products would not reach the market until after year ten of the forecast. We believe we will be manufacturing commercial quantities of new products before the end of year ten. We currently have patents for products that are capable of being manufactured and sold during the first ten years covering the projections. The products include the winged IV, the dental syringe, and the catheter introducer.

     Secondly, 29.7% of the shares offered by selling shareholders was purchased for $10 per share. These shares were sold by RTI prior to the passage of the national safe needle legislation and prior to recent publicity. Accordingly, the likelihood that the shareholders will be willing to sell their shares below that price is reduced. Furthermore, BVS reinforced $10 per share as the minimum value per share by stating that $10 should be considered the "floor" for the common stock in its report.

     In addition, there are reasons to believe that the stock price will experience upward pressure. Two recent events could positively affect demand for RTI's products. First, RTI entered into a five-year marketing and distribution agreement with Abbott Laboratories, one of the larger medical companies in the world. This relationship dramatically increases RTI's ability to effectively sell to the hospital market and has already resulted in material increases in sales. Secondly, federal legislation demanding safety needles has just passed in response to the passage of similar legislation in 18 states. Other states are in the process of passing such legislation. Such legislation increases the demand for RTI's products because there are not many safety needles on the market. Furthermore and as discussed above, RTI's products are one of only two that are given the highest possible ratings.

     Furthermore, the fundamentals characteristic of strong, long-term viable companies are in place with RTI. RTI has large market potential for its products both in the United States and worldwide; legislation requiring the use of safe needle products is in place; a well known and well financed company, Abbott Laboratories, distributes its products into the market; RTI has the highest possible ratings for its products; RTI has the capability to produce those products in commercial quantities; and RTI has patent protection for its products. The following facts could increase the demand for RTI's products and will likely result in upward pressure to counter any downward pressure on RTI's stock price:

     1) RTI is producing products in commercially viable quantities while many of its competitors are unable to do so;

     2) The United States has a 6.6 billion-unit market potential for syringes and a 1.3 billion-unit market potential for blood collection tube holders. Becton Dickinson has recently released information that they currently have capacity for only 15% of the safety syringe market. This fact, combined with the documented inferior rating of BD's safety syringes and the long lead time needed to provide an alternative solution, favors the expanded sale of the RTI products, enhancing the value of RTI's stock;

     3) RTI has innovative products that have gained popular support by healthcare workers. RTI's superior safety competes against products with significant limitations and, as a result, the inferior products have not received widespread acceptance among healthcare workers;

     4) RTI already has completed the FDA's premarket notification procedure for its products. Several of RTI's competitors have not completed this process;

     5) The market is currently dominated by standard syringes. Retooling their current production lines will cost RTI's competitors time and money while RTI's products are ready to be delivered which enables healthcare providers to immediately meet the statutory requirements for safety needle products; and

     6) RTI has successfully raised over $42 million through private placement offerings.

     Finally, although there are a number of selling shareholders, there are also persons who have expressed a desire in the past to invest in RTI but could not due either to their unaccredited status or the fact that the shares available for sale had not been registered.

    For these reasons, RTI believes that the likelihood of significant downward pressure on the price of its common stock is minimized.

                        Experience of BVS in Valuations
                        -------------------------------

     Since 1987, BVS has done valuations for mergers and acquisitions, tax, litigation and other purposes. BVS has provided both fairness opinions and solvency opinions. BVS has conducted valuations in mergers, acquisitions, and financings involving both public and private companies. Those valuations have included a number of SEC reporting issues. BVS' valuations have included cheap stock issues, in-process research and development, and related issues. Furthermore, BVS has valued the common equity of private companies that intended to go public in the near term as well as private companies that were acquired by public companies. BVS has also reviewed transactions in reverse mergers.

                           SELLING SECURITY HOLDERS
                           ------------------------

     The selling share holders are shareholders who have acquired unregistered shares of common stock from conversion of the Series A Stock or Series I through IV of the Class B Stock to common stock. Selling security holders may also include persons selling shares received from a named selling shareholder after the date of this Prospectus who received their shares as a gift from a selling shareholder.

     We will not receive any of the proceeds from the sale of these shares by the selling shareholders. There are no material relationships between the executive officers and any of the selling shareholders except as follows:

                    Thomas J. Shaw
                         Ellsworth Shaw (father)
                         Elizabeth Shaw (mother)
                         Victoria E. Shaw (sister)
                         Rebecca Salome Shaw (sister)
                         Mary Shaw (sister)

                    Lillian E. Salerno
                         Geni Jacobs (sister)
                         Johnny Jacobs (brother-in-law)
                         Larry and Judith Salerno (brother)
                         Anthony and Carol Salerno (brother)
                         Frank Salerno (brother)
                         Nicholas and Faye Salerno (brother)
                         Barry and Tina Smith (sister)

                    Steven R. Wisner
                         Helene Wisner (mother)


     No underwriter is obligated to sell or repurchase any of the shares. The shares of common stock being offered by selling security holders are being registered to permit public secondary trading, and the selling security holders may offer all or part of the shares for resale from time to time. However, such selling security holders are under no obligation to sell all or any portion of such shares of common stock immediately under this Prospectus for any particular price. The selling shareholders may offer and sell some, all, or none of their shares under this Prospectus. The selling shareholders may determine the prices at which they will sell their shares, which may be at market prices prevailing at the time of the sale or some other negotiated price. The selling shareholders may use brokers or dealers to assist them in selling their shares, who may receive compensation or commissions for such sales. We have been approved to be listed on the AMEX in conjunction with the effectve date of this Prospectus. Because the selling security holders may sell all or a portion of their shares of common stock, no estimate can be given as to the exact number of shares of common stock that will be held by any selling security holder upon termination of this offering. Accordingly, the following table assumes that each selling stockholder is offering for sale all of their shares of common stock previously issued and for which they have given notice of their intention to participate in this registration and sell their shares. We have agreed to update the information contained in this Prospectus to reflect any facts or events arising after the date of this Prospectus, that, individually or in the aggregate, represents a fundamental change in the information set forth in this Prospectus and to include any material information respecting a plan of distribution materially different from the plan of distribution disclosed in this Prospectus. We have agreed to pay all expenses in connection therewith (other than brokerage commissions and fees and expenses to the various selling shareholders' respective counsel).

     Pursuant to SEC Regulation M, selling shareholders and their affiliates are prohibited from purchasing or attempting to induce anyone to purchase common stock until after the sale of their stock being sold pursuant to this Prospectus.

     Except as otherwise noted below, during the past three years no selling security holder has been an Officer, Director or affiliate of RTI or had any other material relationship with us.

========================================================================================================================
                                                                       Number of     Percentage of       Percentage of
                                        Number of                      Shares of    Shares of Common   Shares of Common
Selling Security Holder and             Shares of   Number of Shares  Common Stock  Stock Owned After  Stock Owned After
Relationship to RTI Within Past          Common      of Common Stock   Owned After   Sale of Minimum    Sale of Maximum
Three Years                           Stock Owned   Offered for Sale    Offering    Number of Shares   Number of Shares
------------------------------------------------------------------------------------------------------------------------
Abelow, Richard A.                       10,000          10,000            0          less than 1%         less than 1%
------------------------------------------------------------------------------------------------------------------------
Achterberg, Melvin F. and Gloria J.       2,500           2,500            0          less than 1%         less than 1%
------------------------------------------------------------------------------------------------------------------------
First Union Securities Cust. FBO
Catherine F. Anderson IRA 1317            5,000           5,000            0          less than 1%         less than 1%
Sussex Way, Concord, CA
------------------------------------------------------------------------------------------------------------------------
Anderson, Rick N. and Donna R.            5,000           5,000            0          less than 1%         less than 1%
------------------------------------------------------------------------------------------------------------------------
Anderson, Richard S. & Michelle C.       25,000          25,000            0          less than 1%         less than 1%
------------------------------------------------------------------------------------------------------------------------
Arbaugh, George H., Jr.                   2,500           2,500            0          less than 1%         less than 1%
========================================================================================================================

=================================================================================================================================
                                                                          Number of      Percentage of         Percentage of
                                     Number of                            Shares of      Shares of Common     Shares of Common
Selling Security Holder and          Shares of      Number of Shares    Common Stock      Stock Owned After   Stock Owned After
Relationship to RTI Within Past       Common        of Common Stock      Owned After      Sale of Minimum     Sale of Maximum
Three Years                          Stock Owned    Offered for Sale      Offering        Number of Shares    Number of Shares
---------------------------------------------------------------------------------------------------------------------------------
Arthur, Randall                           3,000            3,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Bair, John W. and Jeanne M.              20,000           20,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Bair, Ted and Linda D.                    5,000            5,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Baliga, Buntval D.                        5,000            5,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Bangs, Edward W.                          1,800            1,800              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Bangs, John L.                            1,600            1,600              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Bangs, Nelson A.                          1,600            1,600              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Barry, Thomas E.                          2,500            2,500              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Bates, Evan S. and Susan S.               5,000            5,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Beall, James Leber                        2,500            2,500              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Beckham, C. T.                            2,500            2,500              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Behr, Kevin                               1,000            1,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Bellissimo, Anthony
Separate Property                         1,000            1,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Retirement Accounts & Co. FBO
Joseph L. Belsky Account
#936890-001 dated 03/21/1994              5,000            5,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Benjamin, Roy                            10,000           10,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Bennett, Richard S.                       2,500            2,500              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Blackburn, David G. and Pamela
Emnett, Tenants in Common                 2,500            2,500              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Blaine, Dean W.                           2,500            2,500              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Bluewave Foundation, Aeulestrasse
38, Postfach 638, FL-9490 Vaduz         100,000          100,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Radiology Consultants of Little
Rock, P.A. Pension Plan FBO Lindy
Book                                     10,000           10,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
First National Bank of Onaga,
Custodian FBO James L. Bomberger
IRA #4100779900                           2,500            2,500              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Bornstein, Maureen L.                     5,000            5,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Bornstein, Maureen L.                     5,000            5,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Botty, Carlos F.                         25,000           25,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
First National Bank of Onaga,
Custodian FBO N. Jeanette Bradley,
Roth IRA #4700105500                      5,000            5,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Bryan, Cathy                              2,000            2,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Bryan, James W.                           2,000            2,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Bryant, Bob J.                            5,000            5,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Bucy, Roy Stuart, Sr.                     5,000            5,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Bunney, Benjamin S.                      20,000           20,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Burke, James R. and Kathryn L.
Colestock-Burke                          10,000           10,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Burman, Sudeep and Sita as Joint
Tenancy                                   5,000            5,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Burrus, John R.                         160,000          160,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
John R. Burrus, U.S. Clearing Corp.,
Custodian IRA Department A/C
500-98332-10                             22,000           22,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Cadigan, Cathleen
Separate Property                           500              500              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Callas, Catherine                         5,000            5,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Caribbean Financial Ventures Limited     10,000           10,000              0               less than 1%      less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Carter, Daniela Bini                        500              500              0               less than 1%      less than 1%
==================================================================================================================================

=================================================================================================================================
                                                                          Number of      Percentage of         Percentage of
                                     Number of                            Shares of      Shares of Common     Shares of Common
Selling Security Holder and          Shares of      Number of Shares    Common Stock      Stock Owned After   Stock Owned After
Relationship to RTI Within Past       Common        of Common Stock      Owned After      Sale of Minimum     Sale of Maximum
Three Years                          Stock Owned    Offered for Sale      Offering        Number of Shares    Number of Shares
---------------------------------------------------------------------------------------------------------------------------------
Joseph C. Carter IV and Daniela
Carter Co-ttes UAD 5/1/82 by
Joseph C. and Mary Carter FBO
Joseph C. Carter V. Merrill Lynch
GOJ-10137                                1,500           1,500                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Carter, Joseph C., IV                      500             500                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
First Trust Corp. TTEE FBO Gary
Graham Chamblee,
A/C#031037994467 dtd 5/3/1999            2,500           2,500                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Chandler, Daniel Thomas                  2,500           2,500                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Charney, Dennis S.                       1,000           1,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Innis, Robert B.                         1,000           1,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Evans, Dwight L.                         1,000           1,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Nemeroff, Charles B.                     1,000           1,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Cheesman, Allen and Susan (former
director and officer)                   13,000          13,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Childers, Bert with Right of
Survivorship to Thelbert Childers       15,000          15,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Childers, Thelbert, Jr.                 56,000          56,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Childers, Thelbert
Childers, Linda C. JTWROS               20,000          20,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Chistovao, Mario                         1,000           1,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Clemons, Billy R., Jr.  Separate
Property (former employee)              25,000          25,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Cohen, Donald A.                           500             500                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Cohen, Dr. Samuel M.                       500             500                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Cole, Sidney M.                         10,000          10,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Cole, Sidney M., Separate
Property                                10,000          10,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
First National Bank of Onaga
Custodian FBO Erlene Colvin, IRA
#4100819200                              2,500           2,500                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
First National Bank of Onaga C/F
Erlene Colvin, IRA 4100819200            2,500           2,500                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------

Constantine, Bassima                     5,000           5,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Constantine, Sami                        5,000           5,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Conte, Harry Arthur                      5,000           5,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Contreras, Maria del Carmen Arce         4,000           4,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Coody, Ronald S. and V. Jeannette
JTWROS                                   5,000           5,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Crooks, James D. and Margaret Ann        5,000           5,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Culang, Michael S.                       5,000           5,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Culang, Sheila                           9,000           9,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
First National Bank of Onaga
Custodian FBO David W. Dale A/C
#4100822900                              2,500           2,500                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Pediatric Surgical Associates
Amended and Restated Plan for
benefit of William Dammert, M.D.         5,000           5,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Dane Partners                          100,000         100,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------

Dataglobe, Inc.                        220,000         220,000                0                 1.1%                1.0%
---------------------------------------------------------------------------------------------------------------------------------
First Trust Corporation FBO
Angie P. Danna                           2,500           2,500                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
First Trust Corporation TTEE FBO
Wilma H. Davenport A/C
031038004122                             4,000           4,000                0             less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
First Trust Corporation FBO John
S. Davidson                              5,000           5,000                0             less than 1%        less than 1%
=================================================================================================================================

==================================================================================================================================
                                                                                Number of       Percentage of      Percentage of
                                           Number of                            Shares of     Shares of Common   Shares of Common
 Selling Security Holder and               Shares of     Number of Shares      Common Stock   Stock Owned After  Stock Owned After
 Relationship to RTI Within Past            Common        of Common Stock      Owned After    Sale of Minimum    Sale of Maximun
 Three Years                              Stock Owned    Offered for Sale       Offering      Number of Shares   Number of Shares
----------------------------------------------------------------------------------------------------------------------------------
 Davidson, Robert and Mary
 Living Trust                                  2,500             2,500              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Davidson, Scott H.                            2,500             2,500              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Davis, Bernard Living Trust dtd
 6/9/97                                        9,000             9,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Dean, Steven E.                               5,000             5,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 DeCherney, Allen                              7,500             7,500              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Deep, Anthony A. and Careme S.                7,500             7,500              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Delk, George A. and Cathy F.                  2,500             2,500              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Deroche, Georgette A.                         5,000             5,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Radiology Consultants of Little
 Rock, P.A. Pension Plan FBO Doyne
 Dodd                                          5,000             5,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Dodson, Lisa J. (former consultant)          12,500            12,500              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Dozzo, David, Separate Property               1,000             1,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 ARTX, Inc.                                    3,000             3,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Duesman, Jeffery and Kathryn (employee)       5,000             5,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Dugan, Daniel J.                              5,000             5,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Duncan, Robert J. or Elizabeth (employee)     2,500             2,500              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Eberhard, Margaret F. and Van W.
 Tenants in Common                             2,500             2,500              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Eclectic Services Limited
                                              50,000            50,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Edgington, E. Jack, Jr.                       2,000             2,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Edgington, Edward Jack, Jr. and Cathy
 Ellen                                         3,000             3,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Eick, C. Robert, Jr.                          7,500             7,500              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Elben Partners, a Missouri Partnership       10,000            10,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Elias, Michael F.                            25,000            25,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Elias, James T.                               1,250             1,250              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Herwig, Larry D.                              1,250             1,250              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Elias, Richard M.                             2,500             2,500              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Elias, James M.                               2,500             2,500              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Elmer, Dana C. and Carol J.                   2,000             2,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Engel, Diane L.                               3,334             3,334              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Pearl-Kraut, Ellen                            3,333             3,333              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Diamond, Stuart A.                            3,333             3,333              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Erler, Richard W. and Mary A.                 5,000             5,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Erwin, Bill and Gloria                       15,000            15,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Fagadau Energy Corporation Profit
 Sharing Plan                                  2,500             2,500              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Fahey, Michael                               25,000            25,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Ferguson, Jim G., Jr. & Lillian B.           50,000            50,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Feree, Michael P. and Joyce A.                6,000             6,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Fishkind, Jayne                               3,000             3,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Capel, Joshua and Alix                        2,000             2,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Fleming, Byford L. and Marcella R.            5,000             5,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Fleming, Dale and Kathi in Joint
 Tenancy with Right of Survivorship            5,000             5,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 First National Bank of Onaga,
 Custodian FBO Paul B. Fletcher, Jr.
 Roth IRA 4700105600                           5,000             5,000              0          less than 1%        less than 1%
----------------------------------------------------------------------------------------------------------------------------------
 Foltz, Gary L., Trustee FBO G&F
 Consultants Profit Sharing Plan dtd           2,500             2,500              0          less than 1%        less than 1%
 1/1/1984
----------------------------------------------------------------------------------------------------------------------------------
 Forrest, David John                           5,000             5,000              0          less than 1%        less than 1%
==================================================================================================================================

===================================================================================================================================
                                                                                Number of       Percentage of      Percentage of
                                           Number of                            Shares of     Shares of Common   Shares of Common
 Selling Security Holder and               Shares of     Number of Shares      Common Stock   Stock Owned After  Stock Owned After
 Relationship to RTI Within Past            Common        of Common Stock      Owned After    Sale of Minimum    Sale of Maximun
 Three Years                              Stock Owned    Offered for Sale       Offering      Number of Shares   Number of Shares
-----------------------------------------------------------------------------------------------------------------------------------
 Fosdick, Deborah S. Separate
 Property                                      10,000         10,000              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Frankel, Allan                                 3,000          3,000              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Frankel, Betty L.                              2,500          2,500              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Franklin, Anne R., Separate Property             200            200              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 John E. Franklin, Jr. Trustee FBO
 John E. Franklin, Jr. Profit Sharing
 Plan                                          5,000          5,000               0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Freeman Family Living Trust DTD                2,500          2,500              0           less than 1%        less than 1%
 11/5/1998
-----------------------------------------------------------------------------------------------------------------------------------
 Frenkel & Frenkel, P.C.                       10,000         10,000              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Friedel, Sheila                                2,500          2,500              0           less than 1%        less than 1%
 Friedel, Ronald R.
-----------------------------------------------------------------------------------------------------------------------------------
 Friedland, Gail                                5,000          5,000              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Friedman, Barry L. & Laura L.                 35,000         35,000              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Loeser, David                                  1,000          1,000              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Colven, Thomas J., III                         1,000          1,000              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Messinger, Richard A.                          1,000          1,000              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Shook, Ann E.                                    500            500              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Juergensen, Dana J.                              500            500              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Friedman, Barry L. and Laura L.                1,000          1,000              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Fry, Joann                                    10,000         10,000              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 L. Madison Galbraith and Jo Haden
 Galbraith, Trustees, or their
 successors in trust, under the               10,000         10,000               0           less than 1%        less than 1%
 Madison and Jo Haden Galbraith
 Living Trust, dated July 25, 1994,
 and any amendments thereto
-----------------------------------------------------------------------------------------------------------------------------------
 Gardner, Helen                                 2,500          2,500              0           less than 1%        less than 1%
 Gardner, Gary
-----------------------------------------------------------------------------------------------------------------------------------
 Garoutte, Steven A. and Jenny J.               5,000          5,000              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Gawley, Hugh James                             5,000          5,000              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Ghossein News Distributing, Inc.               9,000          9,000              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Gibbs, Carol                                   1,000          1,000              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Gilbert, Jimmy and/or Joyce Joint             15,000         15,000              0           less than 1%        less than 1%
 Tenancy with Right of Survivorship
-----------------------------------------------------------------------------------------------------------------------------------
 Gilbert, Robert W. and Arlene J.               2,500          2,500              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Gilbert, Timothy and/or Sue Ann Joint         15,000         15,000              0           less than 1%        less than 1%
 Tenancy with Right of Survivorship
-----------------------------------------------------------------------------------------------------------------------------------
 Gilbert, Tommy and/or Barbara Joint           10,000         10,000              0           less than 1%        less than 1%
 Tenancy with Right of Survivorship
-----------------------------------------------------------------------------------------------------------------------------------
 Giordano, Alfred J., Jr.                       2,500          2,500              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Goetz, Abraham A.                              2,500          2,500              0           less than 1%        less than 1%
 Goetz, Natalie W.
-----------------------------------------------------------------------------------------------------------------------------------
 Retirement Accounts & Co. FBO
 Emmanuel Goldberg Account                     5,000          5,000               0           less than 1%        less than 1%
 099027-0001 dated 07/09/1998
-----------------------------------------------------------------------------------------------------------------------------------
 L&D Goldfarb Family Limited
 Partnership                                   5,000          5,000               0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 M&H Goldfarb Family Limited
 Partnership                                   5,000          5,000               0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Gonzalez, Erwin G.                             2,500          2,500              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Goodman, Kerry J.                             10,000         10,000              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Goodman, Rona B., Separate Property           25,000         25,000              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Gould, Thomas Arthur and Deborah
 Warshaw                                        1,500          1,500              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Graham, Milton D. and Harryette O.,
 Tenants in Common                              2,500          2,500              0           less than 1%        less than 1%
-----------------------------------------------------------------------------------------------------------------------------------
 Graham, Terry E. and Wanda M.                  2,500          2,500              0           less than 1%        less than 1%
===================================================================================================================================

================================================================================================================================
                                                                           Number of      Percentage of         Percentage of
                                         Number of                         Shares of    Shares of Common      Shares of Common
Selling Security Holder and              Shares of     Number of Shares  Common Stock   Stock Owned After     Stock Owned After
Relationship to RTI Within Past            Common      of Common Stock    Owned After    Sale of Minimum       Sale of Maximum
Three Years                             Stock Owned    Offered for Sale     Offering     Number of Shares      Number of Shares
--------------------------------------------------------------------------------------------------------------------------------
Granite Opportunities (affiliate
of former broker)                           14,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Griffo, John A.                            100,000         100,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
John A. Griffo, IRA Rollover U.S.
 Clearing House, Custodian                  32,000          32,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Gruber, G. Michael & Diane B. (former
Director)                                   25,000          25,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Gunther, Michael                           125,000         125,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Michael S. Gunther, IRA Account U.S.
 Clearing House, Custodian                   5,400           5,400                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Guyer, Rick                                 10,000          10,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Haiken, Mark B. (former broker)              2,500           2,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
The Don and Kay Halsey Living Trust
 dtd 10/8/1993 D.J. & Katherine H.
 Halsey, Trustees                            2,500           2,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Harris, David J.                             2,500           2,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
RMH Trust, Robert M. Hartnett, Trustee       5,000           5,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Lois A. Haselwood Liv. Trust UAD
 11/30/83                                    2,500           2,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Presbyterian Healthcare System
 Section 83 Trust FBO Douglas D.
 Hawthorne                                   5,000           5,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Hawthorne, Martha F.                        25,000          25,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
First Trust Corporation TTEE FBO
 Ronald H. Hayward IRA UA dtd 11/25/92       5,000           5,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Herson, Rodney, Trustee                      2,500           2,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Hertzman, Phillip                            2,500           2,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Hilburn, David W. and Karen B.               2,500           2,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Hill, Jon, Separate Property                 3,500           3,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
First National Bank of Onaga,
 Custodian FBO Lois A. Hinson IRA            2,500           2,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Hirsch, Robert M.                            5,000           5,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Hodde, Arthur Dean, Separate Property        7,500           7,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Hodge, Bill                                 25,000          25,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Hodge, C.E. and Brownie                     25,000          25,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Hodge, Clifford E., Jr. & Shelia Kay        25,000          25,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Ken Hodge Profit Sharing Plan; Ken
 Hodge Trustee                              25,000          25,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Hoffman, William J., M.D. & Holly G.        25,000          25,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
IRA FBO Frank L. Holaday DLJSC as
 Custodian                                  20,000          20,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Honderick, Timothy L.                       10,000          10,000                  0       less than 1%           less than 1%
Honderick, Valerie
--------------------------------------------------------------------------------------------------------------------------------
Horn, Robert E.                              1,500           1,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Hughes, Billy and Celeste                   27,500          27,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Hughes, Joe B. or Patricia A.                5,000           5,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Huntington, Constance W.                     5,000           5,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Hurt, Marjorie D. and Edward B.                500             500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Hutton, William L.                          25,000          25,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Iannini, Mark J.                             2,500           2,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Inman, George E. & Judith M.                25,000          25,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Iselin, Audrey R.                            5,500           5,500                  0       less than 1%           less than 1%
================================================================================================================================

================================================================================================================================
                                                                           Number of      Percentage of         Percentage of
                                         Number of                         Shares of    Shares of Common      Shares of Common
Selling Security Holder and              Shares of     Number of Shares  Common Stock   Stock Owned After     Stock Owned After
Relationship to RTI Within Past            Common      of Common Stock    Owned After    Sale of Minimum       Sale of Maximum
Three Years                             Stock Owned    Offered for Sale     Offering     Number of Shares      Number of Shares
--------------------------------------------------------------------------------------------------------------------------------
Retirement Accounts & Company CFBO
 David R. Iselin, A/C# 010911290001          4,500           4,500                  0       less than 1%           less than 1%
 dtd 10/22/1997
--------------------------------------------------------------------------------------------------------------------------------
Isom, Roddy D.                               2,500           2,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Jacobs, Dennis                               7,200           7,200                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Jacobs, Johnny (employee)                    5,200           5,200                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Jacobs, Margie                               1,200           1,200                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Jacobs, Troy                                 1,200           1,200                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Jacobs, J.P. and Geni (employee)            25,000          25,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
First Trust Corporation FBO Ali
 Jafarian                                    5,000           5,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Jahani, Sam                                 10,000          10,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
JCS Holding Company, Inc. Profit             2,500           2,500                  0       less than 1%           less than 1%
 Sharing Plan
--------------------------------------------------------------------------------------------------------------------------------
Jenkins, John & Jana                        45,000          45,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Jensen, Robert W.                           35,000          35,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
JMSJ Partners                                4,300           4,300                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Joffe, Jacob M.                              1,000           1,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Hannenberg, Alexander A.                     1,000           1,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Nadelberg, Robert L.                         1,000           1,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Johnson, Bendel and Jean                     5,000           5,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Johnson, Charles E.                          2,500           2,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Johnson, Danny and Terri                     2,500           2,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Johnson, Danny and/or Terri                    750             750                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Johnson, James D. and Sherry B. Joint        2,500           2,500                  0       less than 1%           less than 1%
 Tenants
--------------------------------------------------------------------------------------------------------------------------------
Johnson, Suzanne D.                          5,000           5,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Joiner, Keith A.                             2,500           2,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Jones, Cary                                 10,000          10,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Jones, Gerry Sole and Separate               7,500           7,500                  0       less than 1%           less than 1%
 Property
--------------------------------------------------------------------------------------------------------------------------------
Jones, Richard E. and Susan W.               2,500           2,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Kahrs, Daniel H., Separate Property          2,500           2,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Kane, Raymond J.                            15,000          15,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Kaplan, Moreson H.                           2,500           2,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Kelton, Leslie E., III and Cynthia           2,500           2,500                  0       less than 1%           less than 1%
 Abbott
--------------------------------------------------------------------------------------------------------------------------------
Kelton, Leslie E., III and Cynthia           5,000           5,000                  0       less than 1%           less than 1%
 Abbott
--------------------------------------------------------------------------------------------------------------------------------
Kimball, Gene and/or Jody                    1,200           1,200                  0       less than 1%           less than 1%
Joint Tenants
--------------------------------------------------------------------------------------------------------------------------------
Janet N. Kinzler TTEE FBO Janet N.
 Kinzler Trust  #2                           7,000           7,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Kirchner, John Cameron                       3,000           3,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Klein, Michael A. and Marina                 5,000           5,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Kmiecik, Stanley Thomas and Winifred         5,000           5,000                  0       less than 1%           less than 1%
 Elaine
--------------------------------------------------------------------------------------------------------------------------------
Knickel, Rebecca B.                          2,500           2,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Knight, Craig A. and Judy S.                10,000          10,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Knochel, James P. and Jolene A.              2,500           2,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Koonce,  Thomas W.                           5,000           5,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Kusman, Barry and Michelle                   2,500           2,500                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Lancaster, Joe J., Jr.                       5,000           5,000                  0       less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
First National Bank of Onaga,
 Custodian FBO Dr. Max Gordon Latham
 IRA #4100857100                             2,000           2,000                  0       less than 1%           less than 1%
================================================================================================================================

================================================================================================================================
                                                                           Number of      Percentage of         Percentage of
                                         Number of                         Shares of    Shares of Common      Shares of Common
Selling Security Holder and              Shares of     Number of Shares  Common Stock   Stock Owned After     Stock Owned After
Relationship to RTI Within Past            Common      of Common Stock    Owned After    Sale of Minimum       Sale of Maximum
Three Years                             Stock Owned    Offered for Sale    Offering     Number of Shares       Number of Shares
--------------------------------------------------------------------------------------------------------------------------------
Lawrence, Lloyd A., Jr. & Judy A.            25,000           25,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Lee, David E. and Diane K. Joint              1,000            1,000                0       less than 1%          less than 1%
 Tenants
--------------------------------------------------------------------------------------------------------------------------------
Lee, Esther Cohen                               500              500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Leffert, Jonathan D. & Carla C.              25,000           25,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Lett, Barbara J.                              2,500            2,500                0       less than 1%          less than 1%
Marcy, David M.
--------------------------------------------------------------------------------------------------------------------------------
Levy, Mickey D.                             155,000          155,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Levy, Mickey D. IRA Account                  40,000           40,000                0       less than 1%          less than 1%
500-98034-11
--------------------------------------------------------------------------------------------------------------------------------
U.S. Clearing House as Custodian FBO
Mickey D. Levy IRA Acct: 500-98034-11        10,000           10,000                0      less than 1%           less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Lieberman, Jefrey D.                          3,000            3,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Lieberman, Julius                               500              500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Radiology Consultants of Little Rock
PA P/S Trust FBO Henry A. Lile               10,000           10,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Locklear Irrevocable Trust                    2,500            2,500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Locklear, Danny J. and Jill A.               10,000           10,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Locklear, Danny J.                           10,000           10,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Locklear, J. W. and Claudine                  2,500            2,500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Locklear, Jim, Custodian                      2,500            2,500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
First Trust Corporation Roth IRA FBO
Jimmy Gayle Locklear                          2,500            2,500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
First Trust Corporation TTEE Jimmy
Gayle Locklear IRA #205369-001 dtd            2,500            2,500                0       less than 1%          less than 1%
12/09/1998
--------------------------------------------------------------------------------------------------------------------------------
Locklear, Melodye                             2,500            2,500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Loftin, Linda W. & Williams,                 25,000           25,000                0       less than 1%          less than 1%
Charlotte W.
--------------------------------------------------------------------------------------------------------------------------------
Long, Carl Thomas, III & Christi             55,000           55,000                0       less than 1%          less than 1%
Mahler
--------------------------------------------------------------------------------------------------------------------------------
Longino, George F., III                       5,000            5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Lu, Xiaohua and Xue, Yonghong                 1,000            1,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
F/B/O E. Ralph Lupin, M.D. IRA
Rollover Neuberger-Berman Trust
Company, Trustee                              4,000            4,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Madri, Joseph A. and Lucille K.               2,500            2,500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Magiera, Jack J. and Nancy S.                 5,000            5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Mahar, James Michael                         11,800           11,800                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
First Trust Corporation, Trustee FBO
Franklin C. Mahlo                             5,400            5,400                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Makler, P. Todd, Jr.                          5,000            5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Mandel, Aileen, Separate Property             2,000            2,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Martin, Frederick A. and Carol R.             2,500            2,500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Martin, Scott Littlefield                     5,000            5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Maale, Gerhard Emil, III and Kim K.           2,500            2,500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
First Trust Corp. TTEE FBO Thomas E.
Maxwell                                       5,000            5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
McAnally, Bruce                              25,000           25,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
McCallion, Debbie                             2,000            2,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
McCaskill, Bernie L. & Barbara              129,000          129,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
McClinton, Dennis A. & Jean H.               25,000           25,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
McCrary, Marjorie                             2,500            2,500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
First Trust Corporation TTEE James
Larry McReynolds A/C #002076680001            5,000            5,000                0       less than 1%          less than 1%
dtd 2/26/1999
===============================================================================================================================

================================================================================================================================
                                                                           Number of      Percentage of         Percentage of
                                         Number of                         Shares of    Shares of Common      Shares of Common
Selling Security Holder and              Shares of     Number of Shares  Common Stock   Stock Owned After     Stock Owned After
Relationship to RTI Within Past            Common      of Common Stock    Owned After    Sale of Minimum       Sale of Maximum
Three Years                             Stock Owned    Offered for Sale     Offering     Number of Shares      Number of Shares
--------------------------------------------------------------------------------------------------------------------------------
McWhorter, Candace S., Separate              5,000            5,000                0       less than 1%          less than 1%
Property
-------------------------------------------------------------------------------------------------------------------------------
McWhorter, Duncan B.                         3,000            3,000                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Means, William L., Separate Property         2,500            2,500                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Meeker, Charles D. and Nanette R.            1,000            1,000                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Meron, Diane Cohen                             500              500                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Pierce Fenner & Smith          5,000            5,000                0       less than 1%          less than 1%
Incorporated
-------------------------------------------------------------------------------------------------------------------------------
Messinger, Richard A.                       12,500           12,500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Mincannon, Tony L.                          12,500           12,500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Meyer, Kathryn Warshaw and James             1,500            1,500                0       less than 1%          less than 1%
Hamilton
-------------------------------------------------------------------------------------------------------------------------------
Meyerson, Miriam                             1,250            1,250                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Meyerson, Ronald S.                          3,250            3,250                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Miller, Robert Alan                         25,000           25,000                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Mills, Christine M.                         25,000           25,000                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Mills, Christine M., Separate Property      10,000           10,000                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Mills, Lawrence J., M.D.                     1,000            1,000                0       less than 1%          less than 1%
Mills, Christine M.
-------------------------------------------------------------------------------------------------------------------------------
First Trust Corporation FBO Mary Lou
Mills                                        4,000            4,000                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Mitchell, Janis R. and Stanley D.            2,500            2,500                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Mitchell, Kenny W.                           2,500            2,500                0       less than 1%          less than 1%
Mitchell, Tommi A.
-------------------------------------------------------------------------------------------------------------------------------
Morgan, Terry D.                             2,500            2,500                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Morgenstein, Karl M. and Carol F.            2,500            2,500                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Mower, Morton M.                             5,000            5,000                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Mukamal, Steven                              5,000            5,000                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Munster Family Living Trust d/t/d            2,500            2,500                0       less than 1%          less than 1%
4/7/97
-------------------------------------------------------------------------------------------------------------------------------
Murphy, David H.
Murphy, Kellie L. JT Ten                     2,500            2,500                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Mussina, Hugh O.                            25,000           25,000                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Nardiello, William V.                        5,000            5,000                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Nell, Thomas A.                             25,000           25,000                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Armen Ness, Trustee FBO Greenwich
Gynecology and Obstetrics P.C.
Profit Sharing Plan                          2,500            2,500                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Retirement Accounts & Company CFBO           3,500            3,500                0       less than 1%          less than 1%
Susan Netburn, A/C 031037995109 dtd
5/17/99
-------------------------------------------------------------------------------------------------------------------------------
Hamlet Newsome Profit Sharing Plan
Plastic Surgery Group                        5,000            5,000                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Nissenbaum, Michael K., Separate             1,000            1,000                0       less than 1%          less than 1%
Property
-------------------------------------------------------------------------------------------------------------------------------
Norman, Cynthia, Separate Property             500              500                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Norman, Daniel V., Separate Property           500              500                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Norman, Steven T., Separate Property           500              500                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Norman, Thomas J. and Bertha B.              2,500            2,500                0       less than 1%          less than 1%
Community Property
-------------------------------------------------------------------------------------------------------------------------------
Norman, Timothy J., Separate Property          500              500                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Numeroff, Marvin and Susan                  70,000           70,000                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Nussbaum, Moses                              5,000            5,000                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Oglesby, Timothy B.                          1,000            1,000                0       less than 1%          less than 1%
Oglesby, Kimberly K.
===============================================================================================================================

================================================================================================================================
                                                                           Number of      Percentage of         Percentage of
                                         Number of                         Shares of    Shares of Common      Shares of Common
Selling Security Holder and              Shares of     Number of Shares  Common Stock   Stock Owned After     Stock Owned After
Relationship to RTI Within Past            Common      of Common Stock    Owned After    Sale of Minimum       Sale of Maximum
Three Years                             Stock Owned    Offered for Sale     Offering     Number of Shares      Number of Shares
--------------------------------------------------------------------------------------------------------------------------------
Osborne, Joel A. & Mary E.                  25,000            25,000                0       less than 1%          less than 1%
-------------------------------------------------------------------------------------------------------------------------------
Parmer Family Living Trust dtd               2,500             2,500                0       less than 1%          less than 1%
3/22/2000
--------------------------------------------------------------------------------------------------------------------------------
Patel, Pratul M., M.D.                       6,500             6,500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Patterson Real Estate Services A             5,000             5,000                0       less than 1%          less than 1%
General Partnership
--------------------------------------------------------------------------------------------------------------------------------
Pendley Family Living Trust DTD              2,500             2,500                0       less than 1%          less than 1%
10/20/1997
--------------------------------------------------------------------------------------------------------------------------------
MLPF&S Cust. FBO Hal R. Pettigrew IRA        5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
MLPF&S Cust. FBO Hal R. Pettigrew IRA        5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
MLPF&S Cust. FBO Hal R. Pettigrew IRA        5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
MLPF&S Cust. FBO Hal R. Pettigrew IRA        5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
MLPF&S Cust. FBO Hal R. Pettigrew IRA        5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
MLPF&S Cust. FBO Hal R. Pettigrew IRA        5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
MLPF&S Cust. FBO Hal R. Pettigrew IRA        5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
MLPF&S Cust. FBO Hal R. Pettigrew IRA        5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
MLPF&S Cust. FBO Hal R. Pettigrew IRA        5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
MLPF&S Cust. FBO Hal R. Pettigrew IRA        5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Peyton, Cathy                                2,000             2,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Pickrell, Lester and Linda                   3,250             3,250                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Platt, Jody                                 25,000            25,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Pogorelec, Dr. Eugene D. and Simon,          5,000             5,000                0       less than 1%          less than 1%
Dr. Terry d/b/a Wales Professional
Enterprises
--------------------------------------------------------------------------------------------------------------------------------
Evan J. Pogorelec, Minor Child, Dr.
Eugene D. Pogorelec, Custodian               1,000             1,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Jeremy M. Pogorelec , Minor Child Dr.
Eugene D. Pogorelec, Custodian               1,000             1,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Jordan M. Pogorelec, Minor Child Dr.
Eugene D. Pogorelec Custodian                1,000             1,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Pogorelec, Josua M.                          1,000             1,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Lauren M. Pogorelec, Minor Child Dr.
Eugene D. Pogorelec Custodian                1,000             1,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Pollock, Harlan, M.D.                       15,000            15,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
First National Bank of Onaga FBO
James E. Powdrill IRA # 4100817500           2,500             2,500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Robert S. and Virginia G. Powers,
Trustees, The Robert S. and Virginia
G. Powers Trust d/t/d 12/27/90               4,500             4,500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Prengler, Craig S.                           5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Presbyterian Healthcare System
Section 83 Trust FBO Douglas D.
Hawthorne                                   25,000            25,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Price, Ricky A.                              5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Pruett, Marsha Kline                         5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Pugh, Donna Marie                            5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Pun, Karen C.                                5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Purpora, Ronald A.                          10,000            10,000                0       less than 1%          less than 1%
================================================================================================================================

================================================================================================================================
                                                                           Number of      Percentage of         Percentage of
                                         Number of                         Shares of    Shares of Common      Shares of Common
Selling Security Holder and              Shares of     Number of Shares  Common Stock   Stock Owned After     Stock Owned After
Relationship to RTI Within Past            Common      of Common Stock    Owned After    Sale of Minimum       Sale of Maximum
Three Years                             Stock Owned    Offered for Sale     Offering     Number of Shares      Number of Shares
--------------------------------------------------------------------------------------------------------------------------------
Quagliarello, Vincent J.                     5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Rachael, Rosemary                           25,000            25,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Retirement Accounts & Co. CFBO
Jeffrey Rachlin A/C# 031037995598            2,500             2,500                0       less than 1%          less than 1%
dtd 5/28/99 (affiliate of former broker)
--------------------------------------------------------------------------------------------------------------------------------
Asset Allocation Securities Corp.
(former broker)                              2,500             2,500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Rachlin, Robert (affiliate of former
broker)                                      7,500             7,500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Radbill, Charles L. and Francesca           25,000            25,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Rashbaum, Ralph                             10,000            10,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Ray, Robert Daniel & Suzanne                50,000            50,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Reed, Rikki L. and Lida K.                   6,000             6,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Reinarz, James Allen                         5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Renick, B. Coleman, Jr.                     20,000            20,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Rhoads, Claude F., Jr. and Patricia A.       2,500             2,500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
M. Rippley Family Limited Partnership       50,000            50,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Roman, Anthony Michael and Nancy            30,000            30,000                0       less than 1%          less than 1%
Elizabeth
--------------------------------------------------------------------------------------------------------------------------------
Rosbruch, Ronald S.                          5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Rosen, William W. and Eddy K.                2,500             2,500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Rosenberg, Donald G., M.D.                   5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
First Trust Corp. TTEE Henry H. Ross
A/C# 00187160001 dtd 12/28/1999              2,500             2,500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Piper Jaffray Inc.
222 South Ninth Street                       4,000             4,000                0       less than 1%          less than 1%
Minneapolis MN 55402-3804
TIN: 41-0953246
--------------------------------------------------------------------------------------------------------------------------------
Ryan, Patrick J.                            22,000            22,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Salem, John G. and Betty L.                  2,500             2,500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Salerno, Frank                               3,000             3,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Salerno, Lawrence G. or Judith R.
(employee)                                  25,000            25,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Salerno, Nicholas & Faye                     5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Salerno, Anthony & Carol                    12,500            12,500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
The Sass Family Living Trust dated
7/29/1997 William C. Sass & Evelyn
Sass, Trustees                               5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Savitz, Jonathan                            25,000            25,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Savitz, Peter                                5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Schaller, John W.                            5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Schaller Family Limited Partnership          5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Shaum, Paul W.                               5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Scheinberg, Robert R., M.D.                  2,500             2,500                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Schleiter, Gary S.                           5,000             5,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Schneider, Judith Kahan, Separate            5,000             5,000                0       less than 1%          less than 1%
Property
--------------------------------------------------------------------------------------------------------------------------------
Schreck, Muriel F.                           6,000             6,000                0       less than 1%          less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Schultz, Kenneth E.                          5,000             5,000                0       less than 1%          less than 1%
Schultz, Deborah F.
--------------------------------------------------------------------------------------------------------------------------------
Seashore, John H.                            5,000             5,000                0       less than 1%          less than 1%
================================================================================================================================

================================================================================================================================
                                                                           Number of      Percentage of         Percentage of
                                         Number of                         Shares of    Shares of Common      Shares of Common
Selling Security Holder and              Shares of     Number of Shares  Common Stock   Stock Owned After     Stock Owned After
Relationship to RTI Within Past            Common      of Common Stock    Owned After    Sale of Minimum       Sale of Maximum
Three Years                             Stock Owned    Offered for Sale     Offering     Number of Shares      Number of Shares
--------------------------------------------------------------------------------------------------------------------------------
Rita Sendra Mata and Jaime Sendra
Joint Tenancy                                5,000             5,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Shapiro, Robert                              5,000             5,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Robert Shapiro IRA Chase Custodian
for Morgan Stanley and Company, Inc.        12,500            12,500                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Elizabeth Shaw Trust, Elizabeth Shaw       105,000           105,000                0       less than 1%         less than 1%
Trustee
--------------------------------------------------------------------------------------------------------------------------------
Shaw, Ellsworth, Trustee, Ellsworth        100,000           100,000                0       less than 1%         less than 1%
Shaw Declaration of Trust
--------------------------------------------------------------------------------------------------------------------------------
Shaw, Ellsworth, Separate Property           5,000             5,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Shaw, Mary, Separate Property                  500               500                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Shaw, Rebecca Salome, Separate                 400               400                0       less than 1%         less than 1%
Property
--------------------------------------------------------------------------------------------------------------------------------
Shaw, Rebecca Salome                         6,000             6,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Victoria E. Shaw Family Trust
Victoria E. Shaw Trustee                    23,000            23,000                0       less than 1%         less than 1%
(affiliate of consultant)
--------------------------------------------------------------------------------------------------------------------------------
Victoria E. Shaw Family Trust
(affiliate of consultant)                   95,000            95,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Shelokov, Alexis P.                         10,000            10,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Sher, Gerald and Susan                       2,500             2,500                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Booth & Co. TI#:36-6033750 c/o The
Northern Trust Company P.O. Box              2,500             2,500                0       less than 1%         less than 1%
92303 Chicago, IL 60675
--------------------------------------------------------------------------------------------------------------------------------
Sherry, Cynthia S. or A. Dean Joint          2,500             2,500                0       less than 1%         less than 1%
Tenancy with Right of Survivorship
--------------------------------------------------------------------------------------------------------------------------------
Shine, Daniel                                2,500             2,500                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Wong, Samuel                                 2,500             2,500                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Neff, Monroe C.                              3,500             3,500                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Zhang, Chun Fan S.                           2,500             2,500                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
First Trust Corporation FBO Raymond
Earl Sloan                                   2,500             2,500                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Small, Gregg L., M.D.                       20,000            20,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Small, Gregg L.                             10,000            10,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Smith, Barry and Tina                        1,000             1,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Smith, Ray P.                               10,000            10,000                0       less than 1%         less than 1%
Smith, Linda K.
--------------------------------------------------------------------------------------------------------------------------------
Smith, Timothy                              12,500            12,500                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Smith, Van A. & Ann S.                      50,000            50,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Snelick, Joe and Bernadette                  1,500             1,500                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Eysermans, Hank and Louanne                    500               500
--------------------------------------------------------------------------------------------------------------------------------
Solomon, Elliott and Marianne               20,000            20,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Solomon, Elliott and Marianne Tenancy       10,000            10,000                0       less than 1%         less than 1%
in Common
--------------------------------------------------------------------------------------------------------------------------------
Solomon, Paul A., Separate Property          4,000             4,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Solomon, Paul Alan, M.D.                     2,500             2,500                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Sowka, Michael P. and Marion E.              2,500             2,500                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Spitzberg, Jack W., M.D. and Marian G.       1,250             1,250                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Sprague, Charles C. and Alayne W.           18,750            18,750                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Hardesty, Cynthia Cameron and Steven           250               250                0       less than 1%         less than 1%
Conway
--------------------------------------------------------------------------------------------------------------------------------
Reynolds, Laura Nelson and Mark Eugene         250               250                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Heckman, Betty L. and Jeffrey M.               250               250                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Nelson, Susan Whitfield                        250               250                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Blaudschun, Victoria Nelson                    250               250                0       less than 1%         less than 1%
================================================================================================================================

================================================================================================================================
                                                                           Number of      Percentage of         Percentage of
                                         Number of                         Shares of    Shares of Common      Shares of Common
Selling Security Holder and              Shares of     Number of Shares  Common Stock   Stock Owned After     Stock Owned After
Relationship to RTI Within Past            Common      of Common Stock    Owned After    Sale of Minimum       Sale of Maximum
Three Years                             Stock Owned    Offered for Sale     Offering     Number of Shares      Number of Shares
--------------------------------------------------------------------------------------------------------------------------------
Sprague, Charles C.                          1,600             1,600                0       less than 1%         less than 1%
Sprague, Alayne W.
--------------------------------------------------------------------------------------------------------------------------------
Standridge, Stacy D.                         5,000             5,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
First Trust Corporation TTEE Roger N.
Stark AC# 006060800001 12/30/1992            2,500             2,500                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Stark, James M.                              1,250             1,250                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Steinberg, Steven and Esther                 2,500             2,500                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
First National Bank of Onaga,
Custodian FBO Robert D. Stephens,
Jr. Roth IRA 4700105200                     5,000             5,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Steplock, A. L., Jr.                        25,000            25,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Stone, Samuel and Carol                      5,000             5,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Stoutenburgh, Dennis and Cynthia             5,000             5,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
First Trust Corporation TTEE FBO            10,000            10,000                0       less than 1%         less than 1%
Wilton Dennis Stripling, IRA Account
551536-0001
--------------------------------------------------------------------------------------------------------------------------------
Smith Barney as Custodian FBO Judith           650               650                0       less than 1%         less than 1%
R. Sudderth Acct: 720-64546-18-026
--------------------------------------------------------------------------------------------------------------------------------
Sudderth, Jerry Friend, M.D. and             8,635             8,635                0       less than 1%         less than 1%
Judith R.
--------------------------------------------------------------------------------------------------------------------------------
Smith Barney as Custodian FBO Jerry            715               715                0       less than 1%         less than 1%
F. Sudderth Acct: 720-64548-16-026
--------------------------------------------------------------------------------------------------------------------------------
Susat, George G.                            25,000            25,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Sutker, William L.                          10,000            10,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Craig S. Sutton, D.D.S. Inc., Pension
& Profit Sharing Plan                       25,000            25,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Swedroe Family Limited Partnership          15,000            15,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Symington, Ann P. Sole and Separate          2,500             2,500                0       less than 1%         less than 1%
Property
--------------------------------------------------------------------------------------------------------------------------------
Symington, J. Fife, IV                      10,000            10,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Taylor, Jack L. and Onelia F.                5,000             5,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Taylor, Kevin R.                             2,500             2,500                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Terranova, George J.                         5,000             5,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Theisen, Michael Robert                      2,500             2,500                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Theisen, Marjorie Helms                      2,500             2,500                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Theobalt, Ricky and Elaine                   5,000             5,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Thompson, Susan Steinhauser                 25,000            25,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Retirement Accounts, Inc. FBO Robert
Toffler                                      5,000             5,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Retirement Accounts & Co. FBO Robert
B. Toffler Account # 996766-0001             5,000             5,000                0       less than 1%         less than 1%
dated 05/26/1992
--------------------------------------------------------------------------------------------------------------------------------
Torrance, Sandra                             5,000             5,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
First National Bank of Onaga C/F
Robert L. Troike, IRA #4100716600            2,500             2,500                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Troy, Michael A.                             5,000             5,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
RPKS, Ltd.                                  10,000            10,000                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
First Trust Corporation FBO Theodore
J. Tuinstra                                  2,500             2,500                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Tuinstra, Theodore J.                        2,500             2,500                0       less than 1%         less than 1%
--------------------------------------------------------------------------------------------------------------------------------
Tullock, Thomas N. and Sherry E.             2,000             2,000                0       less than 1%         less than 1%
Joint Tenants
--------------------------------------------------------------------------------------------------------------------------------
Tunnell, Laura Norman, Separate                500               500                0       less than 1%         less than 1%
Property
--------------------------------------------------------------------------------------------------------------------------------
Turner, Stuart P. and Clemencia A.           5,000             5,000                0       less than 1%         less than 1%
================================================================================================================================

==================================================================================================================================
                                                                        Number of       Percentage of          Percentage of
                                     Number of                          Shares of      Shares of Common       Shares of Common
Selling Security Holder and          Shares of     Number of Shares    Common Stock    Stock Owned After      Stock Owned After
Relationship to RTI Within Past       Common       of Common Stock     Owned After     Sale of Minimum        Sale of Maximum
Three Years                         Stock Owned    Offered for Sale     Offering       Number of Shares       Number of Shares
----------------------------------------------------------------------------------------------------------------------------------
Radcliffes Trustee Co., S.A. as
Trustee of the Turquoise Trust        10,000            10,000              0            less than 1%            less than 1%
----------------------------------------------------------------------------------------------------------------------------------
V.D.G. Investments, a Texas
Partnership                            5,000             5,000              0            less than 1%            less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Smith Barney as IRA Custodian
FBO Jon M. Vilmar Acct:
104-68014-19366                        7,500             7,500              0            less than 1%            less than 1%
----------------------------------------------------------------------------------------------------------------------------------
First Trust Corporation FBO
Allen D.Walker                         2,500             2,500              0            less than 1%            less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Lu, Sheng and Wang, Ying               1,000             1,000              0            less than 1%            less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Warner, Linda Cohen                      500               500              0            less than 1%            less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Warnkin, William E.                    2,500             2,500              0            less than 1%            less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Warshaw, Joseph B.                     2,500             2,500              0            less than 1%            less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Warshaw, Joseph B., Separate
Property                                 500               500              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Warshaw, Lawrence Andrew, Separate
Property                               1,500             1,500              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Watson, Theo F.
Watson, Elizabeth A.                   2,500             2,500              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Watson, Theo F. or Elizabeth A.        2,500             2,500              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Watt, Howard E.                       60,500            60,500              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Watt, Howard E. and Brown,
Marion R.                              5,000             5,000              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Waugh, Frances E.                     75,250            75,250              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Webb, Clyde M.                         5,000             5,000              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Webb, Gary L.                          5,000             5,000              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Webb, Gary L. and Wanda C.            30,000            30,000              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Weber, James J. and Alford, Carl S.
as Joint Tenancy                       5,000             5,000              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Independent Trust Corporation FBO
Wade P. Webster Trust #1750112         5,000             5,000              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Webster, Wade Perrilliat               5,000             5,000              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wehrmacher, John R.                    2,500             2,500              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Weinstein, Sheldon A., M.D.            5,000             5,000              0             less than 1%           less than 1%
and Joan E.
----------------------------------------------------------------------------------------------------------------------------------
Gruntal & Co., LLC Custodian FBO
Harold Weiss, IRA, P.O. Box 2050,
Jersey City, NJ                        2,500             2,500              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Welch, James C. and Jane N.            5,000             5,000              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wheeler, Dale & Laurie                   500               500              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Groswhite, Le, III                    50,000            50,000              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wien, Todd M. and George E.
as Joint Tenancy                       6,000             6,000              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wien, Todd M. and George E.            5,500             5,500              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wien, Todd M. and George E., Joint
Tenancy                                3,000             3,000              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wilcox, Kinzler, McCain & Terry, Pa    2,500             2,500              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wildman, Frank J.                      2,500             2,500              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wilhite, Velaska                       2,000             2,000              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Williams, Robert E.                    2,500             2,500              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Williams, M. Wayne                    10,000            10,000              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Williamson, Van Kennedy
Williamson, John Howard                2,500             2,500              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wilner, Matthew and Lauren             2,500             2,500              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wilson, Herbert A.
Wilson, JaniceA.                       5,000             5,000              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wisner, Helene R., Separate Property   1,000             1,000              0             less than 1%           less than 1%
----------------------------------------------------------------------------------------------------------------------------------
Wood, Gary E. and Susan M.             2,000             2,000              0             less than 1%           less than 1%
==================================================================================================================================

=================================================================================================================================
                                                                             Number of       Percentage of       Percentage of
                                           Number of                         Shares of      Shares of Common    Shares of Common
Selling Security Holder and                Shares of    Number of Shares    Common Stock    Stock Owned After   Stock Owned After
Relationship to RTI Within Past             Common       Common Stock       Owned After     Sale of Minimum     Sale of Maximum
Three Years                               Stock Owned   Offered for Sale      Offering      Number of Shares    Number of Shares
---------------------------------------------------------------------------------------------------------------------------------
Woodard, Roger Michael and Georgann          2,500           2,500               0            less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Kay M. Woody Living Trust, Kay M.
Woody, Trustee                               2,500           2,500               0            less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Wright, Mark Haver and Mary Lou              5,000           5,000               0            less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Yang, Liming and Zheng, Ziaoqun              5,000           5,000               0            less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Yost, Syble T.                              10,000          10,000               0            less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Zak, Francis J., Sr. and Claire M.           1,500           1,500               0            less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Zembsch, J. Brandt                           7,500           7,500               0            less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
David B. Zenoff and Associates Profit
Sharing Plan                                 2,500           2,500               0            less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Zook, William E., Jr., Individually
and as Agent for Those Three Reps,
Inc., Frederick Gardner, Deborah
Bozeman, Carol Considine and Holly
Hill Oney                                    3,500           3,500               0            less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Zou, Haojie and Sun, Xiaojin                 6,000           6,000               0            less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Zale, John H.                                3,000           3,000               0            less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
Retirement Accounts & Co. FBO Barnett
Zumoff, Account 937529-0001, Dated
06/06/1994                                  10,000          10,000               0            less than 1%        less than 1%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                                    5,293,350       5,293,350               0
=================================================================================================================================

     Selling shareholders may engage in sales in one or more types of transactions which include, but are not limited to, block transactions, in negotiated transactions, through put or call transactions relating to the shares, through short sales of the shares, or a combination of such methods of sales at market conditions prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling security holders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling security holders or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principal or both. Such compensation as to a particular broker-dealer might be in excess of customary commissions.

     Upon our being notified by a selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of such selling shareholder's common stock through a block-trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer, we will, if required, file a supplement or amendment to this Prospectus disclosing the name of each such selling shareholder and of the participating broker-dealer, the number of shares involved, the price at which such shares were sold, the commissions paid or discounts or concessions allowed to such broker-dealer, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this Prospectus and the other facts material to the transaction.

SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, there will be 14,072,500 shares of common stock and 3,906,395 shares of preferred stock outstanding that are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act. In general, under Rule 144, and providing we are current in all reports which are required to be filed by the Exchange Act, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period that number of shares which does not exceed the greater of one percent of the then outstanding shares or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate of RTI. 14,000,000 shares of common stock are held by Thomas J. Shaw, our Chief Executive Officer, and Lillian E. Salerno, a Director. Both Mr. Shaw and Ms. Salerno have executed Lock-Up Agreements, which specify that for one year (beginning December 3 and December 4, 2000, respectively), neither individual can sell more than an aggregate 3% of their common stock. Furthermore, for one consecutive year, neither individual can sell more than an aggregate 7% of their shares of common stock. 72,500 shares of common stock are held by other officers and directors. 2,840,395 shares of preferred stock may be sold immediately and 1,066,000 shares of Series IV Stock may be sold beginning in June 2001.

                        DETERMINATION OF OFFERING PRICE
                        -------------------------------

     We did not have a publicly traded market for our common stock prior to the effective date of this Prospectus. Our 19,365,850 shares of outstanding common stock are currently held 57.8% by our Chief Executive Officer, Thomas J. Shaw, and 14.5% by Lillian E. Salerno, a Director. As of March 31, 2001, 1,727,305 shares of common stock are subject to outstanding options and 3,906,395 shares are reserved for issuance upon conversion of both classes of preferred stock. An additional 7,725 shares of Series IV stock (convertible into common stock on a one-for-one basis) are reserved for issuance upon exercise of warrants.

     We have retained the services of Business Valuation Services, Inc. ("BVS"), in Dallas, Texas, to provide an opinion as to both the value of RTI in whole, and the reasonableness of the offering price for the shares. We provided BVS with full access to our books and records, our physical plant, and the time of our Officers and key employees. BVS considered, among other things, our financial condition as of September 30, 2000, including our previous securities sales activities and past operations; our likely business prospects, including our current sales and material contracts, public education and lobbying efforts, and the ability and expertise of our Management; the status of the pending litigation, the prospects of increased competition from other manufacturers of similar or related safety injection devices (current and prospective); the current and likely market for our products, specifically, safety injection devices, and the prospects for the healthcare products market in general; and the value and market pricing of other similar companies and their securities, and the securities markets in general. The factors used in pricing the shares of common stock are not necessarily predictive of the market price for the shares. You should be aware that the market price of our common stock may decline below the market price of the shares in this offering. See "PLAN OF DISTRIBUTION--PRICING OF THE OFFERING" for further details.


                           DESCRIPTION OF SECURITIES
                           -------------------------

     As of the date of this Prospectus, our authorized capital consists of 100,000,000 shares of common stock, no par value, 5,000,000 shares of Series A Convertible Preferred Stock, par value of $1 per share, and 5,000,000 shares of Class B Convertible Preferred Stock, par value of $1 per share. No capital stock carries preemptive rights although owners of the preferred stock have the right to purchase additional shares of common stock in the event we ever sell common stock for a price below that which they paid for their preferred stock. Those prices ranged from $1 per share to $10 per share. There are no provisions in the Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws that would delay, defer, or prevent a change in control of RTI other than provisions in the Second Amended and Restated Articles of Incorporation that prohibit cumulative voting by shareholders and provisions which provide that the Board of Directors shall consist of two classes with each class elected every two years (except the initial year 2000) in alternating years. We have retained the services of American Stock Transfer & Trust Company as registrar and transfer agent.

COMMON STOCK

     We are authorized to issue 100,000,000 shares of no par value common stock. As of the date of this Prospectus, there are 19,365,850 shares of common stock issued and outstanding. Additionally, 1,000,000 shares are set aside under both 1996 Stock Option Plans and 2,000,000 shares of common stock have been set aside under the 1999 Stock Option Plan for employees, Directors, and other qualified individuals. These shares are issuable upon the exercise of options. Options for the purchase of 379,155 shares of common stock were exercisable at March 31, 2001. No shares are held as treasury stock.

     Shares of our common stock have no conversion rights, no preemptive rights, no restrictions on alienation and are fully paid and are not liable to further call or assessment. Each share of our common stock is entitled to share ratably in any asset available for distribution to holders of its equity securities upon liquidation of RTI, subject to the preference of the holders of each class and series of the preferred stock. Pursuant to the requirements of a loan from Texas Bank, we have agreed not to return capital to the shareholders or redeem outstanding shares without the bank's prior consent.

Voting Rights
-------------

     All shares of our common stock have equal voting rights and, when validly issued and outstanding, have one vote per share on all matters to be voted upon by stockholders. The holders of the common stock elect the Directors subject to certain limited voting rights of the holders of the Series A Stock and Series II Stock where dividends are in arrears for 12 consecutive quarters. See "SERIES A CONVERTIBLE PREFERRED STOCK" and "SERIES II CLASS B CONVERTIBLE PREFERRED STOCK." Cumulative voting in the election of Directors is prohibited.

Dividends
---------

     Holders of our common stock are entitled to receive dividends when and if declared by the Board of Directors out of funds available therefor. We have not paid any dividends on the common stock since RTI's inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of the Board of Directors and will depend upon, among other things, future earnings, full payment of dividends on the Series A Stock, and Series I, Series II, Series III, and Series IV Stock, our operating and financial condition, our capital requirements, and general business conditions.

SERIES A CONVERTIBLE PREFERRED STOCK
------------------------------------

     We are authorized to issue not more than 5,000,000 shares of Series A Stock at $1.00 par value and have 1,826,500 shares issued and outstanding held by 56 shareholders. The Board of Directors has the authority to divide the Series A Stock into series and to set the relative rights and preferences among the series, within the limitations provided by Article 2.13 of the Texas Business Corporation Act. This summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, the Certificate of Designation, Preferences, Rights, and Limitations of Series A Convertible Preferred Stock of RTI, filed with the Secretary of the State of Texas, amending RTI's Articles of Incorporation, and setting forth the rights, preferences, and limitations of the Series A Convertible Preferred Stock.

Dividends
---------

     Holders of shares of Series A Stock will be entitled to receive, if, when, and as declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends of $.12 per share per annum, payable quarterly, commencing September 1, 1995. If a dividend upon any shares of Series A Stock is in arrears, no dividends may be paid or declared and set aside for payment, or other distribution made upon the common stock or any other stock of RTI ranking junior to the Series A Stock as to dividends. In addition, no common stock or any other stock ranking junior to the Series A Stock as to dividends, may be redeemed, purchased, or otherwise acquired for any consideration except in certain circumstances. As of the date of this Prospectus, $149,394 in dividends were in arrears.

Voting Rights
-------------

     Except as required by the laws of the State of Texas, the holders of the Series A Stock are generally not entitled to vote. In the event dividends payable on the Series A Stock shares shall be in arrears for 12 consecutive quarterly dividend periods, the holders of the majority of the outstanding Series A shares shall have the exclusive right (voting separately as a class with one vote per Series A share) to elect one-third of the Board of Directors which Directors shall serve until the next annual meeting or so long as such arrearage shall continue. As of March 31, 1999, dividends to Series A shareholders were in arrears for 12 consecutive dividend periods and accordingly, on October 4, 1999, the Series A shareholders elected three (one-third) of the Directors to the Board of Directors. The term of office of these Directors terminated on July 27, 2000 by payment of all dividends due.

     So long as any shares of Series A Stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least 51 percent of the shares of the Series A Stock outstanding at the time: (a) authorize, create, issue, or increase the authorized or issued amount of any class or series of stock ranking equal to or senior to the Series A Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution, or winding up of RTI; or (b) amend, alter, or repeal the provisions of the Articles of Incorporation, or of the rights of the Series A Stock, so as to alter or change the powers, preferences, or special rights of the shares of the Series A Stock so as to affect them adversely.

Conversion Rights
-----------------

     Each share of Series A Stock will be convertible at any time subsequent to three years after issuance, at the option of the holder thereof into common stock at a conversion rate of one share of common stock for each share of Series A Stock. The conversion price is subject to adjustment in certain events.

Redemption Provisions
---------------------

     RTI prior to three years from the date of issuance may not redeem the Series A Stock. On and after such date, we may redeem the Series A Stock at our option, in whole or in part, at any time and from time to time, on at least 30 days' and not more than 60 days' written notice at the redemption price of $1.70 per share, together with accrued and unpaid dividends to the date fixed for redemption.

Liquidation Rights
------------------

     In the event of any voluntary or involuntary liquidation, dissolution, or winding up of RTI, the holders of outstanding shares of Series A Stock are entitled to receive liquidating distributions equivalent to $1.50 per share, plus accrued and unpaid dividends to the date of distribution, out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock or any stock ranking junior to the Series A Stock upon liquidation, dissolution, or winding up. If upon any liquidation, dissolution, or winding up of RTI, the amounts available for distribution with respect to the Series A Stock are not sufficient to satisfy the full liquidation rights of the Series A Stock, the holders of the Series A Stock will share ratably in any such distribution of assets.

Registration Rights
-------------------

     Until six months after the last shares of the Series A Stock are redeemed, retired, converted, or otherwise no longer outstanding, we will give notice to the holders of the Series A Stock no less than 20 days before filing a registration statement under the Securities Act (excluding registrations pertaining to securities issuable pursuant to employee stock option or stock purchase plans, or pursuant to the acquisition of a business). We will also afford the holders of the Series A Stock the opportunity to have included in any one, but not more than two registrations shares of common stock acquired upon conversion of the Series A Stock. We are entitled to exclude the shares of any holder from a maximum of one registration (on the advice of our investment banking firm that inclusion would materially interfere with the orderly sale of securities offered under such registration statement) so long as no other holder's shares are included in the registration.


CLASS B CONVERTIBLE PREFERRED STOCK (SERIES I, II, III, AND IV)

     We are authorized to issue 5,000,000 shares of Class B Convertible Preferred shares at $1 par value per share. The Board of Directors of RTI has the authority to divide the Class B preferred shares into series and to set the relative rights and preferences among the series, within the limitations provided by Texas Business Corporation Act, Article 2.13. This summary is not intended to be complete and is subject to, and qualified in its entirety by, reference to the Certificates of Designation, Preferences, Rights, and Limitations of Series I, II, III, and IV Class B Convertible Preferred Stock of RTI, filed with the Secretary of the State of Texas, amending RTI's Articles of Incorporation, and setting forth the rights, preferences, and limitations of the Series I, II, III, and IV Class B Convertible Preferred Stock.

SERIES I CLASS B CONVERTIBLE PREFERRED STOCK
---------------------------------------------

     We are authorized to issue not more than 5,000,000 shares and have 366,400 shares outstanding held by 79 shareholders as of the date of this Prospectus. The Series I Stock ranks senior to the common stock with respect to dividends and upon liquidation, dissolution, or winding up and RTI treats them as junior to the 5,000,000 shares of Series A Stock.

Dividends
---------

     Holders of shares of Series I Stock will be entitled to receive, if, when, and as declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends of $.50 per share per annum, payable quarterly, commencing December 31, 1996. If a dividend upon any shares of Series I Stock is in arrears, no dividends may be paid or declared and set aside for payment, or other distribution made upon the common stock or any other stock ranking junior to the Series I Stock as to dividends. In addition, no common stock, or any other stock ranking junior to the Series I Stock as to dividends, may be redeemed, purchased, or otherwise acquired for any consideration except in certain circumstances. As of the date of this Prospectus, $2,197,687 in dividends were in arrears.

Voting Rights
-------------

     Except as required by the laws of the State of Texas, the holders of the Series I Stock are not entitled to vote.

     So long as any shares of Series I Stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least 51 percent of the shares of the Series I Stock outstanding at the time: (a) authorize, create, issue, or increase the authorized or issued amount of any class or series of stock ranking equal to or senior to the Series I Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution, or winding up of RTI; or (b) amend, alter, or repeal the provisions of RTI's Articles of Incorporation, or of the rights of the Series I Stock so as to alter or change the powers, preferences, or special rights of the shares of the Series I Stock so as to affect them adversely.

Conversion Rights
-----------------

     Each share of Series I Stock will be convertible at any time subsequent to three years after issuance, at the option of the holder thereof into common stock at a conversion rate of one share of common stock for each share of Series I Stock. The conversion price is subject to adjustment in certain events.

Redemption Provisions
---------------------

     Prior to three years from the date of issuance, we may not redeem the Series I Stock. On and after such date, we may redeem the Series I Stock at our option, in whole or in part, at any time and from time to time, on at least 30 days' and not more than 60 days' written notice, at the redemption price of $7.50 per share, together with accrued and unpaid dividends to the date fixed for redemption.

Liquidation Rights
------------------

     In the event of any voluntary or involuntary liquidation, dissolution, or winding up of RTI, the holders of outstanding shares of Series I Stock are entitled to receive liquidating distributions equivalent to $6.25 per share, plus accrued and unpaid dividends to the date of distribution, out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock or any stock ranking junior to the Series I Stock upon liquidation, dissolution, or winding up. If, upon any liquidation, dissolution, or winding up of RTI, the amounts available for distribution with respect to the Series I Stock are not sufficient to satisfy the full liquidation rights of the Series I Stock, the holders of the Series I Stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

Registration Rights
-------------------

     Until six months after the last shares of the Series I Stock are redeemed, retired, converted, or otherwise no longer outstanding, we will give notice to the holders of the Series I Stock no less than 20 days before filing a registration statement under the Securities Act (excluding registrations pertaining to securities issuable pursuant to employee stock option or stock purchase plans, or pursuant to the acquisition of a business). We will also afford the holders of the Series I Stock the opportunity to have included in any one, but not more than two registrations shares of common stock acquired upon conversion of the Series I Stock. We are entitled to exclude the shares of any holder from a maximum of one registration (on the advice of our investment banking firm that inclusion would materially interfere with the orderly sale of securities offered under such registration statement) so long as no other holder's shares are included in the registration.


SERIES II CLASS B CONVERTIBLE PREFERRED STOCK

     We are authorized to issue not more than 5,000,000 shares and have 489,250 shares outstanding held by 84 shareholders as of the date of this Prospectus. The Series II Stock ranks senior to the common stock with respect to dividends and upon liquidation, dissolution, or winding up, and RTI treats them as junior to the 5,000,000 shares of Series A Stock and Series I Stock.

Dividends
---------

     Holders of shares of Series II Stock will be entitled to receive, if, when, and as declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends of $1 per share per annum, payable quarterly, commencing December 31, 1997. If a dividend upon any shares of Series II Stock is in arrears, no dividends may be paid or declared and set aside for payment, or other distribution made upon the common stock or any other stock ranking junior to the Series II Stock as to dividends. In addition, no common stock, or any other stock ranking junior to the Series II Stock as to dividends, may be redeemed, purchased, or otherwise acquired for any consideration except in certain circumstances. As of the date of this Prospectus, $3,288,256 in dividends were in arrears.

Voting Rights
-------------

     Except as required by the laws of the State of Texas, the holders of the Series II Stock are generally not entitled to vote. In the event that dividends payable on the Series II Stock shall be in arrears for 12 consecutive quarterly dividend periods, the holders of a majority of the Series II shares shall have the exclusive right (voting separately as a class with one vote per share of Series II Stock) to elect one-third of the Board of Directors to serve until the next annual meeting or so long as such arrearage shall continue. As of December 31, 2000, dividends were in arrears for twelve consecutive quarters. Accordingly, the Series II holders will have the right to enforce the aforementioned voting rights at the next annual meeting of shareholders unless such dividends are paid before that time.

     So long as any shares of Series II Stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least 51 percent of the shares of the Series II Stock outstanding at the time: (a) authorize, create, issue, or increase the authorized or issued amount of any class or series of stock ranking equal to or senior to the Series II Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution, or winding up of RTI; or (b) amend, alter, or repeal the provisions of RTI's Articles of Incorporation, or of the rights of the Series II Stock so as to alter or change the powers, preferences, or special rights of the shares of the Series II Stock so as to affect them adversely.

Conversion Rights
-----------------

     Each share of Series II Stock will be convertible at any time subsequent to three years after issuance, at the option of the holder thereof into common stock at a conversion rate of one share of common stock for each share of Series II Stock. The conversion price is subject to adjustment in certain events.

     In the event we file a registration statement, the holders of the Series II Stock will have the opportunity to convert their shares prior to the three-year holding period.

Redemption Provisions
---------------------

     Prior to three years from the date of issuance, we may not redeem the Series II Stock. On and after such date, we may redeem the Series II Stock, in whole or in part, at any time and from time to time, on at least 30 days' and not more than 60 days' written notice at the redemption price of $15 per share, together with accrued and unpaid dividends to the date fixed for redemption.

     In the event we file a registration statement, we may, at our option, accelerate our redemption rights.

Liquidation Rights
------------------

     In the event of any voluntary or involuntary liquidation, dissolution, or winding up of RTI, the holders of outstanding shares of Series II Stock are entitled to receive liquidating distributions equivalent to $12.50 per share, plus accrued and unpaid dividends to the date of distribution, out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock or any stock ranking junior to the Series II Stock upon liquidation, dissolution, or winding up. If upon any liquidation, dissolution, or winding up of RTI, the amounts available for distribution with respect to the Series II Stock are not sufficient to satisfy the full liquidation rights of the Series II Stock, the holders of the Series II Stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

Registration Rights
-------------------

     Until six months after the last shares of the Series II Stock are redeemed, retired, converted, or otherwise no longer outstanding, we will give notice to the holders of the Series II Stock no less than 20 days before filing a registration statement under the Securities Act (excluding registrations pertaining to securities issuable pursuant to employee stock option or stock purchase plans, or pursuant to the acquisition of a business). We will also afford the holders of the Series II Stock the opportunity to have included in any one, but not more than two registrations shares of common stock acquired upon conversion of the Series II Stock. We are entitled to exclude the shares of any holder from a maximum of one registration (on the advice of our investment banking firm that inclusion would materially interfere with the orderly sale of securities offered under such registration statement) so long as no other holder's shares are included in the registration.

     In the event we file a registration statement, the holders of the Series II Stock will have the opportunity to convert their shares prior to the three-year holding period, and we may, at our option, accelerate our redemption rights.


SERIES III CLASS B CONVERTIBLE PREFERRED STOCK

     We are authorized to issue not more than 2,000,000 shares and have 158,245 shares outstanding held by 44 shareholders as of the date of this Prospectus. The Series III Stock ranks senior to the common stock with respect to dividends and upon liquidation, dissolution, or winding up, and we treat them as junior to the 5,000,000 shares of Series A Stock and Series I and II Stock.

Dividends
---------

     Holders of shares of Series III Stock will be entitled to receive, if, when, and as declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends of $1 per share per annum, payable quarterly, commencing December 31, 1998. If a dividend upon any shares of Series III Stock is in arrears, no dividends may be paid or declared and set aside for payment, or other distribution made upon the common stock or any other stock ranking junior to the Series III Stock as to dividends. In addition, no common stock or any other stock ranking junior to the Series III Stock as to dividends, may be redeemed, purchased, or otherwise acquired for any consideration except in certain circumstances. As of the date of this Prospectus, $2,018,859 in dividends were in arrears.

Voting Rights
-------------

     Except as required by the laws of the State of Texas, the holders of the Series III Stock are not entitled to vote.

     So long as any shares of Series III Stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least 51 percent of the shares of the Series III Stock outstanding at the time: (a) authorize, create, issue, or increase the authorized or issued amount of any class or series of stock ranking equal to or senior to the Series III Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution, or winding up of RTI; or (b) amend, alter, or repeal the provisions of RTI's Articles of Incorporation, or of the rights of the Series III Stock so as to alter or change the powers, preferences, or special rights of the shares of the Series III Stock so as to affect them adversely.

Conversion Rights
-----------------

     Each share of Series III Stock will be convertible at any time subsequent to three years after issuance, at the option of the holder thereof into common stock at a conversion rate of one share of common stock for each share of Series III Stock. The conversion price is subject to adjustment in certain events.

     In the event we file a registration statement, the holders of the Series III Stock will have the opportunity to convert their shares prior to the three-year holding period. We may, at our option at any time within 180 days after the registration statement is deemed effective, demand the conversion of the Series III Stock.

Redemption Provisions
---------------------

     Prior to three years from the date of issuance, we may not redeem the Series III Stock. On and after such date, we may redeem the Series III Stock at our option, in whole or in part, at any time and from time to time, on at least 30 days' and not more than 60 days' written notice at the redemption price of $15 per share, together with accrued and unpaid dividends to the date fixed for redemption.

     In the event we file a registration statement, we may, at our option at any time within 180 days after the registration statement is deemed effective, demand the conversion of the Series III Stock.

Liquidation Rights
------------------

     In the event of any voluntary or involuntary liquidation, dissolution, or winding up of RTI, the holders of outstanding shares of Series III Stock are entitled to receive liquidating distributions equivalent to $12.50 per share, plus accrued and unpaid dividends to the date of distribution, out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock or any stock ranking junior to the Series III Stock upon liquidation, dissolution, or winding up. If upon any liquidation, dissolution, or winding up of RTI, the amounts available for distribution with respect to the Series III Stock are not sufficient to satisfy the full liquidation rights of the Series III Stock, the holders of the Series III Stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

Registration Rights
-------------------

     Until six months after the last shares of the Series III Stock is redeemed, retired, converted, or otherwise no longer outstanding, we will give notice to the holders of the Series III Stock no less than 20 days before filing a registration statement under the Securities Act (excluding registrations pertaining to securities issuable pursuant to employee stock option or stock purchase plans, or pursuant to the acquisition of a business). We will also afford the holders of the Series III Stock the opportunity to have included in any one, but not more than two registrations shares of common stock acquired upon conversion of the Series III Stock. We are entitled to exclude the shares of any holder from a maximum of one registration (if in our sole discretion we decide that the inclusion of such shares will materially interfere with the orderly sale of the securities being offered under such registration statement) so long as no other holder's shares are included in the registration.

     In the event we file an initial registration statement, the holders of the Series III Stock will have the opportunity to convert their shares prior to the three-year holding period. We may, at our option at any time within 180 days after the registration statement is deemed effective, demand the conversion of the Series III Stock.


SERIES IV CLASS B CONVERTIBLE PREFERRED STOCK

     We are authorized to issue not more than 1,300,000 shares and have 1,066,000 shares outstanding held by 15 shareholders as of the date of this Prospectus. The Series IV Stock ranks senior to the common stock with respect to dividends and upon liquidation, dissolution, or winding up, but we treat it as junior to the 5,000,000 shares of Series A Stock and Series I, II, and III Stock.

Dividends
---------

     Holders of shares of Series IV Stock will be entitled to receive, if, when, and as declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends of $1 per share per annum, payable quarterly, commencing December 31, 2000. If a dividend upon any shares of Series IV Stock is in arrears, no dividends may be paid or declared and set aside for payment or other distribution made upon the common stock or any other stock ranking junior to the Series IV Stock as to dividends. In addition, no common stock or any other stock ranking junior to the Series IV Stock as to dividends may be redeemed, purchased, or otherwise acquired for any consideration except in certain circumstances. As of the date of this Prospectus, $1,000,998 in dividends were in arrears.

Voting Rights
-------------

     Except as required by the laws of the State of Texas, the holders of the Series IV Stock are not entitled to vote.

     So long as any shares of Series IV Stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least 51 percent of the shares of the Series IV Stock outstanding at the time: (a) authorize, create, issue, or increase the authorized or issued amount of any class or series of stock ranking equal to or senior to the Series IV Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution, or winding up of RTI; or (b) amend, alter, or repeal the provisions of RTI's Articles of Incorporation, or of the rights of the Series IV Stock so as to alter or change the powers, preferences, or special rights of the shares of the Series IV Stock so as to affect them adversely.

Conversion Rights
-----------------

     Each share of Series IV Stock will be convertible at any time subsequent to three years after issuance, at the option of the holder thereof into common stock at a conversion rate of one share of common stock for each share of Series IV Stock. The conversion price is subject to adjustment in certain events.

     In the event that we file an initial registration statement, the holders of Series IV Stock may convert their shares prior to the three-year holding period. We may also, at our option any time within 180 days after the registration statement is deemed effective, demand the conversion of the Series IV Stock.

Redemption Provisions
---------------------

     Prior to three years from the date of issuance, we may not redeem the Series IV Stock. On and after such date, we may redeem the Series IV Stock at our option, in whole or in part, at any time and from time to time, on at least 30 days' and not more than 60 days' written notice to convert or redeem the shares, at the redemption price of $11 per share, together with accrued and unpaid dividends to the date fixed for redemption.

     In the event that we file an initial registration statement, we may, at our option any time within 180 days after the registration statement is deemed effective, demand the conversion of the Series IV Stock.

Liquidation Rights
------------------

     In the event of any voluntary or involuntary liquidation, dissolution, or winding up of RTI, the holders of outstanding shares of Series IV Stock are entitled to receive liquidating distributions equivalent to $11 per share, plus accrued and unpaid dividends to the date of distribution, out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock or any stock ranking junior to the Series IV Stock upon liquidation, dissolution, or winding up. If upon any liquidation, dissolution, or winding up of RTI, the amounts available for distribution with respect to the Series IV Stock are not sufficient to satisfy the full liquidation rights of the Series IV Stock, the holders of the Series IV Stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

Registration Rights
-------------------

     Until six months after the last shares of the Series IV Stock are redeemed, retired, converted, or otherwise no longer outstanding, we will give notice to the holders of the Series IV Stock no less than 20 days before filing a registration statement under the Securities Act (excluding registrations pertaining to securities issuable pursuant to employee stock option or stock purchase plans, or pursuant to the acquisition of a business). We will also afford the holders of the Series IV Stock the opportunity to have included in any one, but not more than two registrations shares of common stock acquired upon conversion of the Series IV Stock. We are entitled to exclude the shares of any holder from a maximum of one registration (if in our sole discretion we decide that inclusion would materially interfere with the orderly sale of securities offered under such registration statement) so long as no other holder's shares are included in the registration.

     In the event that we file an initial registration statement, the holders of Series IV Stock may convert their shares prior to the three-year holding period. We may also, at our option any time within 180 days after the initial registration statement is deemed effective, demand the conversion of the Series IV Stock.


OVERVIEW OF RTI'S 1999 STOCK OPTION PLAN

     On September 14, 1999, the Board of Directors adopted the 1999 Stock Option Plan effective as of July 1, 1999 (the "Plan" for purposes of this section only). In order to qualify options under the Plan as incentive stock options ("ISOs"), the shareholders must approve the Plan on or before September 14, 2000. The shareholders approved the Plan on September 14, 1999. The Plan provides for the granting of ISOs and Non Qualified Stock Options ("NQSOs") as defined in the Plan and collectively referred to in this section only as "Awards." The purpose of the Plan is to encourage stock ownership by key employees, to provide an incentive for such employees to expand and improve the profitability of RTI, and to assist RTI in attracting and retaining key personnel through the grant of ISOs and NQSOs to purchase shares of common stock. The following description is intended to be a summary of the Plan's principal terms and is qualified in its entirety by reference to the complete text, which is incorporated herein in the Exhibit Index.

General
-------

     The Plan authorizes the Compensation and Benefits Committee or, in the absence of a committee, the Board of Directors to grant ISOs to key employees and NQSOs to other employees, independent contractors, and non-employee Directors. No Directors have options vesting within 60 days of this Prospectus.

     As of March 31, 2001, we have granted ISOs to purchase 833,475 shares of common stock and NQSOs to purchase 271,550 shares to employees under the 1999 Stock Option Plan. ISOs to purchase 162,275 shares and employee NQSOs to purchase 5,300 shares were cancelled under the terms of the Plan. 53,500 employee NQSOs were exercisable as of the date of this Prospectus. No ISOs were exercisable as of the date of this prospectus. The exercise price for the ISOs is $10. The NQSOs have exercise prices from $1 to $10. We granted NQSOs to purchase 358,200 shares to non-employees, 15,000 of which have been cancelled and 12,500 are exercisable as of March 31, 2001.

Exercisable options under the 1999 Stock Option Plan are shown below:


All Options, Including Officers and
Significant Employees                                 1999    2000     2001     2002     2003
ISOs
                                                         -       -  154,050  198,925  318,225
Employee NQSOs                                      26,000  27,500  101,250   67,500   44,000
Nonemployee Directors NQSOs                              -       -   45,000   30,500   30,500
Nonemployee NQSOs                                        -  10,000  144,700   64,998   17,502
                                                    ------  ------  -------  -------  -------

Total                                               26,000  37,500  445,000  361,923  410,227
                                                    ======  ======  =======  =======  =======

Officers and significant employees                    1999    2000     2001     2002     2003
ISOs                                                     0       0   46,400   71,575   93,575
Nonemployee Directors NQSOs                              0       0   45,000   30,500   30,500
Employee NQSOs                                           0  20,000   98,800   67,500   42,000
                                                    ------  ------  -------  -------  -------
Total                                                    0  20,000  190,200  169,575  166,075
                                                    ======  ======  =======  =======  =======

     A maximum of 2 million shares of common stock are reserved and available for distribution pursuant to Awards granted under the Plan, subject to adjustment to reflect a subdivision or consolidation of shares or any other capital adjustment, payment of a stock dividend, or other increase or decrease in such shares effected without consideration. Shares may be distributed under the Plan, in whole or in part, from authorized and unissued shares or treasury shares. The Compensation and Benefits Committee shall be responsible to the Board of Directors for the operation of the Plan and shall make recommendations to the Board of Directors with respect to participation in the Plan and with respect to the terms, limitations, restrictions, conditions, and extent of that participation. The interpretation and construction of a provision of the Plan by the Compensation and Benefits Committee shall be final unless otherwise determined by the Board of Directors. The Board of Directors, upon recommendation by the Compensation and Benefits Committee or upon its own action, may grant stock options. Options may not be exercised by tendering outstanding shares except as permitted by the Compensation and Benefits Committee, in its sole discretion.

Awards
------

     Options granted under the Plan may be ISOs, as defined under and subject to
Section 422 of the Internal Revenue Code (the "Code"), or NQSOs.

     The options will be exercisable at such times and subject to such terms and conditions as the Board of Directors or the Compensation and Benefits Committee may determine. All options must expire no later than ten years from the date of grant in the case of ISOs held by a non-10 percent shareholder, no later than five years from the date of grant in the case of a 10 percent shareholder, and as determined by the Board of Directors/Compensation and Benefits Committee at the date of grant in the case of NQSOs.

     Generally, ISOs will terminate three months after termination of the optionee's employment without cause and automatically upon termination for cause, or one year following the termination of employment due to death or permanent disability; provided, however, that options will expire prior to said times if and at such time that the original option exercise term otherwise expires. Generally, options may be exercised only to the extent exercisable on the date of termination, death, or disability. Generally, NQSOs will terminate automatically upon termination of the optionee's employment for cause and one year following termination of employment due to death. Nonvested NQSOs are forfeited upon termination of employment with or without cause, permanent disability, or death; provided, however, that options will expire prior to said times if and at such time that the original option exercise term otherwise expires.

     The option price for any ISO will not be less than 100 percent of the fair market value of the common stock as of the date of grant. In the event the optionee is a 10 percent shareholder, the price of the ISO shall be 110 percent of the fair market value of the common stock as of the date of grant. In the event the optionee is not a 10 percent shareholder, the price of the ISO shall be 100 percent of the fair market value of the common stock as of the date of grant. The Board of Directors has set $10 as the exercise price of RTI's common stock for ISOs granted prior to December 22, 2000. The option price for an NQSO will be determined by the Board of Directors or Compensation and Benefits Committee on the date of grant. The holder of an NQSO must, prior to issuance of a stock certificate, remit to us the amount, if any, of any taxes required to be withheld upon exercise of the NQSO.

     The ISOs are not transferable except by will or the laws of descent and distribution. NQSOs may not be transferred for a period of one year from the date of grant to a nonaffiliate and may not be transferred for a period of two years from the date of grant to affiliates.

Miscellaneous
-------------

     The Plan may be amended or discontinued by the Board of Directors or the Compensation and Benefits Committee provided that the Board of Directors may not, without the approval of the stockholders: (a) except as expressly provided in the Plan, increase the total number of shares reserved for the purposes of the Plan, (b) decrease the option price of an ISO to less than the amounts provided for in the Plan, and (c) extend the duration of the Plan. No amendment, alteration, or discontinuation may impair the rights of an optionee without his consent.

     Under the Plan, the Board of Directors and Compensation and Benefits Committee has wide discretion and flexibility, enabling it to administer the Plan in the manner it determines to be in the best interest of RTI. Thus, Awards may be granted in various combinations and sequences and may be subject to various conditions, restrictions, and limitations at grant or upon exercise or payment not inconsistent with the terms of the Plan. The Board of Directors' and Compensation and Benefits Committee's determinations with respect to which employees will receive Awards, and the form, amount and frequency, and the terms and conditions thereof, need not be uniform as to similarly situated persons. The designation of an employee to receive one form of an Award under the Plan does not require the Board of Directors or Compensation and Benefits Committee to designate or entitle such employee to receive any other form of Award.

     The Plan limits the number of ISOs that can be issued to key employees. Other than limiting Awards to key employees, there are no restrictions on the number of Officers or other employees eligible to receive Awards or the Awards that may be granted to one person. In addition, the Plan does not limit the aggregate number of Awards that may be granted except that the number of shares reserved for distribution under the Plan cannot exceed 2 million shares.

OVERVIEW OF THE 1996 INCENTIVE STOCK OPTION PLAN OF RTI

     On January 30, 1996, the Board of Directors adopted the 1996 Incentive Stock Option Plan of RTI (the "Plan" for purposes of this section only). The shareholders adopted the Plan on April 26, 1996. The Plan provides for the granting of ISOs as defined in the Plan and collectively referred to in this section only as "Awards." The purpose of the Plan is to encourage stock ownership by certain Officers and key employees, in attracting qualified personnel to RTI, and to provide additional incentives for such employees to promote and contribute to our success. The following description is intended to be a summary of the Plan's principal terms and is qualified in its entirety by reference to the complete text incorporated herein by reference to the Exhibit Index.

General
-------

     The Plan authorizes the Compensation and Benefits Committee to grant ISOs to current, full-time employees. As of March 31, 2001, ISOs for the right to purchase 184,550 shares of common stock have been granted of which 76,300 have terminated under the provisions of the Plan. The exercise price for the ISOs is $10. As of March 31, 2001, options for the purchase of 17,500 shares granted to Directors have vested. Stock options, which were granted under the Plan but which do not meet certain statutory requirements for ISOs, are classified as NQSOs.

     As of March 31, 2001, we had granted NQSOs for the purchase of 344,205 shares to employees under the 1996 Incentive Stock Option Plan of which 178,800 have terminated under the provisions of the Plan. The NQSOs have exercise prices from $1 to $5.

Exercisable Options under the 1996 Incentive Stock Option Plan are as follows:

All Options, Including Officers and
Significant Employees                                 1999           2000          2001
ISOs                                                     0          1,750       106,500
NQSOs                                               41,105        124,300             0
                                                    ------        -------       -------
                                                    41,105        126,050       106,500
                                                    ======        =======       =======

Officers and significant employees
                                                      1999           2000          2001
ISOs                                                     0              0        55,000
NQSOs                                               29,500         70,000             0
                                                    ------        -------       -------
                                                    29,500         70,000        55,000
                                                    ======        =======       =======

     Under the 1996 Incentive Stock Option Plan, a maximum of 800,000 shares of common stock are reserved and available for distribution pursuant to Awards granted under the Plan, subject to adjustment to reflect a subdivision or consolidation of shares, payment of a stock dividend on common stock or other increase or decrease in such shares effected without consideration. If shares subject to an Award granted under the Plan ceases to be subject to such Awards, such shares will again be available for distribution under the Plan. Shares may be distributed under the Plan, in whole or in part, from authorized and unissued shares. The Compensation and Benefits Committee shall be responsible to the Board of Directors for the operation of the Plan and shall make recommendations to the Board of Directors with respect to participation in the Plan and with respect to the terms, limitations, restrictions, conditions, and extent of that participation. The interpretation and construction of a provision of the Plan by the Compensation and Benefits Committee shall be final unless otherwise determined by the Board of Directors.

Awards
------

     Options granted under the Plan shall be ISOs as defined under and subject to Section 422 of the Code.

     The options will be exercisable at such times and subject to such terms and
conditions as the Compensation and Benefits Committee may determine.   In no
event shall an option be exercisable prior to three years from the date of grant or after the expiration of ten years from the date of grant.

     Generally, ISOs will terminate three months after termination of the optionee's employment if termination is for a reason other than death or disability. If termination is by disability, the Compensation and Benefits Committee has the right to extend the exercise period for up to one year from termination. If the termination is a result of death, the option may be exercised within three months after death. Generally, options may be exercised only to the extent exercisable on the date of termination, death, or disability.

     The option price for any ISO will not be less than 100 percent of the fair market value of the common stock as of the date of grant. In the event the optionee is a 10 percent shareholder, the price of the ISO shall be 110 percent of the fair market value of the common stock as of the date of grant. In the event the optionee is not a 10 percent shareholder, the price of the ISO shall be 100 percent of the fair market value of the common stock as of the date of grant.

     The options are not transferable except by will or the laws of descent and distribution. In the event an optionee exercises his option and we issue shares as a result of that exercise, no disposition of the resulting shares by the optionee may be made within three years from the date of the grant of the option or within one year after transfer of such shares to the optionee. We shall not be required upon exercise of an option to issue or deliver shares prior to completion of registration or other qualification under any state or federal law as we shall determine to be desirable. In the event the optionee exercises his option and receives a bona fide offer for all or a portion of the shares, he shall give us the exclusive right and option within 15 days of the date of notice to us to purchase the shares on the same terms. In the event of a dissolution of RTI or a merger where we are not the surviving entity, each option shall terminate but not before we give 30 days' notice of the optionee's right to exercise his option.

Miscellaneous
-------------

     The Plan may be amended or discontinued by the Board of Directors or the Compensation and Benefits Committee provided that they may not modify an outstanding option so as to specify a lower price or accept the surrender of outstanding options and authorize the granting of new options in substitution thereof specifying a lower price. The Plan may be modified or amended by affirmative vote of the majority of the common stock plus the affirmative vote of all the remaining stock. No amendment, alteration, or discontinuation may impair the rights of an optionee without his consent.

     Under the Plan, the Compensation and Benefits Committee has wide discretion and flexibility, enabling it to administer the Plan in the manner it determines to be in our best interest. Thus, Awards may be granted in various combinations and sequences and may be subject to various conditions, restrictions, and limitations at grant or upon exercise or payment not inconsistent with the terms of the Plan. The Compensation and Benefits Committee's determinations, with respect to which employees will receive Awards, and the form, amount and frequency, and the terms and conditions thereof, are subject to wide discretion. The designation of an employee to receive one form of an Award under the Plan does not require the Board of Directors or Compensation and Benefits Committee to designate or entitle such employee to receive any other form of Award.

     The Plan does limit the employees eligible to receive Awards to certain Officers and key employees and contain limits on the number of shares which may be subject to options which may be granted to any one person. However, the Plan does not limit the aggregate number of Awards that may be granted except that the number of shares reserved for distribution under the Plan cannot exceed 800,000 shares.

OVERVIEW OF RTI'S 1996 STOCK OPTION PLAN FOR DIRECTORS AND OTHER INDIVIDUALS

     On April 23, 1996, the Board of Directors adopted RTI's 1996 Stock Option Plan for Directors and Other Individuals (the "Plan" for purposes of this section only). The Plan provides for the granting of NQSOs as defined in the Plan and collectively referred to in this section only as "Awards." The purpose of the Plan is to encourage stock ownership by certain Directors and other individuals, in attracting qualified Directors to our Board of Directors and to provide additional incentives for such Directors to promote and contribute to our success. The following description is intended to be a summary of the Plan's principal terms and is qualified in its entirety by reference to the complete text, which is incorporated by reference in the Exhibit Index.

General
-------

     The Plan authorizes the Compensation and Benefits Committee to grant NQSOs to members of our current Board of Directors and other individuals who have made a contribution toward our success, who have served continuously as a Director for not less than three years from grant, or who have continuously provided services as a consultant, independent contractor, or otherwise for not less than three years from grant and who before such option is not the holder of more than 10 percent of the total combined voting power or value of all classes of stock.

     As of March 31, 2001, we granted NQSOs for the purchase of 283,500 shares to non-employees, and options for the purchase of 110,500 shares have been cancelled. The prices ranged from $1 to $10. Exercisable Options under the 1996 Stock Option Plan for Directors and Other Individuals are as follows:

               All Options, Including Officers and
               Significant Employees                                 1999         2000           2001
               Nonemployee Directors NQSOs                         25,000       20,000         16,000
               Employee Directors NQSOs                             2,500            0              0
               Nonemployee NQSOs                                   41,500       40,000         28,000
                                                                   ------       ------         ------
               Total                                               69,000       60,000         44,000
                                                                   ======       ======         ======

               Officers and significant employees                    1999         2000           2001
               Employee Directors NQSOs                             2,500            0              0
               Nonemployee Directors NQSOs                         25,000       20,000         16,000
                                                                   ------       ------         ------
               Total                                               27,500       20,000         16,000
                                                                   ======       ======         ======

     A maximum of 200,000 shares of common stock are reserved and available for distribution pursuant to Awards granted under the Plan, subject to adjustment to reflect a subdivision or consolidation of shares payment of a stock dividend on common stock or other increase or decrease in such shares effected without consideration. If shares subject to an Award granted under the Plan ceases to be subject to such Awards, such share will again be available for distribution under the Plan. Shares may be distributed under the Plan, in whole or in part, from authorized and unissued shares. The Compensation and Benefits Committee shall be responsible to the Board of Directors for the operation of the Plan and shall make recommendations to the Board of Directors with respect to participation in the Plan and with respect to the terms, limitations, restrictions, conditions, and extent of that participation. The interpretation and construction of a provision of the Plan by the Compensation and Benefits Committee shall be final unless otherwise determined by the Board of Directors.

Awards
------

     Options granted under the Plan shall be NQSOs.

     The options will be exercisable at such times and subject to such terms and
conditions as the Compensation and Benefits Committee may determine.   In no
event shall an option be exercisable prior to three years from the date of grant or after the expiration of ten years from the date of grant.

     Generally, the options will terminate three months after termination of the optionee's service if termination is for a reason other than death or disability. If termination is by disability, the Compensation and Benefits Committee has the right to extend the exercise period for one year from termination. If the termination is a result of death, the option may be exercised within three months after death. Generally, options may be exercised only to the extent exercisable on the date of termination, death, or disability.

     The option price for any option will not be less than 100 percent of the fair market value of the common stock as of the date of grant. In the event the optionee is a 10 percent shareholder, the price of the option shall be 110 percent of the fair market value of the common stock as of the date of grant.
In the event the optionee is not a 10 percent shareholder, the price of the option shall be 100 percent of the fair market value of the common stock as of the date of grant.

     The NQSOs are not transferable except by will or the laws of descent and distribution. In the event an optionee exercises his option and we issue shares as a result of that exercise, no disposition of the resulting shares by the optionee may be made within three years from the date of the grant of the option. We are not required upon exercise of an option to issue or deliver shares prior to completion of registration or other qualification under any state or federal law as we shall determine to be desirable. In the event the optionee exercises his option and receives a bona fide offer for all or a portion of the shares, he shall give us the exclusive right and option within 15 days of the date of notice to us to purchase the shares on the same terms. In the event of a dissolution of RTI or a merger where we are not the surviving entity, each option shall terminate but not before we give 30 days' notice of the optionee's right to exercise his option.

Miscellaneous
-------------

     The Plan may be amended or discontinued by the Board of Directors or the Compensation and Benefits Committee provided that it may not modify an outstanding option so as to specify a lower price or accept the surrender of outstanding options and authorize the granting of new options in substitution thereof specifying a lower price. The Plan may be modified or amended by affirmative vote of the majority of the common stock plus the affirmative vote of all the remaining stock. No amendment, alteration, or discontinuation may impair the rights of an optionee without his consent.

     Under the Plan, the Compensation and Benefits Committee has wide discretion and flexibility, enabling it to administer the Plan in the manner it determines to be in our best interest. Thus, Awards may be granted in various combinations and sequences and may be subject to various conditions, restrictions, and limitations at grant or upon exercise or payment not inconsistent with the terms of the Plan. The Compensation and Benefits Committee's determinations with respect to which employees will receive Awards, and the form, amount and frequency, and the terms and conditions thereof, are subject to wide discretion. The designation of an employee to receive one form of an Award under the Plan does not require the Board of Directors or Compensation and Benefits Committee to designate or entitle such employee to receive any other form of Award.

     The Plan does not limit either the number of persons eligible to receive Awards or the type or number of shares which may be subject to options or other Awards which may be granted to any one person. In addition, the Plan does not limit the aggregate number of Awards that may be granted except that the number of shares reserved for distribution under the Plan cannot exceed 200,000 shares.

OPTION FOR CONVERSION OF LOAN PRINCIPAL INTO COMMON STOCK

     Pursuant to the agreement between RTI and Abbott, Abbott agreed to make periodic loans to us prior to June 30, 2005, in increments of $1,000,000 in an aggregate amount of up to $5,000,000. Pursuant to the Abbott agreement, we gave Abbott the right, at its option, to convert any and all principal amounts owed into common stock at a price of $10 per share (adjustable for events affecting the number of outstanding shares of common stock). As of December 31, 2000, we have borrowed $5 million under the Abbott agreement. Abbott also holds registration rights with respect to the shares of common stock issued upon conversion of any principal amount lent pursuant to the Abbott agreement. Subject to limitations contained in the Abbott Agreement and related Registration Rights Agreement, these registration rights include the following:

     . Any time after we become eligible to file a registration statement on Form S-3, Abbott may require that we use our best efforts to effect a registration of Abbott common stock acquired by conversion of any principal amounts owed only where Abbott agrees to abide by the terms of the underwriting as agreed upon by the underwriters and us. The right to request registration may not be exercised more than three times. This right is subject to the ability of the underwriters to limit the number of shares included in the offering in view of market conditions.

     . If we register any common stock in a public offering for cash whether as a primary or secondary offer or pursuant to registration rights granted to other holders (not including a registration relating solely to employee benefit plans on Form S-8 or registration on Form S-4 relating solely to a transaction subject to Rule 145), Abbott is entitled to request and we must take reasonable efforts to include the Registerable Securities in the registration. This right is subject to the ability of the underwriters to limit the number of shares included in the offering in view of market conditions.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS

     The following is a brief summary of our understanding of the principal anticipated federal income tax consequences of Awards made under the Plans based upon the applicable provisions of the Code in effect on the date hereof. This summary is not intended to be exhaustive and does not describe foreign, state, or local tax consequences.

Incentive Stock Options Generally
---------------------------------

     An optionee will not realize taxable income at the time an ISO is granted or exercised common stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the optionee within two years of the date of grant or within one year after exercise of the option, then (a) any gain upon the subsequent sale of the shares will be taxed to the optionee as a capital gain, and any loss sustained will be a capital loss, and (b) no deduction will be allowed to us for federal income tax purposes. The spread between the ISO price and the fair market value of the shares at the time of exercise is a preference item for purposes of the alternative minimum tax.

     If an optionee disposes of shares acquired upon the exercise of an ISO before the expiration of the holding periods described above, then generally (a) the optionee will be taxed as if he had received compensation income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the exercise date (or, if less, the amount realized on value of the shares on the disposition of the shares) over the option price paid for such shares, and (b) we will generally be entitled to a corresponding deduction in that year. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by us.

     Exercise of an ISO may cause the optionee to incur alternative minimum tax liability even if he has no taxable income from the exercise under general income tax principles.

     Stock acquired through exercise of an ISO must be held for more than 12 months to obtain long-term capital gains treatment.

     All stock acquired pursuant to the exercise of an ISO is subject to the holding period rules and disqualifying disposition rules described above. Pursuant to the Plan, an ISO can only be exercised by payment of the consideration in cash.

     To the extent that the fair market value of the common stock (determined as of the date of grant) subject to ISOs exercisable for the first time by an optionee during any calendar year exceeds $100,000, those options will not be considered ISOs.

Nonqualified Stock Options Generally
------------------------------------

     An optionee will generally not recognize taxable income at the time an NQSO is granted, but taxable income will be realized, and we will generally be entitled to a deduction, at the time of exercise of the NQSO. The amount of income and our deduction will be equal to the difference between the fair market value of the shares on the date of exercise and the NQSO exercise price. The income realized will be taxed to the optionee at the ordinary income tax rates for federal income tax purposes. Withholding is required upon exercise of an NQSO. On subsequent disposition of the shares acquired upon exercise of an NQSO, capital gain or loss as determined under the normal capital asset holding period rules will be realized in the amount of the difference between the proceeds of sale and the fair market value of the shares on the date of exercise.

Withholding Generally
---------------------

     Under the Plans, a participant must pay to us, no later than the date on which an amount first becomes includable in the participant's gross income for federal income tax purposes with respect to an Award, any taxes required to be withheld with respect to such amount. Such withholding may generally not be settled with shares that constitute part of the Award giving rise to the withholding obligation unless the Compensation and Benefits Committee grants special permission. Otherwise, withholding must be made in a manner that provides cash to us. The amount of income recognized is not reduced by the retention by us of shares issuable under an Award to satisfy withholding obligations; the transaction is taxed as if the shares were sold.


           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
           --------------------------------------------------------


MARKET INFORMATION

     There was no public trading market for our common stock prior to the date of this Prospectus although the common stock has been approved for listing on the AMEX as of the effective date of this Prospectus. The 19,365,850 shares of outstanding common stock are currently held 57.8% by our Chief Executive Officer, Thomas J. Shaw, and 14.5% by Lillian E. Salerno, a Director. The remaining 5,365,850 shares are held by 614 nonaffiliated and 28 affiliated shareholders. As of March 31, 2001, 1,727,305 shares of common stock are subject to issuance upon the exercise of outstanding options and 3,906,395 shares are reserved for issuance upon conversion of both the Series A and Class B stock. 7,725 shares of Series IV Class B Convertible Preferred Stock (convertible into common stock on a one-for-one basis) are reserved for issuance upon exercise of warrants. 500,000 shares of Class B stock are reserved for issuance as a dividend.

     4,850,750 shares of common stock and 2,939,395 shares of preferred stock held by non-affiliates are eligible for resale under Rule 144. An additional 14,515,100 shares of common stock and 967,000 shares of preferred stock are eligible for resale but are held by affiliates. Of the 14,515,100 shares of common stock held by affiliates, 14,000,000 are the subject of graduated lock up agreements over a two-year period ending in December 2002.


SHAREHOLDERS

     As of April 15, 2001, there were approximately 644 shareholders of record of our common stock.

DIVIDENDS

     We have not ever declared or paid any dividends on the common stock. We have no current plans to pay any cash dividends on the common stock. We intend to retain all earnings, except those required to be paid to the holders of the preferred stock, to support operations and future growth. As of the date of this Prospectus, approximately $149,394 in dividends had accumulated on Series A Stock and $8,505,800 in dividends had accumulated on the Class B Preferred Stock. We have the right to issue 500,000 shares of Class B shares as a dividend. Pursuant to the requirements of a loan from Texas Bank, we have agreed not to return capital to the shareholders or redeem outstanding shares without the bank's prior consent. We did have permission from the bank where necessary.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16 of the Exchange Act requires our Directors, executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the Commission initial reports of beneficial ownership (Form 3) and reports of changes in beneficial ownership (Forms 4 and 5) of our common stock and our other equity securities. Officers, Directors, and greater than 10% shareholders are required by the Commission's regulations to furnish us with copies of all Section 16(a) reports they file.

     To our knowledge, all Directors, Officers and holders of more than 10% of our common stock filed all reports required by Section 16(a) of the Exchange Act during the current fiscal year as of the date of this Prospectus, summarized as follows:

===========================================================================
    NAME OF REPORTING PERSON          FORM FILED           DATE FILED
---------------------------------------------------------------------------
Thomas J. Shaw                           Form 3         August 22, 2000
---------------------------------------------------------------------------
Steven R. Wisner                         Form 3         August 22, 2000
---------------------------------------------------------------------------
Douglas W. Cowan                         Form 3         August 22, 2000
---------------------------------------------------------------------------
Michele M. Larios                        Form 3         August 22, 2000
---------------------------------------------------------------------------
Lillian E. Salerno                       Form 3         August 22, 2000
---------------------------------------------------------------------------
Jimmie Shiu, M.D.                        Form 3         August 22, 2000
---------------------------------------------------------------------------
Clarence Zierhut                         Form 3         August 22, 2000
---------------------------------------------------------------------------
Marwan Saker                             Form 3         August 22, 2000
---------------------------------------------------------------------------
Edith A. Zagona                          Form 3         August 22, 2000
---------------------------------------------------------------------------
Russell B. Kuhlman                       Form 3         August 22, 2000
===========================================================================

REPORTS ON 8-K

     We have not filed any reports on Form 8-K.

TRANSFER AGENT

     We have retained American Stock Transfer & Trust Company as our transfer agent and registrar.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                ----------------------------------------------

     Management believes that all of the transactions set forth below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. There are no preset limits on payments to related parties. Payments are made after services are provided.

     Thomas J. Shaw, our President and Chief Executive Officer who beneficially owns 57.8 percent of the common stock, was paid a licensing fee of $500,000 (amortized over 17 years) by us for the exclusive worldwide licensing rights to manufacture, market, sell, and distribute all the retractable medical safety products. In addition, Mr. Shaw receives a 5 percent gross royalty on all licensed products sold to customers over the life of the technology licensing agreement. Mr. Shaw was paid a royalty of $429,078, $110,197 and $42,571 for 2000, 1999 and 1998, respectively. Mr. Shaw was paid $199,547 in royalties from January 1, 2001, to the date of this Prospectus. Mr. Shaw has been paid $738,822 as a royalty for the two years ended March 19, 2001.

     In September 1996, we purchased the 3cc prototype molds from Thomas J. Shaw, d/b/a Checkmate Engineering, a sole proprietorship. The purchase was financed by a note for the full purchase price of $108,252. The note provided for no interest for the first 305 days and, subsequently, interest at a rate of 12 percent per annum. Interest expense related to this note was $1,357 and $5,258 for the years ended December 31, 1999 and 1998, respectively. The note was paid in full in 1999.

     Lillian E. Salerno, a Director, d/b/a Mill Street Enterprises ("Mill Street"), a sole proprietorship, leases offices at 618, 620, and 622 S. Mill Street, in Lewisville, Texas, to us for our marketing and sales department. The lease is for a five-year term commencing July 1, 1997, and ending June 30, 2002, at an annual rental rate of $22,800. We also have a lease for additional office space with Mill Street for one year commencing April 1, 2000, at a rate of $1,000 per month. Lease payments for $33,400 and $8,700 have been paid in 2000 and 2001, respectively.

     A former Director, Robert Stathopulos, was paid consulting fees by us of $96,372 in 1999 and $129,817 in 2000.

     Douglas W. Cowan, a Director and the Chief Financial Officer and Treasurer, received $76,651 and $58,345 in 1998 and 1999, respectively, for accounting and other consulting services prior to becoming a Director and employee.

     We paid $23,381 and $30,258 in 1999 and 1998, respectively, and $14,006 was paid in 2000, to family members of our Chief Executive Officer for various consulting services.

     Pursuant to a Consulting Agreement between RTI and Lillian E. Salerno d/b/a MediTrade International, Ms. Salerno, a Director, was advanced $37,500 in September, 2000 for setting up operations in Europe. This advance will be recouped over the remaining period of the contract. As of the date of this Prospectus we have recouped all $37,500 of the advance.


                               LEGAL PROCEEDINGS
                               -----------------

     On January 29, 2001, RTI filed a lawsuit in the United States District Court for the Eastern District of Texas, Texarkana Division (the "Federal Court Case") styled Retractable Technologies, Inc. v. Becton Dickinson & Company, Tyco International (U.S.), Inc., Tyco Healthcare Group, L.P., Novation, L.L.C., VHA, Inc., Premier, Inc. and Premier Purchasing Partners, L.P. cause no. 501CV036. We allege violations of state and federal antitrust acts, tortious interference with prospective business relationships, business disparagement, and common law conspiracy. We are seeking the following damages: an injunction enjoining each defendant from continuing the unlawful conduct alleged and from entering into any other combination, conspiracy, or agreement having similar purposes or effect and for actual damages, punitive damages, treble damages, costs of suit including reasonable attorneys fees, pre-judgment and post-judgment interest at the maximum possible rate, and such other relief as we may be entitled.

     The Federal court case is in the discovery stage and, accordingly, we are assessing the true extent of damages actually incurred by us as a result of the defendants' monopolistic activities. We are in the process of researching such damage amounts and cannot state them with certainty at this time. We recently nonsuited (canceled) our lawsuit originally filed on September 30, 1998, in the District Court of Brazoria County in the 239/th/ Judicial District (a state court) against B-D, Tyco International (U.S.), Inc., VHA, Inc., The Community Hospital of Brazosport, Angleton-Danbury General Hospital, and Sweeny Community Hospital. In that lawsuit we alleged an antitrust conspiracy between the defendants whereby they contracted among themselves and many other hospitals, doctors, and healthcare organizations in order to exclude us from selling the safety syringes and to maintain their own market share in violation of Texas Free Enterprise and Antitrust Act ("TFEAA"). The case was in the discovery stage when it was nonsuited.


     We are not a party to any other material legal proceeding.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
    -----------------------------------------------------------------------
                                  LIABILITIES
                                  -----------

     Our Directors and Officers are indemnified as provided in the Texas Corporation Act and our Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws as well as by contract. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, Officers, and Controlling Persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a Director or Officer in the successful defense of any action, suit, or proceeding) is asserted by such Director or Officer in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 LEGAL MATTERS
                                 -------------

     Krage & Janvey, L.L.P. will pass upon the validity of the common stock and certain other legal matters for us.


                                  ACCOUNTANTS
                                  -----------

     The Board of Directors appointed PricewaterhouseCoopers LLP as our independent accountants.


                                    EXPERTS
                                    -------

     The financial statements as of December 31, 2000, and 1999 and for each of the three years in the period ended December 31, 2000, included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in RTI or any of its affiliates. Nor was any such person connected with RTI or any of its affiliates as a promoter, underwriter, voting trustee, Director, Officer, or employee.


                     WHERE TO FIND ADDITIONAL INFORMATION
                     ------------------------------------

     As of August 22, 2000, we are a reporting company as defined under the Exchange Act. Accordingly, we have and will file Forms 10K-SB, 10Q-SB, proxy statements, and any other periodic reports required by the Exchange Act.

     The public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that site is (http://www.sec.gov). Portions
                                                 --------------------
of RTI's web page are currently under construction. The Internet address for
RTI is (http://www.vanishpoint.com/).
       -----------------------------

                             FINANCIAL STATEMENTS
                             --------------------

RETRACTABLE TECHNOLOGIES, INC.

FINANCIAL STATEMENTS AND
REPORT OF INDEPENDENT ACCOUNTANTS

DECEMBER 31, 2000 AND 1999

RETRACTABLE TECHNOLOGIES, INC.

INDEX TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                                                                            Page
                                                                            ----

Report of Independent Accountants                                            64

Financial Statements:

  Balance Sheets as of December 31, 2000 and 1999                            65

  Statements of Operations for the years ended
  December 31, 2000, 1999 and 1998                                           66

  Statements of Changes in Stockholders' Equity
  for the years ended December 31, 2000, 1999 and 1998                       67

  Statements of Cash Flows for the years ended
  December 31, 2000, 1999 and 1998                                           68

  Notes to Financial Statements                                              69

                       Report of Independent Accountants


To the Board of Directors and
The Stockholders of Retractable Technologies, Inc.


In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Retractable Technologies, Inc. at December 31, 2000 and 1999, and the results of its operations, its changes in stockholders' equity and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Dallas, Texas
March 15, 2001

RETRACTABLE TECHNOLOGIES, INC.

BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                                December 31,
                                                                                        ----------------------------
ASSETS                                                                                       2000           1999
                                                                                        -------------  -------------
Current assets:
   Cash and cash equivalents                                                            $   3,727,682  $     646,005
   Accounts receivable, net of allowance for doubtful accounts of
           $78,730 and $10,972, respectively                                                2,325,252        599,424
   Inventories, net                                                                         1,575,636        677,962
   Other current assets                                                                       426,758         47,800
                                                                                        -------------  -------------
           Total current assets                                                             8,055,328      1,971,191
   Property, plant and equipment, net                                                      11,902,792     10,101,524
   Restricted certificates of deposit                                                               -        600,000
   Intangible assets and deferred charges, net                                                529,803        536,014
                                                                                        -------------  -------------
           Total assets                                                                 $  20,487,923  $  13,208,729
                                                                                        =============  =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                                     $   1,868,357  $     844,165
   Current portion of long-term debt                                                          971,676        463,329
   Accrued compensation                                                                       339,431        118,038
   Marketing fees payable                                                                   1,937,072        338,526
   Other accrued liabilities                                                                  822,355        250,783
                                                                                        -------------  -------------
           Total current liabilities                                                        5,938,891      2,014,841
                                                                                        -------------  -------------
Long-term debt, net of current maturities                                                   7,180,130      2,506,335
                                                                                        -------------  -------------
Stockholders' equity:
   Preferred stock $1 par value:
        Class A; authorized and issued: 5,000,000 shares; outstanding:
           1,826,500 and 5,000,000 shares, respectively (liquidation
           preference of $2,739,750 and $7,500,000, respectively)                           1,826,500      5,000,000
        Class B; authorized: 5,000,000 shares
           Series I Class B; issued
            1,000,000 shares; outstanding: 366,400 and 1,000,000 shares, respectively (liquidation preference of $2,290,000 and
            $6,250,000, respectively)                                                         366,400      1,000,000
           Series II Class B; issued 1,000,000 shares; outstanding:
            489,250 and 1,000,000 shares, respectively (liquidation
            preference of $6,115,625 and $12,500,000, respectively)                           489,250      1,000,000
           Series III Class B; issued 1,160,445 and 1,160,200 shares, respectively; outstanding: 158,245 and 1,160,200 shares, respectively
            (liquidation preference of $1,978,063 and $14,502,500, respectively)              158,245      1,160,200
           Series IV Class B; issued: 1,133,800 shares; outstanding: 1,066,000 shares,
            (liquidation preference of $11,726,000)                                         1,066,000              -
Common stock, no par value; authorized: 100,000,000 shares; issued and outstanding: 19,365,850 and 14,000,000 shares, respectively
Additional paid-in capital                                                                 36,774,763     23,565,235
Unearned compensation                                                                               -       (185,635)
Accumulated deficit                                                                       (33,312,256)   (22,852,247)
                                                                                        -------------  -------------
   Total stockholders' equity                                                               7,368,902      8,687,553
                                                                                        -------------  -------------
     Total liabilities and stockholders' equity                                         $  20,487,923  $  13,208,729
                                                                                        =============  =============

              See accompanying notes to the financial statements.

RETRACTABLE TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                Years ended December 31,
                                                               ----------------------------------------------------------
                                                                      2000               1999                   1998
                                                               -----------------    ---------------      ----------------
   Sales, net                                                  $       9,641,451    $     3,375,158      $        845,559
   Cost of sales                                                       8,815,939          2,331,070               765,448
                                                               -----------------    ---------------      ----------------
        Gross margin                                                     825,512          1,044,088                80,111

   Operating expenses:
     Preproduction manufacturing                                         627,200          1,837,830             1,004,828
     Sales and marketing                                               4,955,456          3,742,779             1,539,822
     Research and development                                            899,149            842,062               763,690
     General and administrative                                        4,788,735          2,863,989             2,419,821
                                                               -----------------    ---------------      ----------------
        Total operating expenses                                      11,270,540          9,286,660             5,728,161
                                                               -----------------    ---------------      ----------------

        Loss from operations                                         (10,445,028)        (8,242,572)           (5,648,050)


   Interest income                                                       204,195            122,028               162,116
   Interest expense, net                                                (203,776)          (112,964)             (218,154)
                                                               -----------------    ---------------      ----------------
        Net loss                                                     (10,444,609)        (8,233,508)           (5,704,088)
        Preferred Stock dividend requirements                         (3,719,839)        (2,999,848)           (2,141,701)
                                                               -----------------    ---------------      ----------------
        Net loss applicable to common stockholders             $     (14,164,448)   $   (11,233,356)     $     (7,845,789)
                                                               =================    ===============      ================
        Net loss per share (basic
          and diluted)                                         $            (.96)   $          (.80)     $           (.56)
                                                               =================    ===============      ================
        Weighted average common
          shares outstanding                                          14,716,190         14,000,000            14,000,000
                                                               =================    ===============      ================

              See accompanying notes to the financial statements.

RETRACTABLE TECHNOLOGIES, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------


                                                     Class A                    Series I Class B            Series II Class B
                                              ---------------------          ---------------------        ---------------------
                                               Shares         Amount          Shares          Amount        Shares       Amount
                                             ---------      ----------     ----------      ----------    ----------   ----------
Balance as of December 31, 1997              5,000,000    $  5,000,000        992,000    $    992,000       945,700   $   945,700

Issued Preferred Series I Class B
   8,000 shares, $1 par                                                         8,000           8,000
Issued Preferred Series II Class B
   54,300 shares, $1 par                                                                                     54,300        54,300
Issued Preferred Series III Class B
   301,800 shares, $1 par (net of
   commissions and other expenses
   of $290,221)
Issuance of compensatory stock options
Recognition of stock option compensation
Forfeitures of stock options
Net loss
                                           -----------    ------------    -----------    ------------    ----------   -----------

Balance as of December 31, 1998              5,000,000    $  5,000,000      1,000,000    $  1,000,000     1,000,000   $ 1,000,000
                                           -----------    ------------    -----------    ------------    ----------   -----------


Issued Preferred Series III Class B
   858,400 shares, $1 par
Issuance of compensatory stock options
Recognition of stock option compensation
Forfeitures of stock options
Net loss
                                           -----------    ------------    -----------    ------------    ----------   -----------

Balance as of December 31, 1999              5,000,000    $  5,000,000      1,000,000    $  1,000,000     1,000,000   $ 1,000,000
                                           -----------    ------------    -----------    ------------    ----------   -----------


Issued Preferred Series III Class B 245
   shares, $1 par
Issued Preferred Series IV Class
 B 1,133,800 shares, $1 par
Recognition of stock option compensation
Forfeitures of stock options
Conversion of preferred stock into
  common stock                              (3,151,500)     (3,151,500)      (633,600)       (633,600)     (510,750)     (510,750)
Redemption of preferred stock                  (22,000)        (22,000)
Dividends declared
Net loss
                                           -----------    ------------    -----------    ------------    ----------   -----------

Balance as of December 31, 2000              1,826,500    $  1,826,500        366,400    $    366,400       489,250   $   489,250
                                             =========    ============        =======    ============       =======   ===========


                                                   Series III Class B             Series IV Class B            Common
                                                ------------------------  -----------------------      ----------------------
                                                  Shares        Amount      Shares        Amount          Shares      Amount
                                                ----------     ---------  ----------    ----------     ----------   ----------
Balance as of December 31, 1997                    --      $      --            --      $      --      14,000,000   $     --

Issued Preferred Series I Class B
   8,000 shares, $1 par
Issued Preferred Series II Class B
   54,300 shares, $1 par
Issued Preferred Series III Class B
   301,800 shares, $1 par (net of
   commissions and other expenses
   of $290,221)                                 301,800        301,800           --            --
Issuance of compensatory stock options
Recognition of stock option compensation
Forfeitures of stock options
Net loss
                                             ----------    -----------    ----------    -----------    ----------   ----------

Balance as of December 31, 1998                 301,800    $   301,800          --      $      --      14,000,000   $     --
                                             ----------    -----------    ----------    -----------    ----------   ----------



Issued Preferred Series III Class B
   858,400 shares, $1 par                       858,400         858,400          --              --
Issuance of compensatory stock options
Recognition of stock option compensation
Forfeitures of stock options
Net loss
                                             ----------    -----------    ----------    -----------    ----------   ----------

Balance as of December 31, 1999               1,160,200    $ 1,160,200          --      $      --      14,000,000   $     --
                                             ----------    -----------    ----------    -----------    ----------   ----------



Issued Preferred Series III Class B 245
   shares, $1 par                                   245             245
Issued Preferred Series IV Class
 B 1,133,800 shares, $1 par                                                1,133,800      1,133,800
Recognition of stock option compensation
Forfeitures of stock options
Conversion of preferred stock into
  common stock                               (1,002,200)    (1,002,200)      (67,800)       (67,800)    5,365,850
Redemption of preferred stock
Dividends declared
Net loss
                                             ----------    -----------    ----------    -----------    ----------   ----------

Balance as of December 31, 2000                 158,245    $   158,245     1,066,000    $ 1,066,000    19,365,850   $     --
                                                =======    ===========     =========    ===========    ==========   ===========



                                              Additional
                                               Paid-in     Unearned      Accumulated
                                               Capital    Compensation      Deficit         Total
                                            ------------  ------------  --------------   ----------
  Balance as of December 31, 1997            $13,525,052   $(749,289)   $ (8,914,651)   $10,798,812

  Issued Preferred Series I Class B
     8,000 shares, $1 par                         32,000                                     40,000
  Issued Preferred Series II Class B
     54,300 shares, $1 par                       488,700                                    543,000
  Issued Preferred Series III Class B
     301,800 shares, $1 par (net of
     commissions and other expenses
     of $290,221)                              2,425,979                                  2,727,779
  Issuance of compensatory stock options          70,000    (70,000)
  Recognition of stock option compensation                  286,122                         286,122
  Forfeitures of stock options                  (162,250)   162,250
  Net loss                                                                (5,704,088)    (5,704,088)
                                             -----------   ---------    ------------    -----------

  Balance as of December 31, 1998            $16,379,481   $(370,917)   $(14,618,739)   $ 8,691,625
                                             -----------   ---------    ------------    -----------


  Issued Preferred Series III Class B
     858,400 shares, $1 par                    7,266,914                                  8,125,314
  Issuance of compensatory stock options         214,354    (214,354)
  Recognition of stock option compensation                   104,122                        104,122
  Forfeitures of stock options                  (295,514)    295,514
  Net loss                                                                (8,233,508)    (8,233,508)
                                             -----------   ---------    ------------    -----------

  Balance as of December 31, 1999            $23,565,235   $(185,635)   $(22,852,247)   $ 8,687,553
                                             -----------   ---------    ------------    -----------

  Issued Preferred Series III Class B 245
     shares, $1 par                                2,205                                       2,450
  Issued Preferred Series IV Class
   B 1,133,800 shares, $1 par                 10,187,414                                  11,321,214
  Recognition of stock option compensation       631,801     179,869                         811,670
  Forfeitures of stock options                    (5,766)      5,766
  Conversion of preferred stock into
    common stock                               5,365,850
  Redemption of preferred stock                                              (15,400)        (37,400)
  Dividends declared                          (2,971,976)                                 (2,971,976)
  Net loss                                                               (10,444,609)    (10,444,609)
                                             -----------   ---------    ------------    -----------

  Balance as of December 31, 2000            $36,774,763   $    --      $(33,312,256)   $ 7,368,902
                                             ===========   =========    ============    ===========

         See accompanying notes to the financial statements.

RETRACTABLE TECHNOLOGIES, INC.

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                               Years ended December 31,
                                                                ----------------------------------------------------
                                                                      2000               1999              1998
                                                                ----------------     ------------    ---------------
   Cash flows from operating activities:
     Net loss                                                   $    (10,444,609)    $ (8,233,508)   $    (5,704,088)
     Depreciation and amortization                                       938,570          950,471            807,060
     Provision for doubtful accounts                                      68,379           10,972                  -
     Recognition of stock option compensation                            811,670          104,122            286,122
     Adjustments to reconcile net loss to net cash
          used in operating activities:
             Increase in inventories                                    (897,674)         (24,004)          (173,308)
             (Increase) decrease in accounts and note
               receivable                                             (1,794,207)        (509,668)             6,320
             (Increase) decrease in other current assets                (378,958)           3,303            (34,603)
             Increase (decrease) in accounts payable
                  and note payable to related party                    1,024,192          485,958           (647,460)
             Increase in marketing fees payable                        1,598,546          338,526                  -
             Increase in other accrued liabilities                       792,965          209,104             70,811
                                                                ----------------     ------------    ---------------
                  Net cash used by operating activities               (8,281,126)      (6,664,724)        (5,389,146)
                                                                ----------------     ------------    ---------------
   Cash flows from investing activities:
     Purchase of property, plant and equipment                        (2,687,464)      (1,960,609)        (1,179,547)
     Acquisition of patents, trademarks and licenses                     (46,163)         (39,077)           (45,095)
     Sale of restricted certificates of deposit                          600,000                -                  -
                                                                ----------------     ------------    ---------------
                  Net cash used by investing activities               (2,133,627)      (1,999,686)        (1,224,642)
                                                                ----------------     ------------    ---------------
   Cash flows from financing activities:
     Borrowings under long-term debt and notes payable                 7,000,000                -             25,749
     Repayments of long-term debt and notes payable                   (1,817,858)        (442,762)          (438,000)
     Proceeds from issuance of preferred stock                        11,338,000        8,584,000          3,601,000
     Commissions and other expenses related to
        preferred stock issuance                                         (14,336)        (458,686)          (290,221)
     Payment on redemption of preferred stock                            (37,400)               -                  -
     Payment of preferred dividends                                   (2,971,976)               -                  -
                                                                ----------------     ------------    ---------------
                  Net cash provided by financing activities           13,496,430        7,682,552          2,898,528
                                                                ----------------     ------------    ---------------
   Net increase (decrease) in cash                                     3,081,677         (981,858)        (3,715,260)
   Cash and cash equivalents at:
     Beginning of period                                                 646,005        1,627,863          5,343,123
                                                                ----------------     ------------    ---------------
     End of period                                              $      3,727,682     $    646,005    $     1,627,863
                                                                ================     ============    ===============
   Supplemental disclosures of cash flow
     information:
     Interest paid                                              $        337,745     $    281,905    $       324,116
                                                                ================     ============    ===============
   Supplemental schedule of noncash financing
     activities:
     Acquisition of equipment through capital lease             $              -     $    109,724    $        50,435
                                                                ================     ============    ===============

              See accompanying notes to the financial statements.

RETRACTABLE TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.     BUSINESS OF THE COMPANY

       Retractable Technologies, Inc. (the "Company") was incorporated in Texas on May 9, 1994, to design, develop, manufacture and market safety syringes and other safety medical products for the health care profession. The Company began to develop its manufacturing operations in 1995. The Company's manufacturing and administrative facilities are located in Little Elm, Texas. The Company's primary products are the VanishPoint(R) Syringe in the 3cc, 5cc and 10cc sizes and blood collection tube holders. The Company has conducted preliminary clinical evaluations and worked with national distributors to encourage healthcare facilities to transition from the use of standard syringes to the VanishPoint(R) Syringe. Preliminary shipments, which commenced in February 1997, included syringes for hospital product evaluations as well as for sale in clinics and other healthcare settings.

       Prior to the year 2000, the Company was considered a development stage enterprise for financial reporting purposes as significant efforts were devoted to raising capital, financial planning, research and development, acquiring equipment, training personnel, developing markets and starting up production. The Company completed its development stage activities in the second quarter of 2000.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Accounting estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

       Cash and cash equivalents

       For purposes of reporting cash flows, cash and cash equivalents include unrestricted cash and investments with original maturities of three months or less.

       Inventories

       Inventories are valued at the lower of cost or market, with cost being determined using a standard cost method, which approximates average cost. Provision is made for any excess or obsolete inventories.

       Property, plant and equipment

       Property, plant and equipment are stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred. Cost includes major expenditures for improvements and replacements which extend useful lives or increase capacity and interest cost associated with significant capital additions. For the years ended December 31, 2000, 1999 and 1998, the Company capitalized interest of approximately $274,000, $169,000 and $105,000, respectively. Gains or losses from property disposals are included in income.

       Depreciation and amortization are calculated using the straight-line method over the following useful lives:

       Production equipment                                     3 to 13 years
       Office furniture and equipment                           3 to 10 years
       Building                                                 39 years
       Building improvements                                    15 years
       Automobiles                                               7 years

       Long-lived assets

       When events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable, the Company will review the net realizable value of the long-lived assets through an assessment of the estimated future cash flows related to such assets. In the event that assets are found to be carried at amounts which are in excess of estimated gross future cash flows, the assets will be adjusted for impairment to a level commensurate with a discounted cash flow analysis of the underlying assets.

       Restricted certificates of deposit

       Investments in certificates of deposit are restricted in accordance with the terms of certain notes payable.

       Intangible assets and deferred charges

       Intangible assets are stated at cost and consist primarily of patents, a license agreement granting exclusive rights to use patented technology, and trademarks which are amortized using the straight-line method over 17 years. Other intangible assets consist of deferred charges for loan origination fees, which are amortized over the life of the debt.

RETRACTABLE TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       Financial instruments

       The fair market value of financial instruments is determined by reference to various market data and other valuation techniques as appropriate. The Company believes that the fair value of financial instruments approximates their recorded values.

       Concentrations of credit risk

       The Company's financial instruments exposed to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable. Cash balances, some of which exceed the federally insured limits, are maintained in financial institutions; however, management believes the institutions are of high credit quality. The majority of accounts receivable are due from companies which are well-established entities. As a consequence, management considers any exposure from concentrations of credit risks to be limited. The Company has a high concentration of sales with one significant customer. For the year ended December 31, 2000, the aforementioned customer accounted for $5,018,105 or 52% of net sales, and their accounts receivable balance at December 31, 2000 was $1,775,600.

       Revenue recognition

       Revenue is recognized for sales to distributors when title and risk of ownership passes to the distributor, generally upon shipment. Revenue is recorded on the basis of sales price to distributors. Revenues on sales to distributors for federal or GPO contracts are recorded net of contractual pricing allowances to those end customers. Revenue for shipments directly to end users is recognized when title and risk of ownership passes from the Company. Any product shipped or distributed for evaluation purposes is expensed.

       Marketing fees

       The Company pays its distributors marketing fees for services provided by distributors. These services include participation in promotional activities, development of educational and promotional materials, representation at trade shows, clinical demonstrations, inservicing and training, and tracking reports detailing the placement of the Company's products to end users. Marketing fees are accrued at the time of the sale of product to the distributor. These fees are paid after the distributor provides the Company a tracking report of product sales to end users. These costs are included in sales and marketing expense in the Statements of Operations.

       Income taxes

       The Company provides for deferred income taxes in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires an asset and liability approach for financial accounting and reporting for income taxes based on the tax effects of differences between the financial statement and tax bases of assets and liabilities, based on enacted rates expected to be in effect when such basis differences reverse in future periods. Deferred tax assets are periodically reviewed for realizability. Valuation allowances are recorded when realizability of deferred tax assets is not likely.

       Earnings per share

       The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share," which establishes standards for computing and presenting earnings per share. Basic earnings per share is computed by dividing net earnings for the period (adjusted for any cumulative dividends for the period) by the weighted average number of common shares outstanding during the period. The weighted average number of shares outstanding was 14,716,190, 14,000,000, and 14,000,000 for the periods ended December 31, 2000, 1999, and 1998, respectively. The Company's potentially dilutive common stock equivalents including warrants, options and convertible debt are all antidilutive as the Company is in a loss position. Accordingly, basic loss per share is equal to diluted loss per share and is presented on the same line for income statement presentation. Cumulative preferred dividends of approximately $3,700,000, $3,000,000 and $2,100,000 have been added to net losses for the years ended December 31, 2000, 1999, and 1998, respectively, to arrive at net loss per share.

       Research and development costs

       Research and development costs are expensed as incurred.

       Stock-based compensation

       The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which establishes accounting and reporting standards for stock-based employee compensation plans. As permitted by SFAS 123, the Company has elected not to adopt the fair value based method of accounting for stock-based employee compensation and will account for such arrangements under Accounting Principles Board Opinion No. 25. Accordingly, compensation cost for stock options issued to directors, officers and employees is measured as the excess, if any, of the fair market value of the Company's stock at the date of grant over the amount the director, officer or employee must pay to acquire the stock. Employee expense is recognized ratably from the date of grant over the vesting period of the option. The Company accounts for stock options issued to non-employees in accordance with SFAS 123. Non-employee expense is recognized based upon the shorter of the contract period or vesting period, as applicable. Unearned compensation reflected in the Stockholders' Equity section of the balance sheet is the portion of such compensation that has not been charged to operations.

RETRACTABLE TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
 3.    LIQUIDITY

       The Company has been successful in completing five rounds of private equity financing totaling approximately $43 million over the last five years with its last round totaling approximately $11 million from January through June of 2000. However, the Company has incurred substantial losses and negative cash flows from operations in every fiscal period since inception. For the years ended December 31, 2000, 1999, and 1998, the Company incurred a loss from operations of approximately $10.4 million, $8.2 million and $5.6 million, respectively. For the years ended December 31, 2000, 1999 and 1998, the Company had negative cash flows from operating activities of $8.3 million, $6.7 million and $5.4 million, respectively. As of December 31, 2000 and 1999, the Company had accumulated deficits of approximately $33.3 million and $22.9 million, respectively. As discussed in Note 1, the Company was considered a development stage enterprise for financial reporting purposes until May of the second quarter of 2000. Management expects to reach a break-even operating point during the year ending December 31, 2001. The Company has a high concentration of sales with one significant customer. The Company plans to devote significant resources to expansion of production capacity to meet current and future expected increases in sales activity. Failure to generate sufficient revenues or raise additional capital could have a material adverse effect on the Company's ability to continue as a going concern and to achieve its intended business objectives.

4.     INVENTORIES

       Inventories consist of the following:

                                                         December 31,
                                              -------------------------------
                                                    2000               1999
                                              --------------     ------------
       Raw materials                          $   752,660        $   405,823
       Work in process                            528,137             27,699
       Finished goods                             333,263            268,766
                                                ---------           --------
                                                1,614,060            702,288
       Inventory reserve                          (38,424)           (24,326)
                                                ---------           --------
                                              $ 1,575,636        $   677,962
                                                =========           ========

5.     PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment consist of the following:

                                                                      December 31,
                                                            ----------------------------------
                                                                 2000               1999
                                                            --------------      --------------
       Land                                                 $      261,893      $    261,893
       Building and building improvements                        1,839,667         1,767,185
       Production equipment                                      8,200,432         7,719,979
       Office furniture and equipment                              575,657           596,058
       Construction in progress                                  4,292,994         2,306,916
       Automobiles                                                  21,858            21,858
                                                            --------------      ------------
                                                                15,192,501        12,673,889
       Accumulated depreciation and amortization                (3,289,709)       (2,572,365)
                                                            --------------      ------------
                                                            $   11,902,792      $ 10,101,524
                                                            ==============      ============

       Acquisition costs of production equipment financed through capital leases were $1,118,556 at December 31, 2000 and 1999. Accumulated amortization on these leases was $457,636 and $358,552 at December 31, 2000 and 1999, respectively.

       Depreciation expense and capital lease amortization expense for the years ended December 31, 2000, 1999 and 1998 was $886,196, $892,651 and
       $761,282, respectively.

RETRACTABLE TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

6.   INTANGIBLE ASSETS AND DEFERRED CHARGES

     Intangible assets and deferred charges consist of the following:

                                                          December 31,
                                                    ------------------------
                                                       2000          1999
                                                    -----------  -----------

     License agreement                              $   500,000  $   500,000
     Trademarks and patents                             188,620      182,590
     Loan origination fees                               66,071       25,938
                                                    -----------  -----------
                                                        754,691      708,528
     Accumulated amortization                          (224,888)    (172,514)
                                                    -----------  -----------
                                                    $   529,803  $   536,014
                                                    ===========  ===========

     In 1995, the Company entered into the license agreement with an officer of the Company for the exclusive right to manufacture, market and distribute products utilizing automated retraction technology. This technology is the subject of various patents and patent applications owned by the officer of the Company. The initial licensing fee of $500,000 is being amortized over 17 years. The license agreement also provides for quarterly payments of a 5% royalty fee to the officer on gross sales. The royalty fee expense is recognized in the period in which it is earned. Royalty fees of $543,968, $194,247 and $46,098 are included in cost of sales for the years ended December 31, 2000, 1999, and 1998, respectively.

     Amortization expense for the years ended December 31, 2000, 1999, and 1998 was $52,374, $57,820 and $45,778, respectively.

7.   LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                                                  December 31,
                                                                                         --------------------------------
                                                                                             2000                 1999
                                                                                         ------------        ------------
     Small Business Administration note payable to Texas Bank for a maximum of
     $1,000,000, all of which was drawn during 1997. Payable in monthly principal and interest installments of approximately $16,000. Interest at prime plus 1.5%; 11% on December 31, 2000; adjustable quarterly. Matures on
     July 1, 2003. Collateralized by equipment. Guaranteed by an officer.                $    430,198        $    569,630

     Note payable to 1st International Bank. Payable in monthly principal and interest installments of approximately $14,000 for five years, based on 20 year amortization schedule. Interest adjustable annually, prime plus 1%;
     10.5% on December 31, 2000. Collateralized by land and building, matures
     with balloon payment on February 18, 2005. Guaranteed by an officer.                   1,479,706                   -

     Note payable to 1st International Bank. Interest only payments, matures
     February 18, 2001. Interest at prime plus 1%; 10.5% on December 31, 2000.
     Collateralized by accounts receivable. Guaranteed by an officer. Subsequent to December 31, 2000, the agreement was renewed with a due date of February
     18, 2002.                                                                                500,000                   -

     Note payable to Abbott Laboratories. Interest accrues at prime plus 1%;
     10.5% on December 31, 2000. Interest only is payable quarterly beginning
     June 30, 2001. Loan matures on June 30, 2005. Convertible into common stock at $10 per share. Covenants require the Company to maintain a defined
     senior debt to equity ratio.                                                           5,000,000                   -

     Notes payable to Western Bank and Trust. Paid in full February 2000 with
     proceeds from 1st International Bank loan.                                                     -           1,150,789

RETRACTABLE TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     Note payable to Legacy Bank of Texas. Payable in monthly installments of approximately $8,000 plus interest. Interest at prime plus 1%; 10.5% on
     December 31, 2000; adjustable daily. Matures on July 10, 2004.
     Collateralized by certain machinery and equipment, a certificate of deposit of $200,000 and restrictions on the transfer of certain patents. The certificate of deposit was applied against the principal balance in 2000.
     Covenants require the Company to achieve coverage ratios or maintain defined debt a defined ratio of total liabilities to total net worth.
     Guaranteed by an officer.                                                                163,452             464,881

     Note payable to First State Bank of Texas monthly principal and in interest installments of approximately $400. Interest at 7.5%. Matured and paid in
     full on August 13, 2000. Collateralized by company vehicle.                                    -               3,333

     Note payable to AFCO. Payable in monthly principal and interest installments of approximately $2,000. Interest at 8.8%. Matured and paid in
     full on May 28, 2000.                                                                          -               7,491

     Capital lease obligations payable in monthly installments ranging from approximately $500 to $10,000 through October, 2004. Interest at rates from
     9.98% to 14.18%. Collateralized by certain machinery and equipment.
     Covenants require the Company to maintain a minimum tangible net worth and a specific ratio of total liabilities to tangible net worth. Guaranteed by
     an officer.                                                                              578,450             773,540
                                                                                         ------------        ------------
                                                                                            8,151,806           2,969,664
     Less: current portion                                                                   (971,676)           (463,329)
                                                                                         ------------        ------------
                                                                                         $  7,180,130        $  2,506,335
                                                                                         ============        ============

     The aggregate maturities of long-term debt as of December 31, 2000 are as follows:

     2001                                                                                                    $    971,676
     2002                                                                                                         463,182
     2003                                                                                                         292,567
     2004                                                                                                          73,767
     2005                                                                                                       6,350,614
     Thereafter                                                                                                         -
                                                                                                             ------------
          Total                                                                                              $  8,151,806
                                                                                                             ============

     For the year ended December 31, 2000, the Company was in violation of certain financial covenants with Abbott Laboratories, Legacy Bank of Texas and Fleet Capital (Fleet violations related to capital leases). The Company obtained a waiver for violations with Abbott Laboratories and Legacy Bank as of December 31, 2000 and through June 30, 2001 and January 1, 2002, respectively. The Company expects to be in full compliance with the Abbott Agreement by the third quarter of 2001. The Company obtained a waiver for violation from Fleet Capital as of December 31, 2000, and the capital lease agreement was amended to change the required ratios. The Company expects to be in full compliance with the amended ratios as of the end of the first quarter of 2001 and going forward.

8.   INCOME TAXES

     The Company did not provide any current or deferred income tax provision or benefit for any of the periods presented because it has experienced net operating losses since its inception. At December 31, 2000, the Company had available federal and state net operating loss carryforwards of approximately $33.1 million and $33.0 million, respectively. The federal and state net operating loss carryforwards will begin to expire in the years 2010 and 2001, respectively.

     Deferred taxes are provided for those items reported in different periods for income tax and financial reporting purposes. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below:

RETRACTABLE TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                                         December 31,
                                                                              ----------------------------------
                                                                                    2000               1999
                                                                              --------------     ---------------
     Deferred tax assets:
        Net operating loss carryforwards                                      $   12,556,187     $     9,084,478
        Non-employee option expense                                                  307,826                   -
        Inventory                                                                     72,623             110,566
        Intangible assets                                                             19,943              31,589
        Accrued expenses and reserves                                                605,166              54,213
                                                                              --------------     ---------------
          Total deferred tax assets                                               13,561,745           9,280,846


     Deferred tax liabilities:
        Property and equipment                                                    (1,220,683)         (1,007,274)
                                                                              --------------     ---------------

     Valuation allowance                                                         (12,341,062)         (8,273,572)
                                                                              --------------     ---------------
          Net deferred tax assets                                             $            -     $             -
                                                                              ==============     ===============

     Management believes that, based on the history of the losses and other factors, the weight of available evidence indicates that it is more likely than not that the Company will not be able to realize its net deferred tax assets, therefore a full valuation reserve has been recorded. Management evaluates on a periodic basis the recoverability of deferred tax assets and the valuation allowance. At such time as it is determined that it is more likely than not that deferred tax assets are realizable the valuation allowance will be reduced.

     A reconciliation of income taxes based on the federal statutory rate and the provision for income taxes, had one been provided, is summarized as follows:

                                                                                                   December 31,
                                                                              --------------------------------------------------
                                                                                    2000               1999            1998
                                                                              --------------     ---------------    ------------
     Income tax (benefit) at the federal statutory rate                           (35.0)%             (35.0)%           (35.0)%
     State tax (benefit), net of federal (benefit)                                 (2.9)               (2.7)             (2.6)
     Increase in valuation allowance                                               38.9                35.6              36.8
     Permanent differences                                                          0.1                 0.6               1.9
     Other                                                                         (1.1)                1.5              (1.1)
                                                                              ---------           ---------          --------
       Effective tax (benefit) rate                                                   -                   -                 -
                                                                              =========           =========          ========

9.   STOCKHOLDERS' EQUITY

     Preferred stock

     The Company has two classes of preferred stock, Class A and Class B. The Class B Preferred Stock has four series: Series I, Series II, Series III, and Series IV.

     In September 2000, the Company redeemed 541,500 shares of the Class A Stock pursuant to its rights under the Class A certificate of designation. Under the provisions of the Class A certificate of designation, the Company redeemed 22,000 shares of the Class A Stock for an aggregate price of $37,624 which was equal to the redemption price of $1.70 per share plus accrued and unpaid dividends through the redemption date. Pursuant to the certificate of designation, shareholders owning any of the certificates selected for redemption were entitled to convert their shares into common stock on a one for one share basis and payment of accrued and unpaid dividends in lieu of being paid the redemption price. Accordingly, 519,500 shares of Class A Stock were converted into 519,500 shares of common stock.

     In October 2000, the Company issued an Important Notice of Registration of Public Sale of Common Stock to all holders of the preferred stock in accordance with the requirements of each of the certificates of designation. A follow up notice entitled Extension of Deadline for Response to Important Notice of Public Sale of Common Stock of Retractable Technologies, Inc. was sent in November 2000. Pursuant to the rights set forth in the various certificates of designation, the preferred stockholders had the right to give notice of their desire to have the shares of common stock (attained through conversion of their preferred stock) participate in the registration. Pursuant to these rights, 128 Class A shareholders, 152 Series I shareholders, 119 Series II shareholders, 236 Series III shareholders, and 21 Series IV shareholders converted their preferred shares into shares of common

RETRACTABLE TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       stock on a one for one basis. The Class A shareholders originally purchased their preferred stock for $1 per share. The Series I, II, III and IV shareholders originally purchased their shares for $5, $10, $10 and $10 per share, respectively. In exchange for each share of the preferred stock, the shareholders were entitled to one share of common stock plus all dividends accrued through the dates of conversion, which amounts to an aggregate amount of $4,518,335. These accrued dividends will be paid if and when declared by the board of directors. An aggregate of 4,846,350 shares of common stock were issued as a result of converting preferred shareholders.

       Class A
       -------

       The Company authorized 5,000,000 shares of $1 par value Class A Convertible Preferred Stock ("Class A Stock") in April 1995. There were 1,826,500 and 5,000,000 shares outstanding at December 31, 2000 and 1999. Holders of Class A Stock are entitled to receive a cumulative annual cash dividend of $.12 per share, payable quarterly if declared by the board of directors. Holders of Class A Stock generally have no voting rights until dividends are in arrears and unpaid for twelve consecutive quarters. In such case, the holders of Class A Stock have the right to elect one-third of the board of directors of the Company. At December 31, 2000 and 1999, approximately $95,000 and $2,617,000, respectively, of dividends which have not been declared were in arrears.

       Class A Stock is redeemable after three years from the date of issuance at the option of the Company at a price of $1.70 per share, plus all accrued and unpaid dividends. Each share of Class A Preferred Stock may be converted to one share of common stock after three years from the date of issuance at the option of the shareholder. In the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, holders of Class A Stock then outstanding are entitled to $1.50 per share plus all accrued and unpaid dividends, prior to any distributions to holders of Class B preferred stock or of common stock.

       On July 26, 2000, the Board of Directors declared dividends on the Class A Convertible Preferred Stock. On July 27, 2000, dividends were paid through June 30, 2000, in the amount of $2,818,542.

       On September 1, 2000, the Board of Directors declared the third quarter dividend of $150,000 on the Class A Convertible Preferred Stock. These dividends were accrued as of September 30, 2000. The dividends were paid on October 12, 2000.

       As a result of the aforementioned September 2000 redemption and conversion, the Company paid $3,434 in dividends on the Class A Convertible Preferred Stock.

       Class B
       -------

       The Company has authorized 5,000,000 shares of $1 par value Convertible Preferred Stock which have been allocated among Series I, II, III and IV in the amounts of 1,000,000, 1,000,000, 1,160,200 and 1,300,000 shares, respectively. The remaining 539,800 authorized shares have not been assigned a series.

       Series I Class B
       ----------------

       There were 1,000,000 shares of $1 par value Series I Class B Convertible Preferred Stock ("Series I Class B Stock") issued and 366,400 and 1,000,000 shares outstanding at December 31, 2000 and 1999, respectively. Holders of Series I Class B Stock are entitled to receive a cumulative annual dividend of $.50 per share, payable quarterly if declared by the board of directors. At December 31, 2000 and 1999 approximately $2,152,000 and $1,690,000, respectively, of dividends which have not been declared were in arrears.

       Series I Class B Stock is redeemable after three years from the date of issuance at the option of the Company at a price of $7.50 per share, plus all accrued and unpaid dividends. Each share of Series I Class B Stock may, at the option of the stockholder, be converted to one share of common stock after three years from the date of issuance or in the event the Company files an initial registration statement under the Securities Act of 1933. In the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, holders of Series I Class B Stock then outstanding are entitled to $6.25 per share, plus all accrued and unpaid dividends, after distribution obligations to Class A Stock have been satisfied and prior to any distributions to holders of Series II Class B Convertible Preferred Stock ("Series II Class B Stock"), Series III Class B Convertible Preferred Stock ("Series III Class B Stock") or common stock.

       Series II Class B
       -----------------

       There were 1,000,000 shares of $1 par value Series II Class B Stock issued and 489,250 and 1,000,000 shares outstanding at December 31, 2000 and 1999, respectively. Holders of Series II Class B Stock are entitled to receive a cumulative annual dividend of $1.00 per share, payable quarterly if declared by the board of directors. Holders of Series II Class B Stock generally have no voting rights until dividends are in arrears and unpaid for twelve consecutive quarters. In such case, the holders of Series II Class B Stock have the right to elect one-third of the board of directors of the Company. As of December 31, 2000, dividends were in arrears for twelve consecutive quarters. Accordingly, the Series II shareholders will have the right to enforce the aforementioned voting rights at the next annual meeting of shareholders. At December 31, 2000 and 1999 approximately $3,166,000 and $2,227,000, respectively, of dividends which have not been declared were in arrears.

       Series II Class B Stock is redeemable after three years from the date of issuance at the option of the Company at a price of $15.00 per share plus all accrued and unpaid dividends. Each share of Series II Class B Stock may, at the option of the stockholder, be converted to one share of common stock after three years from the date of issuance or in the event the Company files an initial registration statement under the Securities Act of 1933. In the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, holders of Series II Class B Stock then outstanding are entitled to $12.50 per share, plus all accrued and unpaid dividends, after distribution obligations to holders of Class A Stock and Series I Class B Stock have been satisfied and prior to any distributions to holders of Series III Class B Stock or common stock.

RETRACTABLE TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       Series III Class B
       ------------------

       There were 1,160,200 shares of $1 par value Series III Class B Stock issued and outstanding at December 31, 1999. As of December 31, 2000 there were 1,160,445 shares issued and 158,245 shares outstanding. Holders of Series III Class B Stock are entitled to receive a cumulative annual dividend of $1.00 per share, payable quarterly if declared by the board of directors. At December 31, 2000 and 1999, approximately $1,979,000 and $942,000, respectively, of dividends which have not been declared were in arrears.

       Series III Class B Stock is redeemable after three years from the date of issuance at the option of the Company at a price of $15.00 per share, plus all accrued and unpaid dividends. Each share of Series III Class B Stock may, at the option of the stockholder, be converted to one share of common stock after three years from the date of issuance or in the event the Company files an initial registration statement under the Securities Act of 1933. In the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, holders of Series III Class B Stock then outstanding are entitled to $12.50 per share, plus all accrued and unpaid dividends, after distribution obligations to Class A Stock, Series I Class B Stock and Series II Class B Stock have been satisfied and prior to any distributions to holders of common stock.

       Series IV Class B
       -----------------

       On January 11, 2000, the Company issued a Private Placement Memorandum offering up to 1,300,000 shares of its Series IV Class B Convertible Preferred Stock ("Series IV Class B Stock") at $10 per share. There were 1,133,800 shares issued and 1,066,000 shares outstanding at December 31, 2000.

       Series IV Class B Stock ranks senior to the Company's common stock with respect to dividends and upon liquidation, dissolution or winding up, but secondary to the Company's Class A Stock; and Series I Class B, Series II Class B and Series III Class B Stock. Holders of Series IV Class B Stock will be entitled to receive a cumulative annual dividend of $1.00 per share, payable quarterly, if declared by the board of directors. Holders of Series IV Class B Stock generally have no voting rights. At December 31, 2000, approximately $734,000 of dividends which have not been declared were in arrears.

       Series IV Class B Stock is redeemable after three years from the date of issuance at the option of the Company at a price of $11.00 per share plus all accrued and unpaid dividends. Each share of Series IV Class B Stock may, at the option of the stockholder any time subsequent to three years from date of issuance, be converted into common stock at a conversion price of $10 per share, or in the event the Company files an initial registration statement under the Securities Act of 1933. In the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Series IV Class B Stock then outstanding are entitled to receive liquidating distributions of $11.00 per share, plus accrued and unpaid dividends.


       Common stock

       The Company is authorized to issue 100,000,000 shares of no par value common stock, of which 19,365,850 and 14,000,000 shares are issued and outstanding at December 31, 2000 and 1999, respectively.

10.    RELATED PARTY TRANSACTIONS

       The Company has a lease with Mill Street Enterprises ("Mill Street"), a sole proprietorship owned by a Board member, for sales and marketing offices in Lewisville, Texas. During the years ended December 31, 2000, 1999, and 1998, the Company paid $33,400, $22,800 and $22,800, respectively, under this lease.

       During the years ended December 31, 2000, 1999, and 1998, the Company paid $14,006, $23,381, and $30,258, respectively, to family members of its chief executive officer for various consulting services. During the years ended December 31, 2000, 1999, and 1998, the Company paid $129,817, $96,372, and $127,921, respectively, to a former director for various consulting services.

       The Company entered into a consulting agreement with Lillian E. Salerno, a director and shareholder, d/b/a MediTrade International, a sole proprietorship, on June 1, 2000. The contract was amended on August 23, 2000 and now expires on May 31, 2001. MediTrade has agreed to establish contacts with major European entities to develop marketing and distribution channels as well as licensing agreements. Ms. Salerno will be paid $16,667 per month and reimbursed for business expenses incurred on behalf of the Company, not to exceed $5,000 per month without prior approval for the term of the contract. During the year ended December 31, 2000, the Company paid $183,226 under this agreement.

       The Company entered into a Consulting Agreement on March 15, 2000, with International Export and Consulting where International Export and Consulting agreed to advise the Company with respect to selection of an international distribution network, potential strategic

RETRACTABLE TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       partners, and future licensing for VanishPoint(R) technology in the Middle East. In exchange, the Company agreed to pay a consulting fee in the amount of $2,000 a month for ten months as well as issue nonqualified stock options for 61,000 shares of common stock at an exercise price of $10 per share. The Company expensed approximately $115,000 related to the options issued. Marwan Saker, a principal in International Export and Consulting, is a director of the Company. During the year ended December 31, 2000, the Company paid $18,000 under this agreement.

       The Company has a license agreement with an officer of the Company. See
       Note 6.

11.    STOCK OPTIONS AND WARRANTS

       Stock options

       The Company has three stock option plans that provide for the granting of stock options to officers, employees and other individuals. During 1999, the Company approved the 1999 Stock Option Plan. The 1999 Plan is the only plan with stock option awards available for grant and the Company has reserved 2,000,000 shares of common stock for use upon the exercise of options under this plan.

       The Company also has shares outstanding under the 1996 Incentive Stock Option Plan and the 1996 Stock Option Plan for Directors and Other Individuals. All plans are administered and exercise prices at which options are granted are determined by a committee appointed by the board of directors. Shares exercised come from the Company's authorized but unissued common stock. The options vest over periods up to three years from the date of grant and generally expire ten years after the date of grant. All options issued under the 1996 plans expire three months after termination of employment or service to the Company. No options have been exercised under these plans.

       Director, officer and employee options

       Pro forma information regarding net income is required by SFAS 123. This information has been derived as if the Company had accounted for its directors, officers and employee stock options under the fair value method in accordance with SFAS 123. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2000, 1999, and 1998: no dividend yield; expected volatility of 0%; risk-free interest rates of 5.9%, 5.9%, and 5.4%, respectively; and expected lives of 5.8 years, 5.3 years and 5.3 years, respectively. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option vesting periods. The Company's pro forma information follows:

                                                                    Years Ended December 31,
                            ------------------------------------------------------------------------------------------------
                                         2000                  1999                                       1998
                            ------------------------------  --------------------------------  ------------------------------
                                  As                               As                               As
                               Reported        Pro Forma        Reported        Pro Forma        Reported        Pro Forma
                            --------------  --------------  ---------------  ---------------  ------------  ----------------
       Net loss             $  (10,444,609) $  (10,515,168) $    (8,233,508) $    (8,341,433) $ (5,704,088) $     (5,842,497)
       Net loss per share   $         (.96) $         (.97) $          (.80) $          (.81) $       (.56) $           (.57)

       The effects of applying FAS 123 in this pro forma disclosure are not indicative of future amounts as FAS 123 does not consider additional awards anticipated in the future.

RETRACTABLE TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     A summary of director, officer and employee options granted and outstanding under the Plans is presented below:

                                                                          Years Ended December 31,
                                        -----------------------------------------------------------------------------------------
                                                  2000                            1999                           1998
                                        ---------------------------     ---------------------------    --------------------------
                                                         Weighted                        Weighted                       Weighted
                                                         Average                         Average                        Average
                                                         Exercise                        Exercise                       Exercise
                                          Shares           Price          Shares           Price         Shares           Price
                                        ----------     ------------     ----------     ------------    -----------     ----------
Outstanding at beginning of period         996,605     $       8.38        566,855     $       6.01        460,305     $     4.28
   Granted at prices in excess of
     fair market value                     460,575            10.00        715,950            10.00        177,800          10.00
   Granted at prices below
     fair market value                           -                -          8,500             4.53              -              -
   Exercised                                     -                -              -                -              -              -
   Forfeited                               (66,475)           (8.57)      (294,700)           (7.63)       (71,250)         (4.78)
                                        ----------     ------------     ----------     ------------    -----------     ----------

Outstanding at end of period             1,390,705     $       8.91        996,605     $       8.38        566,855     $     6.01
                                        ==========     ============     ==========     ============    ===========     ==========

Exercisable at end of period               295,655     $       4.87        117,105     $       3.41              -     $        -

Weighted average fair value
   of options granted during period              -     $       1.55              -     $        .04              -     $        -

     The following table summarizes information about director, officer and employee options outstanding under the Plans at December 31, 2000:

                                                      Weighted
                                                       Average
                                                      Remaining
                      Exercise          Shares       Contractual       Shares
                       Prices        Outstanding         Life        Exercisable
                    -------------    -----------     -----------     -----------
                    $        1.00         67,780            5.32          67,780
                    $        5.00        181,125            6.31         181,125
                    $       10.00      1,141,800            8.94          46,750

Compensation expense has been recognized for the year ended December 31, 1999 in connection with options which were granted with exercise prices less than the fair market value of the common stock of the Company on the date of grant as determined by the board of directors. There were no options granted in 2000 or 1998 with exercise prices less than the fair market value at the date of grant.

RETRACTABLE TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

        Non-employee options

        Options were granted to non-employees during the years ended December 31 as follows:

                                                                          Years Ended December 31,
                                        -----------------------------------------------------------------------------------------
                                                  2000                            1999                           1998
                                        ---------------------------     ---------------------------    --------------------------
                                                         Weighted                        Weighted                       Weighted
                                                         Average                         Average                        Average
                                                         Exercise                        Exercise                       Exercise
                                          Shares           Price          Shares           Price         Shares           Price
                                        ----------     ------------     ----------     ------------    -----------     ----------
   Outstanding at beginning of period      185,500     $       7.54        152,500     $       6.91         67,000     $     2.97
     Granted                               203,200            10.00         75,000            10.00         86,500          10.00
     Exercised                                   -                -              -                -              -              -
     Forfeited                              (7,500)          (10.00)       (42,000)           (9.05)        (1,000)        (10.00)
                                        ----------     ------------     ----------     ------------    -----------     ----------

   Outstanding at end of period            381,200     $       8.80        185,500     $       7.54        152,500     $     6.91
                                        ==========     ============     ==========     ============    ===========     ==========

   Exercisable at end of period             74,000     $       3.84         34,000     $       1.00              -     $        -

   Weighted average fair value
     of options granted during period            -     $       3.19              -     $       1.79              -     $     1.71

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2000, 1999, and 1998: no dividend yield; expected volatility of 30%; risk-free interest rates of 5.9%, 5.9%, and 5.4%, respectively; and expected lives of 10 years, 5.3 years, and 5.3 years, respectively. The expense related to these grants is reflected in periods up to three years, in which services must be completed, for these options to become exercisable. Unearned compensation reflects the portion of the grant that has not yet been charged to operations.

     Warrants

     The Company has an obligation to issue 75,000 warrants in connection with the underwriting of the Series II Class B Stock sales. Ten warrants entitle the holder to purchase one share of Series IV Class B Stock at an exercise price of $1.00 per warrant. These warrants will expire on March 15, 2002.

     In 2000, the Company issued 225 warrants to certain brokers for sales of Series IV Class B Stock. One warrant entitles the holder to purchase one share of Series IV Class B Stock at an exercise price of $10.00 per warrant. As of December 31, 2000, 225 warrants were outstanding, which expire on July 1, 2002.

================================================================================

   No dealer, salesperson or any other person has been authorized by RTI to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and, if given or made, such information or representations may not be relied upon. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of RTI since any of the dates as of which information is furnished or since the date of this Prospectus.

                             ____________________


                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----
Prospectus Summary................................................      3
Risk Factors......................................................      6
A Note About Forward-looking Statements...........................      8
Use of Proceeds...................................................      8
Capitalization....................................................      8
Dilution..........................................................      9
Management's Discussion and Analysis or Plan of Operation.........     10
Description of Business...........................................     14
Description of Property...........................................     21
Management........................................................     21
Executive Compensation............................................     25
Security Ownership of Certain Beneficial Owners and
  Management......................................................     28
Plan of Distribution..............................................     28
Selling Security Holders..........................................     31
Determination of Offering Price...................................     46
Description of Securities.........................................     47
Market for Common Equity and Related Stockholder
  Matters.........................................................     58
Certain Relationships and Related.................................
Transactions......................................................     59
Legal Proceedings.................................................     59
Disclosure of Commission Position on Indemnification
for Securities Act Liabilities....................................     60
Legal Matters.....................................................     60
Accountants.......................................................     60
Experts...........................................................     60
Where to Find Additional Information..............................     60
Financial Statements..............................................     61


   Until May 27, 2001 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when acting as Underwriters.

================================================================================


                               2,000,000 Shares







                        RETRACTABLE TECHNOLOGIES, INC.








                                 Common Stock






                             ____________________

                                  PROSPECTUS

                             ____________________

















                                  May 2, 2001


================================================================================

PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS
                   -----------------------------------------

Indemnification Under the Amended and Restated Bylaws
-----------------------------------------------------

     Our Amended and Restated Bylaws provide that we shall indemnify each of our Directors and Officers to the maximum extent allowed by the Texas Business Corporation Act ("TBCA") for expenses incurred in proceedings where the Officer or Director is a party by reason of holding his position as an Officer or Director subject to not being found liable for negligence or misconduct. Expenses incurred in anticipation of litigation or in settlement of anticipated litigation are also covered. The TBCA permits such indemnification, so long as such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of RTI. Such indemnification may be made only upon a determination by the Board of Directors that such indemnification is proper in the circumstances because the person to be indemnified has met the applicable standard of conduct to permit indemnification under the law. We are also permitted to advance to such persons payment for their expenses incurred in defending a proceeding to which indemnification might apply, provided the recipient provides an undertaking agreeing to repay all such advanced amounts if it is ultimately determined that he or she is not entitled to be indemnified.

Indemnification by Contract
---------------------------

EMPLOYMENT PRACTICES LIABILITY INSURANCE

     We obtained an Employment Practices Liability Insurance Policy ("Employment Policy") from Executive Risk Indemnity Inc. (the "Underwriter" for purposes of this section only) for the policy period August 22, 2000 to 2001. The Employment Policy covers 100% of Losses (damage awards including punitive, interest amounts and settlements but not including civil or criminal fines, most multiple damage awards, costs of bringing RTI into compliance with the American Disabilities Act, non-monetary awards, severance pay, payment of insurance plan benefits, or amounts awarded pursuant to labor arbitration) and Defense Expenses (reasonable legal fees incurred through counsel to the Underwriter). The Underwriter pays for the amount of such liabilities in excess of RTI's retention ($50,000 per claim). We have the option to extend the Employment Policy for an additional two years for an additional premium.

     Generally, the Underwriter has agreed to pay on behalf of the Insureds (RTI, its Officers, Directors, and employees acting in the scope of their duties) 100% of the Defense Expenses and Loss in excess of the retention of $50,000 per claim due from RTI from claims first made against the Insureds during the period from November 28, 1997 for Employment Practices Wrongful Acts occurring subsequent to RTI's incorporation and before expiration of the Employment Policy. No Insured may incur Defense Expenses or settle any Claim without the Underwriter's consent. Furthermore, if the Insured refuses to agree to a settlement negotiated by the Underwriter, the amount of coverage is materially reduced.

     Claims are defined to mean any written notice that a person intends to hold an Insured liable for an Employment Practices Wrongful Act, a judicial or administrative proceeding (including civil and criminal) for such an act or any written request to toll or waive the statute of limitations relating to such judicial or administrative proceeding excepting claims including labor or grievance arbitration pursuant to a collective bargaining agreement. An Employment Practices Wrongful Act is defined to mean any of the following alleged actions (which are all defined in the Employment Policy): 1) Wrongful Termination, 2) Discrimination, 3) Harassment, 4) Retaliation, 5) Workplace Tort, 6) Third Party Discrimination, or 7) Third Party Sexual Harassment. Costs for claims for liability regarding violations of Employee Retirement Income Security Act of 1974 and liability arising out of violation of workers' compensation or unemployment acts are not covered. Such exclusions do not apply to claims based on retaliation for pursuing rights under those acts. The Employment Policy also excludes from coverage costs for claims arising out of bodily injury except the Employment Policy does cover claims for emotional distress resulting from an Employment Practices Wrongful Act. The Employment Policy does not cover claims for non-monetary relief. Furthermore, the Employment Policy does not cover claims arising out of a claim, which was the subject of notice under any prior policy regarding any act for which a supervisor of RTI had knowledge prior to December 28, 1997. This Employment Policy does not cover claims that Insureds are obligated to pay by assumption of another's liability. Finally, the Employment Policy does not cover costs associated with actions in connection with labor disputes or negotiations.

EXECUTIVE LIABILITY INSURANCE POLICY

     We obtained an Executive Liability Insurance Policy from Executive Risk Indemnity Inc. (the "Underwriter for purposes of this section only") for the policy period August 22, 2000 to 2001 (the "Policy Period" for purposes of this section only) (the "Executive Policy"). Coverage per claim begins after payment of the retention amount for any given claim. We owe a retention amount of $0 per Insured Person, $50,000 per Claim for Loss as to which indemnification by RTI is permissible, and $125,000 per Claim for Losses arising out of Securities Claims. No Defense Expenses can be incurred and no settlement of any Claim may be made without the Underwriter's consent. The maximum aggregate liability may be reinstated after exhaustion of all coverage but may only be reinstated once. The reinstated amount shall be only for non-securities based claims. No retention will be paid by RTI in the event Defense Expenses are incurred in connection with a Securities Claim and such claim is dismissed or there is a final judgment of no liability. In the event that we intend to sell securities in a public offering, the Underwriter shall be entitled to impose such terms and limitations of coverage and add such additional premium in its sole discretion that it may require.

     The Executive Policy covers Insured Persons (any past, present, or future Officer or Director and employee (employees are only covered for Securities Claims) of RTI for Loss (Defense Expenses [reasonable legal fees] and judgments and settlements including punitive awards against an Insured Person or that RTI is obligated to pay as a result of any Securities Claim against an Insured Person in excess of the retention amount owed by RTI and except wages, fines, and multiplied portion of damage awards) from Claims (any civil proceedings including appeals commenced by filing of a complaint, any criminal proceeding, any administrative or regulatory proceeding, or any written demand to an Insured describing circumstances likely to give rise to the commencement of any such proceeding) first made during the Policy Period against the Insured Persons for Wrongful Acts except for Loss which RTI pays to the Insured Person in indemnification.

     The Executive Policy provides coverage of RTI for Losses from Claims during the Policy Period against the Insured Persons for Wrongful Acts (misstatement, omission, or breach of duty by an Insured Person or any other matter asserted against an Insured Person solely by reason of his or her status as an Insured Person and any Securities Wrongful Act) which we pay to the Insured Person as indemnification. Furthermore, the Executive Policy provides coverage of Loss from Securities Claims (claims for Securities Activity Wrongful Acts [violation of any securities laws, violation of any law asserted by a shareholder of RTI, or claims arising as a result of any act in connection with the offer and sale or purchase of securities issued by RTI]) made during the Policy Period against us.

     The Executive Policy does not cover Loss for Claims against an Insured Person contributed to in fact by intentional, dishonest or fraudulent act or by the gaining of an Insured of any profit to which they are not entitled. Defense expenses associated with defending such actions, however, are covered. The Executive Policy does not cover any Losses including Defense Expenses for Claims for any alleged bodily sickness, libel, defamation or destruction of tangible property or any threatened exposure, storage, discharge, treatment, removal and related issues regarding smoke, vapors, toxic chemicals or other pollutants or any related regulation. The Executive Policy does not cover: Losses, including Defense Expenses, for Claims 1) based upon any situation or Wrongful Act alleged prior (to November 28, 1997) litigation, 2) any fact which was the subject of notice given under any other policy, 3) any alleged violation of Employee Retirement Income Security Act of 1974 or any similar law, 4) any alleged nuclear or radioactive substance, or 5) the service of an Insured Person as a Director or Officer of any entity other than RTI or a charitable corporation. The Executive Policy does not cover Losses, including Defense Expenses, for Claims by or on behalf RTI excepting derivative actions brought by a security holder and brought independent of solicitation of RTI or an Insured Person or any Claim in the form of a cross-claim for contribution by an Insured Person or any Claim for the alleged wrongful termination of an Insured Person.

EMPLOYMENT AGREEMENT

     Pursuant to a written employment agreement with Thomas J. Shaw, we have agreed to indemnify Thomas J. Shaw for all legal expenses and liabilities incurred with any proceeding involving him by reason of his being an Officer or agent of RTI. We have further agreed to pay reasonable attorney fees and expenses in the event that, in Thomas J. Shaw's sole judgment, he needs to retain counsel or otherwise expend his personal funds for his defense.


                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
                  -------------------------------------------

     The following table sets forth various expenses, which will be incurred in connection with this offering of shares.

               SEC Registration and Filing Fee*            $   27,351
               Federal Taxes                                        0
               States Taxes                                         0
               Listing Fees*                                   51,000
               Legal Fees and Expenses*                       200,000
               Accounting Fees and Expenses*                   90,000
               Printing*                                       90,000
               Transfer Agent Fees                              3,500
               Blue Sky Fees and Expenses                           0
               Miscellaneous*                                  10,000

               Maximum Possible Commissions if selling
                agents used**                              $3,000,000
               TOTAL                                       $  471,851***

               *   Estimated
               ** RTI reserves the right to utilize selling agents and to pay up to 10% of the gross proceeds from the offering. At this time, RTI has not retained selling agents.
               *** Total does not include selling agent commissions.


                    RECENT SALES OF UNREGISTERED SECURITIES
                    ---------------------------------------

     The following discussion outlines all securities sold by us for cash or services rendered during the previous three years. Unless otherwise described, all of the shares sold or granted were issued pursuant to the authority granted by the private offering exemption outlined in Section 4(2) of the Securities Act. None of the below mentioned "sales" were made to more than 35 nonaccredited investors and none were made with a view toward distribution. All shares issued were restricted and contained a Rule 144 legend.

     In 1997, we issued ISOs for the purchase of 1,750 shares of common stock and employee NQSOs for the purchase of 265,700 shares of common stock under the 1996 Incentive Stock Option Plan. We issued NQSOs for the purchase of 100,500 shares under the 1996 Stock Option Plan for Directors and Other Individuals.

     From May 10, 1997, to November 15, 1997, we, with the assistance of Southwest Merchant Group, offered and sold pursuant to Rule 506 of the Securities Act to 131 accredited and 14 nonaccredited investors 1,000,000 shares of Series II Stock at a price of $10 per share for a total payment of $10,000,000. We entered into an agreement with Southwest Merchant Group effective July 16, 1997, whereby Southwest Merchant agreed to provide best efforts to sell up to 1,000,000 shares of Series II Stock. In return we agreed to pay a combined financial advisory, investment banking, and selling commission equal to 5 percent of the value of the shares sold with an option to take, instead of cash, 2 1/2 percent of the gross funds in warrants. Southwest Merchant Group was to receive two warrants for each dollar of compensation owed to Southwest Merchant Group. Each warrant gave Southwest Merchant Group the right to purchase 1/10 of a share of Series IV Stock. $37,500 in compensation was paid to Southwest Merchant Group in the form of cash. RTI has an obligation to issue Southwest Merchant Group 75,000 warrants for the purchase of a total of 7,500 shares of Series IV Stock. No warrants have been exercised and none have expired.

     In 1998, we issued ISOs for the purchase of 182,800 shares of common stock under the 1996 Incentive Stock Option Plan and NQSOs for the purchase of 86,500 shares of common stock under the 1996 Stock Option Plan for Directors and Other Individuals.

     From July 10, 1998, to September 30, 1999, we, with the assistance of Northstar Securities Corporation (and its Colorado affiliate, CCP Management), Asset Allocations Securities Corp., and Ameriprop Inc. ("broker-dealers"), offered and sold pursuant to Rule 506 of the Securities Act to 225 accredited and 21 nonaccredited investors 1,160,200 shares of Series III Stock at a price of $10 per share for a total payment of $11,602,000. We entered into an agreement with the broker-dealers that, in exchange for the best efforts of the broker to sell the shares, the brokers would be entitled to a combined due diligence fee and selling commission equal to 7 percent of the value of each share sold by the brokers. Northstar Securities Corporation was paid $279,580, Asset Allocations Securities Corp. was paid $247,450, and Ameriprop was paid $25,550.

     In 1999 and in connection with an employment agreement, we issued NQSOs for the purchase of 20,000 shares of our common stock under the 1999 Stock Option Plan to Phillip Zweig. Half of the options vest on the 180/th/ day of the agreement (June 10, 2000) and the other half vested on December 11, 2000.

     In 1999, we issued ISOs for the purchase of 451,900 shares and NQSOs for the purchase of 347,550 shares of common stock under the 1999 Stock Option Plan.

     From January 11, 2000, to May 10, 2000, we, with the assistance of Asset Allocations Securities Corp. and Northstar Securities Corporation (and its affiliate), offered and sold 1,133,800 shares of Series IV Stock to 25 accredited and 3 nonaccredited investors pursuant to Rule 506 at a price of $10 per share for a total of $11,338,000. Pursuant to individual Selling Agreements dated March 9, 2000, and March 1, 2000, respectively, warrants for the purchase of 75 and 150 shares of Series IV Stock were issued to Asset Allocations Securities Corp. and Northstar Securities Corporation as partial commissions. Three warrants were issued for each 100 shares sold. Asset Allocations Securities Corp. and Northstar Securities Corporation sold 2,500 and 5,000 shares of Series IV Stock, respectively. Each warrant entitles the holder to purchase one share of the Series IV Stock at an exercise price of $10 per share. The warrants expire on July 1, 2002. Asset Allocations Securities Corp. and Northstar Securities Corporation received $1,750 and $3,500 in cash commissions, respectively.

     In 2000 we issued ISOs for the purchase of 381,575 shares and NQSOs for the purchase of 282,200 shares of common stock under the 1999 Stock Option Plan.

     In 2000 and in connection with an employment agreement, we issued NQSO's for the purchase of 10,000 shares of our common stock under the 1999 Stock Option Plan to Phillip Zweig. These options vest on November 1, 2001.


     In March 2000, we entered into a letter agreement with New Horizons International ("NHI") and Colebrand Limited whereby NHI and Colebrand Limited would provide consulting services regarding marketing advice. In the event they provide us with a contact that resulted in a proposed investment in any amount up to $60 million which terms are acceptable to us in our sole and absolute discretion, NHI was entitled to receive 5 percent of the total amount of capital invested in cash, and Colebrand Limited would receive the issuance of a number and type of securities equal to 2 1/2 percent of the total number and type of securities issued and a warrant for the right to purchase up to an amount of securities equal to 2 1/2 percent of the total number and type of securities sold. This relationship was terminated in early 2000. No shares were issued.

     In April 2000, we issued 245 shares of the Series III Stock to CCP Management, the Colorado affiliate of Northstar Securities, in payment of commissions owed in the amount of $2,450 for assistance in selling the Series III Stock.

     In April 2000, we issued options for the purchase of 25,000 shares of common stock under the 1999 Stock Option Plan to Mr. Wolfgang Buehler in exchange for molding and manufacturing services provided by Magor Molds.

     In April 2000, we issued options for the purchase of 3,333; 3,333; 1,667; and 1,667 shares of common stock under the 1999 Stock Option Plan, respectively, to Mr. Paul Danzinger, Mr. Rod DeLlano, Mr. Daniel Weiss and Mr. Leon Weiss as beneficiaries for the estate of Michael Weiss who provided legal services to RTI.

     In May 2000, we entered into an agreement with Abbott. Pursuant to the Abbott Agreement, Abbott agreed to lend to us, in increments of $1,000,000, an aggregate of up to $5,000,000 at an interest rate of prime plus 1% per year up to the maturity date of June 30, 2005. In consideration, we agreed that any and all principal amounts borrowed could be converted into common stock at a price of $10 per share. As of the date of this Prospectus, we have borrowed $5,000,000 of funds under this Agreement. No common stock has been issued.

     In August 2000, we issued options for the purchase of 5,000 shares of common stock under the 1999 Stock Option Plan to Mr. F. John Deuschle in exchange for his prior service as a Director.

     In August 2000, we issued options for the purchase of 5,000 shares of common stock under the 1999 Stock Option Plan to Mr. John Wilson in exchange for his prior services as a Director.

     In September 2000, we issued a mandatory redemption of 541,500 shares of the Series A Stock pursuant to our rights under the appropriate certificate of designation. According to the provisions of the appropriate certificate of designation, we redeemed 22,000 shares of the Series A Stock for an aggregate price of $37,624 which was equal to the redemption price of $1.70 per share plus accrued and unpaid dividends through the redemption date. Pursuant to the appropriate certificate of designation, shareholders owning any of the certificates selected for redemption were entitled to convert their shares into common stock on a one for one share basis and payment of accrued and unpaid dividends in lieu of being paid the redemption price. Accordingly, 519,500 shares of Series A Stock were converted into 519,500 shares of common stock.

     In October 2000, we issued an Important Notice of Registration of Public Sale of common stock to all holders of the preferred stock in accordance with the requirements of each of the certificates of designation. Pursuant to the rights set forth in the various certificates of designation, the preferred stockholders had the right to give us notice of their desire to have the shares of common stock (attained through conversion of their preferred stock) participate in the registration. Pursuant to these rights, 128 Series A shareholders, 152 Series I shareholders,

119 Series II shareholders, 236 Series III shareholders, and 21 Series IV shareholders converted their preferred shares into shares of common stock on a one for one basis. The Series A shareholders originally purchased their preferred stock for $1 per share. The Series I shareholders originally purchased their shares for $5 per share. Series II shareholders originally purchased their shares for $10 per share. Series III shareholders originally purchased their shares for $10 per share. The Series IV shareholders originally purchased their shares for $10 per share. In exchange for each share of the preferred stock, the shareholders were entitled to one share of common stock plus all dividends accrued through the dates of conversion, which amounts to an aggregate amount of $4,518,335. These accrued dividends will be paid if and when declared by the Board of Directors. An aggregate of 4,846,350 shares of common stock was issued as a result of converting preferred shareholders.


     In November 2000, we issued options for the purchase of 8,000 shares of common stock under the 1999 Stock Option Plan to Ms. Karen Marangi in exchange for legal services.

     In November 2000, we issued options for the purchase of 5,000 shares of common stock under the 1999 Stock Option Plan to Mr. Marwan Saker in exchange for his service as a Director.

     In November 2000, we issued options for the purchase of 2,500 shares of common stock under the 1999 Stock Option Plan to Ms. Victoria Shaw in exchange for her services as a Consultant.

     In November 2000, we issued options for the purchase of 10,000 shares of common stock under the 1999 Stock Option Plan to Dr. Jimmie Shiu in exchange for his service as a Director.

     In November 2000, we issued options for the purchase of 2,000 shares of common stock to Mr. Jonathon Yarowsky under the 1999 Stock Option Plan in exchange for legal services.

     In November 2000, we issued options for the purchase of 5,000 shares of common stock under the 1999 Stock Option Plan to Dr. Edith Zagona in exchange for her services as a Director.

     In November 2000, we issued options for the purchase of 5,000 shares of common stock under the 1999 Stock Option Plan to Mr. Clarence Zierhut in exchange for his services as a Director.

     In connection with a consulting agreement in 2000, we issued NQSOs for the purchase of 61,000 shares of the common stock at an exercise price of $10 per share to Saker Investments.

                                   EXHIBITS
                                   --------

Exhibit No.    Description of Document
------------   -----------------------

3.1 Second Amended and Restated Articles of Incorporation of RTI filed August 14, 2000 *

3.2 Amended and Restated Bylaws of RTI dated as of the 11/th/ day of August 2000 *

4.1            Sample Common Stock certificate *******

4.2 Exhibit A to Second Amended and Restated Articles of Incorporation of RTI filed August 14, 2000 (Certificate of Designation, Preferences, Rights and Limitations of Series A Convertible Preferred Stock of RTI) **

4.3            Sample Series A Convertible Preferred Stock Certificate *******


4.4 Exhibit B to Second Amended and Restated Articles of Incorporation of RTI filed August 14, 2000 (Certificate of Designation, Preferences, Rights, and Limitations of Class B Convertible Preferred Stock of RTI) **

4.5            Sample Series I Class B Convertible Preferred Stock
               Certificate *******

4.6 Exhibit C to Second Amended and Restated Articles of Incorporation of RTI filed August 14, 2000 (Certificate of Designation, Preferences, Rights and Limitations of the Series II Class B Convertible Preferred Stock of RTI)**

4.7            Sample Series II Class B Convertible Preferred Stock
               Certificate *******

4.8 Exhibit D to Second Amended and Restated Articles of Incorporation of RTI filed August 14, 2000 (Certificate of Designation, Preferences, Rights and Limitations of the Series III Class B Convertible Preferred Stock of RTI) **

4.9            Sample Series III Class B Convertible Preferred Stock
               Certificate*******

4.10 Exhibit E to Second Amended and Restated Articles of Incorporation of RTI filed August 14, 2000 (Certificate of Designation, Preferences, Rights and Limitations of the Series IV Class B Convertible Preferred Stock of RTI)**

4.11           Sample Series IV Class B Convertible Preferred Stock
               Certificate*******

4.12 Pages 6 though 10 of as well as exhibits A through E to the Second Amended and Restated Articles of Incorporation of RTI filed August 14, 2000 *

4.13 Pages 1 through 7, and 15 through 19 of the Amended and Restated Bylaws of RTI dated as of the 11th day of August 2000. *

4.14 Form of Southwest Merchant Group Warrant to Purchase 7,500 Shares of Series IV Class B Preferred Stock issued **

4.15 Selling Agreement between RTI and Northstar Securities Corporation dated March 1, 2000 **

4.16 Selling Agreement between RTI and Asset Allocations Securities Corp. dated March 9, 2000 **

4.17 National Marketing and Distribution Agreement between RTI and Abbott Laboratories dated as of May 4, 2000 and Registration Rights Agreement between RTI and Abbott Laboratories dated as of May 4, 2000**** **** (Exhibits 3.1 [Purchase Forecast], 4.2 [Product Specifications], 5.4(b) [Profit Split Example], 9.1 [Forecasted Sales], and Pledged Fixed Asset Listing are redacted subject to a request for confidential treatment.) (See exhibit 10.3) The portions for which confidential treatment have been requested were confidentially filed separately with the Office of the Secretary of the United States Securities and Exchange Commission.

4.18           RTI's 1999 Stock Option Plan**

4.19           1996 Incentive Stock Option Plan of RTI**

4.20           1996 Stock Option Plan for Directors and Other Individuals**

5              Opinion on Legality dated December 22, 2000 ****

10.1 Lock Up Agreement by and between RTI and Thomas J. Shaw dated as of December 3, 2000. ***

10.2 Lock Up Agreement by and between RTI and Lillian E. Salerno dated as of December 4, 2000. ***

10.3 National Marketing and Distribution Agreement between RTI and Abbott Laboratories dated as of May 4, 2000 (Exhibits 3.1 [Purchase Forecast], 4.2 [Product Specifications], 5.4(b) [Profit Split Example], 9.1 [Forecasted Sales], and Pledged Fixed Asset Listing are redacted subject to a request for confidential treatment). The portions for which confidential treatment have been requested were confidentially filed separately with the Office of the Secretary of the United States Securities and Exchange Commission.

10.4 Contract Manufacturing Agreement Between RTI and Nypro Precision Assemblies, Inc. dated as of April 7, 2000 **

Exhibit No.    Description of Document
------------   -----------------------

10.5           Sample United States Distribution Agreement **

10.6           Sample Foreign Distribution Agreement **

10.7 Amended Consulting Agreement between RTI and Lillian E. Salerno dba/MediTrade International dated August 23, 2000*

10.8 Employment Agreement between RTI and Thomas J. Shaw dated as of September 28, 1999 **

10.9 Technology License Agreement between Thomas J. Shaw and RTI dated the 23rd day of June 1995**

10.10 Consulting Agreement by and between RTI and International Export and Consulting dated March 15, 2000 **

10.11 Employment Agreement by and between RTI and Phillip L. Zweig dated effective as of December 13, 2000****

10.12 Escrow Agreement by and between RTI and Texas Bank dated March 15th, 2001 *******

23.1           Consent of Independent Accountants dated May 2, 2001 **** ****


23.2           Consent of Business Valuation Services dated December 22,
               2000****

23.3 Consent of Krage & Janvey, L.L.P. dated December 22, 2000. See Exhibit No. 5 ****

99 Opinion and Report by Business Valuation Services **** **** (Information under line items "Market Served by Abbott", "Market not served by Abbott", "Safety Market Not Served by Abbott", and "Unit Prices" under Exhibits II-1 and II-2"; the information under line items "Abbott Net Unit Cost-Payment to RTI" and "RTI Direct Costs Per Unit" under Exhibit II-3 and under the line items "Sales, Abbott", "Sales, Other U.S.", and "Sales, Intl" under Exhibit II-5 is redacted subject to a request for confidential treatment). The information for which confidential treatment has been requested was separately confidentially filed with the Office of the Secretary of the United States Securities and Exchange Commission.

* Incorporated herein by reference to RTI's Registration Statement on Form 10SB-A filed on October 25, 2000.

** Incorporated herein by reference to RTI's Registration Statement on Form 10SB filed on June 23, 2000.

*** Incorporated herein by reference to RTI's Form 10-QSB filed on November 14, 2000.

****      Incorporated herein by reference to RTI's Form SB-2 filed December 22,
          2000.

***** Incorporated herein by reference to RTI's Registration Statement on Form SB2-A filed on February 9, 2001.

******* Incorporated herein by reference to RTI's Registration Statement on Form SB2-A3 filed on April 27, 2001.

**** **** Filed herewith.

                                 UNDERTAKINGS
                                 ------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, Officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a Director, Officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by our Directors, Officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     We also undertake that we will:

          (a) File, during any period in which we Offer or sell shares, a post-effective amendment to this Prospectus to:

               (i) Include any Prospectus required by section 10(a)(3) of the Securities Act;

               (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of shares offered (if the total dollar value of shares offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "CALCULATION OF REGISTRATION FEE" table in the effective Registration Statement;

               (iii) Include any additional or changed material information on the plan of distribution;

          (b) For determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

          (c) File a post-effective amendment to remove from registration any of the shares that remain unsold at the end of the offering.

                                  SIGNATURES
                                  ----------

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2, and authorized this Prospectus to be signed on its behalf by the undersigned in the city of Little Elm, state of Texas, on May 2, 2001.



                              RETRACTABLE TECHNOLOGIES, INC.
                              (Registrant)

                              By:  /s/ Thomas J. Shaw
                                 --------------------------------------------
                                 THOMAS J. SHAW
                                 CHAIRMAN, PRESIDENT, AND
                                 CHIEF EXECUTIVE OFFICER

     In accordance with the requirements of the Securities Act of 1933, as amended, this Prospectus has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                           TITLE                                                              DATE
/s/ Steven R. Wisner                Executive Vice President, Engineering & Production                 4/27/2001
-----------------------
Steven R. Wisner                    and Director


/s/ Russell B. Kuhlman              Vice President, New Markets and Director                           4/27/2001
-----------------------
Russell B. Kuhlman

/s/ Douglas W. Cowan                Chief Financial Officer, Treasurer, and Director                   4/27/2001
-----------------------
Douglas W. Cowan

/s/ Lillian E. Salerno              Director                                                           4/27/2001
-----------------------
Lillian E. Salerno

/s/ Jimmie Shiu                     Director                                                           4/27/2001
-----------------------
Jimmie Shiu, M.D.

/s/ Clarence Zierhut                Director                                                           4/27/2001
-----------------------
Clarence Zierhut

/s/ Marwan Saker                    Director                                                           4/27/2001
-----------------------
Marwan Saker

/s/ Edith A. Zagona                 Director                                                           4/27/2001
-----------------------
Edith A. Zagona
